PURCHASE AND SALE AGREEMENT
BY AND BETWEEN
NAVAJO TRANSITIONAL ENERGY COMPANY, LLC,
a Navajo Nation limited liability company,
and
4C ACQUISITION, LLC,
a Delaware limited liability company

Dated as of June 29, 2018

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS

1.1	Defined Terms

1.2	Index of Other Defined Terms

1.3	Interpretation
ARTICLE 2 PURCHASE AND SALE OF ASSETS

2.1	Transfer of Assets

2.2	Excluded Assets

2.3	Assumption of Liabilities

2.4	Excluded Liabilities
ARTICLE 3 CLOSING

3.1	Closing

3.2	Purchase Price

3.3	Post-Closing Adjustments

3.4	Payment

3.5	Allocation of Purchase Price

3.6	Prorations

3.7	Deliveries by Seller

3.8	Deliveries by Purchaser

3.9	Facilities Contracts
ARTICLE 4 REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLER

4.1	Organization and Existence

4.2	Execution, Delivery and Enforceability

4.3	No Violation

4.4	Compliance with Laws

4.5	Permits, Licenses, Etc.

4.6	Litigation

4.7	Title

4.8	Brokers

4.9	Taxes

4.10	Environmental Matters
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF PURCHASER

5.1	Organization and Existence

5.2	Execution, Delivery and Enforceability

5.3	No Violation

5.4	Compliance with Laws

5.5	Litigation

5.6	Brokers

5.7	Investigation

5.8	“AS IS” SALE
ARTICLE 6 COVENANTS OF EACH PARTY

6.1	Efforts to Close; Conduct Pending Closing

6.2	Consents and Approvals

6.3	Tax Matters

6.4	Risk of Loss

6.5	Cooperation Relating to Insurance

6.6	Reasonable Cooperation

6.7	Exclusivity

6.8	Post Closing – Further Assurances

6.9	Post Closing – Information and Records

6.10	Waiver of Sovereign Immunity

6.11	Financial Assurances/Return on Equity/True-up Payments

6.12	Pension and OPEB Liabilities
ARTICLE 7 INDEMNIFICATION

7.1	Indemnification by Seller

7.2	Indemnification by Purchaser

7.3	Notice of Claim

7.4	Defense of Third Party Claims

7.5	Control of Litigation

7.6	Direct Claim Procedures

7.7	Cooperation

7.8	Mitigation and Limitation on Claims

7.9	Exclusivity
ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AT THE CLOSING

8.1	Compliance with Provisions

8.2	Injunction

8.3	Required Regulatory Approvals

8.4	Representations and Warranties

8.5	Officer’s Certificate

8.6	Liens

8.7	Seller’s Required Consents

8.8	FERC

8.9	No Termination
ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AT THE CLOSING

9.1	Compliance with Provisions

9.2	Injunction

9.3	Approvals

9.4	Representations and Warranties

9.5	Officer’s Certificate

9.6	No Termination

9.7	Purchaser’s Required Consents

9.8	FERC

9.9	Consent Decree

9.10	Credit Assurances
ARTICLE 10 TERMINATION

10.1	Rights To Terminate

10.2	Effect of Termination

10.3	Specific Performance; Limitation of Damages
ARTICLE 11 MISCELLANEOUS AGREEMENTS AND ACKNOWLEDGMENTS

11.1	Expenses

11.2	Entire Document

11.3	Amendment and Waiver

11.4	Schedules

11.5	Counterparts

11.6	Severability

11.7	Assignability

11.8	Captions

11.9	Governing Law

11.10	Dispute Resolution

11.11	Notices

11.12	Time is of the Essence

11.13	No Third Party Beneficiaries

11.14	No Joint Venture

11.15	Construction of Agreement

11.16	Conflicts

11.17	Survival

Schedules
1.1.39(a)    “Seller’s Officers, Employees, and Knowledgeable Persons”
1.1.39(b)    “Purchaser’s Officers, Employees and Authorized Agents”
1.1.48    “Retirement and Post-Retirement Plans”
1.1.56    “Purchaser’s Required Consents”
1.1.57    “Purchaser’s Required Regulatory Approvals”
1.1.65    “Seller’s Required Consents”
1.1.66    “Seller’s Required Regulatory Approvals”
2.1(b)    “Leased Property”
2.1(c)    “Rights-of-Way/Easements and Water Rights”
2.1(h)    “Facilities Contracts”
2.1(q)    “Miscellaneous Assets”
2.2(a)    “Excluded Assets”
3.6(a)(ii)    “Operating and Maintenance Expense Pro-Rations”
4.7    “Title”
4.10    “Environmental Matters”

Exhibits:

Exhibit A	Assignment and Assumption Agreement

Exhibit B	Bill of Sale

Exhibit C	Landfill

Exhibit D	Lease Assignment

Exhibit E	Credit Agreement

Exhibit F	Secured Promissory Note

Exhibit G	Collateral Assignment and Security Agreement

PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of June 29, 2018 (the “Execution Date”), by and between NAVAJO TRANSITIONAL ENERGY COMPANY, LLC, a Navajo Nation limited liability company (“Purchaser”), and 4C ACQUISITION, LLC, a Delaware limited liability company (“Seller”).
BACKGROUND
A.El Paso Electric Company, a Texas corporation (“EPE”), owned a seven percent (7%) ownership interest (the “EPE Interest”) in Units 4 and 5 at the fossil fuel generating facility known as the Four Corners Power Plant pursuant to the Facilities Co-Tenancy Agreement (as defined herein).
B.EPE notified Arizona Public Service Company (“APS”) that EPE would cease its participation in the operation of the Four Corners Power Plant when the 50 year Facilities Contracts (as defined herein) expired by their terms on July 6, 2016.
C.In connection with the decision of the other Facilities Owners (as defined herein) to continue operating the Four Corners Power Plant after the scheduled expiration of the Facilities Contracts, APS and EPE entered into that certain Purchase and Sale Agreement, dated February 17, 2015 (the “EPE Interest Purchase Agreement”). On July 6, 2016, EPE, APS and Seller entered into an Amendment Agreement, pursuant to which, among other things, APS assigned the EPE Interest Purchase Agreement to Seller, and Seller assumed all of the obligations as purchaser thereunder as if Seller was originally named therein (the “Amendment”). Seller thereafter acquired the EPE Interest on July 6, 2016.
D.Seller has agreed to sell, and Purchaser has agreed to purchase, the EPE Interest on the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS

1.1    Defined Terms. The following terms when used in this Agreement (or in the Schedules and Exhibits to this Agreement) with initial letters capitalized have the meanings set forth below:
1.1.1    2016 Coal Supply Agreement. “2016 Coal Supply Agreement” means the Four Corners 2016 Coal Supply Agreement dated as of December 30, 2013 by and among Navajo Mine Coal Company, LLC (as predecessor by merger to Purchaser), APS, Public Service Company of New Mexico, Salt River Project Agricultural and Improvement District, and Tucson Electric

Power Company, as amended by Amendment No. 1 to Four Corners 2016 Coal Supply Agreement, dated as of June 30, 2016. Seller became a party to the 2016 Coal Supply Agreement by Amendment 1 thereto.
1.1.2    Affiliate. “Affiliate” of a Person means any other Person that (a) directly or indirectly controls the specified Person; (b) is controlled by or is under direct or indirect common control with the specified Person; or (c) is an officer, director, employee, representative or agent or subsidiary of the Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management or policies of the specified Person, directly or indirectly, whether through the ownership of voting securities, partnership or limited liability company interests, by contract or otherwise.
1.1.3    Agreement. “Agreement” means this Purchase and Sale Agreement, together with the Schedules and Exhibits hereto.
1.1.4    Amended and Restated 2016 Coal Supply Agreement. “Amended and Restated 2016 Coal Supply Agreement” means the Amended and Restated Four Corners 2016 Coal Supply Agreement, dated as of June 29, 2018, but effective as of July 1, 2018 by and among Purchaser, APS, Public Service Company of New Mexico, Salt River Project Agricultural and Improvement District, and Tucson Electric Power Company.
1.1.5    Ancillary Agreements. “Ancillary Agreements” means the Credit Agreement, the Note, the Collateral Assignment, the Intercreditor Agreement, the Lease Assignment, the Bill of Sale, the Assignment and Assumption Agreement, and any other agreement to be executed and delivered by the Parties under this Agreement, and for Purchaser also includes counterparts to the Facilities Contracts Purchaser will be required to execute at the Closing.
1.1.6    Arbitration. “Arbitration” means the American Arbitration Association arbitration styled Navajo Transitional Energy Co., L.L.C., v. Arizona Public Service Co., et al., Case No. 01-17-0003-4505.
1.1.7    Article. “Article” means a numbered article of this Agreement. An Article includes all the numbered sections of this Agreement that begin with the same number as that Article.
1.1.8    Assignment and Assumption Agreement. “Assignment and Assumption Agreement” means the assignment and assumption agreement between Seller and Purchaser in the form attached to this Agreement as Exhibit A, to be delivered at the Closing and pursuant to which Seller shall assign to Purchaser all of Seller’s right, title and interest in and to the Facilities Contracts, certain intangible assets and certain other Assets, and Purchaser shall accept such assignments and assume the Assumed Liabilities.
1.1.9    Bill of Sale. “Bill of Sale” means the bill of sale from Seller to Purchaser in the form attached to this Agreement as Exhibit B, to be delivered at the Closing.

1.1.10    Business Day. “Business Day” means a day other than Saturday, Sunday or a day on which banks are legally closed for business in the State of Arizona.
1.1.11    Capital Expenditure. “Capital Expenditure” means any additions to or replacements of property, plant and equipment in accordance with any of the Facilities Contracts.
1.1.12    Code. “Code” means the Internal Revenue Code of 1986, as amended.
1.1.13    Collateral Assignment. “Collateral Assignment” means the collateral assignment and security agreement from Purchaser to Seller to be delivered at the Closing in the form attached to this Agreement as Exhibit G and securing payment of the Note.
1.1.14    Commercially Reasonable Efforts. “Commercially Reasonable Efforts” means efforts by a reasonable Person in the position of a Party which are designed to enable a Party to satisfy a condition to, or otherwise assist in the consummation of, the transactions contemplated by, or to perform its obligations under, this Agreement and which do not require the performing Party to expend any funds or assume liabilities other than expenditures and liabilities which are customary and reasonable in nature and amount for transactions like those contemplated by this Agreement.
1.1.15    Consent Decree. “Consent Decree” means that certain Consent Decree, dated August 17, 2015, that settled litigation pending in the United States District Court for the District of New Mexico alleging violations of (a) the Prevention of Significant Deterioration provisions of Part C of Subchapter I of the Clean Air Act (“CAA”), 42 U.S.C. §§ 7470-7492 and the regulations promulgated thereunder as set forth at 40 C.F.R. § 52.21; (b) Section 111 of the CAA, 42 U.S.C. § 7411 and the regulations promulgated thereunder as set forth at 40 C.F.R. § 60.14; and (c) the requirements of Title V of the CAA, 42 U.S.C. §§ 7661-7661f.
1.1.16    Credit Agreement. “Credit Agreement” means the credit agreement between Purchaser and Seller for the financing of the Purchase Price, in the form attached to this Agreement as Exhibit E, including the Note and the Collateral Assignment to be delivered at the Closing.
1.1.17    Decommissioning Report. “Decommissioning Report” means that certain Four Corners Power Plant Decommissioning Cost Estimate, issued December 19, 2014, by Shaw Environmental Inc., a CB&I Company, establishing the basis for the estimated decommissioning costs for the Plant as of July 6, 2016.
1.1.18    Effective Date. “Effective Date” means either June 30, 2018 at 12:01 a.m., Fruitland, New Mexico prevailing time, if the Closing Date is on or prior to such date, or the Closing Date, if the Closing Date is after June 30, 2018.
1.1.19    Emission Allowance. “Emission Allowance” means an authorization to emit one specified unit of pollutant or Hazardous Substance from the Assets, which units are established by the Governmental Authority with jurisdiction over the Assets under (a) an air pollution control and emission reduction program designed to mitigate interstate or intrastate transport of air pollutants, (b) a program designed to mitigate environmental impairment of surface waters, watersheds, or groundwater or (c) any pollution reduction program with a similar purpose. Emission Allowances include allowances, as described above, including credits, regardless of whether the Governmental Authority establishing such allowances designates such allowances by a name other than “allowances.” Except as specifically addressed in Section 2.2(k) with respect to SO2 Emission Allowances, the amount of the Emission Allowances shall be all Emission Allowances granted to the Facilities or to Seller as a result of its ownership interests in the Facilities and in existence and not consumed as of the Execution Date, or subsequently authorized in respect of the Assets, reduced by the Emission Allowances consumed in the operation of the Facilities between the Execution Date and the Effective Date in the ordinary course of business.
1.1.20    Encumbrances. “Encumbrances” means any and all mortgages, pledges, claims, liens, interest, security interests, conditional and installment sales agreements, easements, activity and use restrictions and limitations, exceptions, rights-of-way, deed restrictions, defects of title, encumbrances, and charges of any kind.
1.1.21    Environment. “Environment” means all soil, real property, air, water (including surface waters, streams, ponds, drainage basins, washes and wetlands), groundwater, water body sediments, drinking water supply, stream sediments or land (including land surface or subsurface strata), fish, plants, wildlife and other biota or other environmental medium or natural resource.
1.1.22    Environmental Condition. “Environmental Condition” means the presence, Release or threatened Release to the Environment of Hazardous Substances, including any migration of Hazardous Substances through the Environment, at, to or from the Facilities or the Facilities Switchyard or the Navajo Mine regardless of when such presence, Release or threatened Release occurred or is discovered.
1.1.23    Environmental Laws. “Environmental Laws” means all federal, state, local and tribal civil and criminal laws (including common law), statutes, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders relating to the Environment or human health and welfare, as the same may be amended or adopted, including, without limitation, those relating to Releases or threatened Releases to the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, threatened Release, transport, disposal or handling of Hazardous Substances, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Oil Pollution Act (33 U.S.C. Sec. 2701 et seq.), the Safe Drinking Water Act (42 U.S.C. Secs. 300f through 300j), the Occupational Safety and Health Act (29 U.S.C. Sec. 651 et seq.), or any similar laws of any Governmental Authority having jurisdiction over the site at which the Assets are located or otherwise applicable to the Assets.

1.1.24    Exhibits. “Exhibits” means the exhibits to this Agreement.
1.1.25    Facilities. “Facilities” means the “Four Corners Project,” as that term is defined in the Facilities Co-Tenancy Agreement, as well as those facilities defined by the following terms in the Facilities Co-Tenancy Agreement, to the extent they relate to the Four Corners Project, and to the extent such facilities exist, as of the Closing Date: “Existing New Facilities,” “Existing Related Facilities,” “Future New Facilities,” and “Future Related Facilities.”
1.1.26    Facilities Co-Tenancy Agreement. “Facilities Co-Tenancy Agreement” means that certain Four Corners Project Co-Tenancy Agreement executed as of July 19, 1966, by and among the Facilities Owners, as the same may be amended to the Closing Date.
1.1.27    Facilities Insurance Policies. “Facilities Insurance Policies” means all insurance policies carried by or for the benefit of the Facilities Owners with respect to the ownership, operation or maintenance of the Facilities or the Facilities Switchyard, including all liability, property damage, self-insurance arrangements, retrospective assessments and business interruption policies in respect thereof.
1.1.28    Facilities Lease. “Facilities Lease” means the Indenture of Lease dated December 1, 1960, between the Navajo Tribe of Indians and the Facilities Owners, as amended, supplemented and revised by the Supplemental and Additional Indenture of Lease executed as of July 6, 1966, between the Navajo Tribe of Indians and the Facilities Owners, as the same has been and may be further amended to the Closing Date.
1.1.29    Facilities Operating Agreement. “Facilities Operating Agreement” means that certain Four Corners Project Operating Agreement entered into as of May 15, 1969, by and among the Facilities Owners, as the same has been and may be further amended to the Closing Date.
1.1.30    Facilities Owner. “Facilities Owner” means each Person who, as of the relevant time, is a “Participant” under the Facilities Co-Tenancy Agreement, which, as of the date of this Agreement, means Seller, APS, Public Service Company of New Mexico, Salt River Project Agricultural Improvement and Power District and Tucson Electric Power Company, in each case in such Person’s capacity as a “Participant”.
1.1.31    Facilities Switchyard. “Facilities Switchyard” means the 500 kV and 345 kV switchyards located at and adjacent to the Facilities.
1.1.32    FERC. “FERC” means the Federal Energy Regulatory Commission as established by the Department of Energy Organization Act of 1977, 42 U.S.C. § 7171, as amended, or its regulatory successor, as applicable.
1.1.33    FIRPTA Certificate. “FIRPTA Certificate” means the Foreign Investment in Real Property Tax Act Certificate of Seller, to be delivered at the Closing.

1.1.34    Four Corners Financial Assurance Policy. “Four Corners Financial Assurance Policy” means the policy set forth as Exhibit 1 to Amendment No. 16 to the Facilities Operating Agreement.
1.1.35    Governmental Authority. “Governmental Authority” means any federal, state, local or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; any court or governmental tribunal; and any Tribal Authority; but does not include Purchaser, Seller, any Affiliate of Seller, or any of their respective successors in interest or any owner or operator of the Assets (if otherwise a Governmental Authority).
1.1.36    Hazardous Substances. “Hazardous Substances” means (a) any petroleum, asbestos, urea formaldehyde foam insulation and/or transformer or other equipment that contains polychlorinated biphenyls, (b) any chemical, material or substance defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “toxic pollutants,” “contaminants,” “pollutants” or “hazardous air pollutants,” or words of similar meaning and regulatory effect, under any environmental Law, and/or (c) any other chemical, material or substance that is listed or regulated under any environmental Law because it poses a hazard to human health or welfare or the Environment.
1.1.37    Income Tax. “Income Tax” means any Tax imposed by any Governmental Authority (a) based upon, measured by or calculated with respect to gross or net income, profits or receipts (including municipal gross receipt Taxes, capital gains Taxes and minimum Taxes) or (b) based upon, measured by or calculated with respect to multiple bases (including corporate franchise Taxes) if one or more of such bases is described in clause (a), in each case together with any interest, penalties or additions attributable to such Tax.
1.1.38    Independent Accounting Firm. “Independent Accounting Firm” means such nationally recognized, independent accounting firm as is mutually appointed by Seller and Purchaser for purposes of this Agreement.
1.1.39    Intercreditor Agreement. “Intercreditor Agreement” has the meaning given to that term in the Credit Agreement.
1.1.40    Knowledge. The term “Knowledge” or similar phrases in this Agreement means: (a) in the case of Seller, the extent of the actual and current knowledge of Seller’s officers, employees, and knowledgeable persons listed in Schedule 1.1.39(a) at the Execution Date (or, with respect to the certificate delivered pursuant to Section 8.5, the date of delivery of the certificate) without any implication of verification or investigation concerning such knowledge; or (b) in the case of Purchaser, the extent of the actual and current knowledge of Purchaser’s officers, employees and authorized agents listed in Schedule 1.1.39(b) at the Execution Date (or, with respect to the certificate delivered pursuant to Section 9.5, the date of delivery of the certificate) without any implication of verification or investigation concerning such knowledge.

1.1.41    Landfill. “Landfill” means that certain landfill as identified in the sections labeled “LANDFILL” on the map attached as Exhibit C hereto.
1.1.42    Laws. “Laws” means all federal, state, local and tribal civil and criminal laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders.
1.1.43    Lease Assignment. “Lease Assignment” means an assignment and assumption of interest in lease agreement in the form attached hereto as Exhibit D, pursuant to which Seller will convey all its right, title and interest in the real property Assets to Purchaser under this Agreement, subject to Permitted Encumbrances.
1.1.44    Navajo Mine. “Navajo Mine” means the coal mine located on the Navajo Nation property that is owned by Purchaser and that supplies coal to the Facilities.
1.1.45    Net Book Value. “Net Book Value” means the net amount set forth on the books of Seller for the EPE Interest on the Closing Date as determined in accordance with U.S. generally accepted accounting principles.
1.1.46    Note. “Note” means a secured promissory note in the form attached hereto as Exhibit F, evidencing Purchaser’s obligation to pay the Purchase Price to Seller.
1.1.47    Operating Agent. “Operating Agent” means Arizona Public Service Company, as operating agent under the Facilities Co-Tenancy Agreement and the Facilities Operating Agreement, or its successor in interest.
1.1.48    Party. “Party” means either Seller or Purchaser, as the context requires; “Parties” means, collectively, Seller and Purchaser.
1.1.49    Pension and OPEB Liabilities. “Pension and OPEB Liabilities” means the pension plan accumulated benefit obligation (ABO) and the post-retirement benefit obligation (APBO) for the Operating Agent and its Affiliates with respect to its retirement and post-retirement plans listed on Schedule 1.1.48 determined in accordance with Statement of Financial Accounting Standards No. 87 (FAS 87), Statement of Financial Accounting Standards No. 106 (FAS 106) and Accounting Standards Codification 715, as amended.
1.1.50    Permitted Encumbrances. “Permitted Encumbrances” means (a) liens for Property Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens, encumbrances or title imperfections with respect to the Assets created by or resulting from the acts or omissions of Purchaser or Operating Agent, (c) liens, charges, claims, pledges, security interests, equities and encumbrances arising under the Facilities Contracts, or which will be and are discharged or released either prior to, or simultaneously with, the Closing, (d) the Assumed Liabilities, and (e) liens, charges, claims, pledges, security interests, equities and encumbrances that do not apply only and exclusively to the interest of Seller but that also constitute liens, charges, claims, pledges, security interests, equities or encumbrances upon the interests of the other Facilities Owners in common and/or the Operating Agent, as agent for any of the Facilities

Owners and that individually, or in the aggregate, are not materially adverse to the operations or physical condition of the Facilities and the Facilities Switchyard, taken as a whole.
1.1.51    Person. “Person” means an individual, partnership, joint venture, corporation, limited liability company, trust, association or unincorporated organization, or any Governmental Authority.
1.1.52    Plant. “Plant” means the fossil fuel generating facility known as the Four Corners Power Plant.
1.1.53    Post-Closing Actions. “Post-Closing Actions” means actions of or on behalf of the then Facility Owners on or after the Closing Date involving the Facilities that (a) are not in the ordinary course of business, (b) do not involve the shutdown or closure of the Facilities in accordance with applicable Laws, and (c) relate to the Landfill.
1.1.54    Pre-Closing Tax Period. “Pre-Closing Tax Period” means (a) any Tax period ending before the Effective Date and (b) with respect to a Tax period that begins before but ends on or after the Effective Date, the portion of such period before the Effective Date.
1.1.55    Property Tax. “Property Tax” means any Tax resulting from and relating to the assessment of real or personal property or a possessory interest in real or personal property by any Governmental Authority.
1.1.56    Purchaser. “Purchaser” has the meaning set forth in the introductory paragraph of this Agreement.
1.1.57    Purchaser’s Required Consents. “Purchaser’s Required Consents” means all consents specified in Schedule 1.1.56, which include the consent of any Person (other than a Governmental Authority) necessary for Purchaser’s consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
1.1.58    Purchaser’s Required Regulatory Approvals. “Purchaser’s Required Regulatory Approvals” means all approvals specified in Schedule 1.1.57, which include the approval by any Governmental Authority with general regulatory authority over Purchaser or the business and assets represented by the Assets and whose approval is required for Purchaser’s consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
1.1.59    Reclamation Report. “Reclamation Report” means the Navajo Mine 2016 Final Reclamation & Closure Plan Cost Estimate, dated December 2014, Project No. 1414309, prepared by Golder Associates Inc. (formerly known as Marston & Marston, Inc.), establishing the basis for the estimated reclamation costs for the Navajo Mine as of July 6, 2016.
1.1.60    Release. “Release” means any release, spill, leak, discharge, disposal of, pumping, pouring, emitting, emptying, injecting, leaching, dumping, depositing, dispersing, escaping or migration of a Hazardous Substance into, onto or through the Environment or within any building, structure, facility or fixture, including the abandonment or discarding of Hazardous Substances in barrels, drums, or other containers.
1.1.61    Remediation. “Remediation” means any action of any kind to address an Environmental Condition or Release or threatened Release or the presence of Hazardous Substances on or in the Environment relating to the Facilities, the Facilities Switchyard, the Navajo Mine or any other location at which Hazardous Substances or non-hazardous substances or materials generated or originating at the Facilities were transported, stored or disposed of, including the following: (a) monitoring, investigation, treatment, cleanup, containment, remediation, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such work; (c) preparing and implementing any plans or studies for such work; (d) obtaining a written notice from a Governmental Authority with jurisdiction under applicable Environmental Laws that no material additional work is required by such Governmental Authority; (e) any response to or preparation for, any inquiry, order, hearing or other proceeding by or before any Governmental Authority with respect to any such Environmental Condition, Release or threatened Release or presence of Hazardous Substances, and (f) any other activities reasonably determined by the Operating Agent of the Facilities or the Facilities Switchyard, as applicable, to be necessary or required under Environmental Laws to address an Environmental Condition, the presence, Release or threatened Release of Hazardous Substances on or in the Environment at the Facilities, the Facilities Switchyard, the Navajo Mine or any other location at which Hazardous Substances or non-hazardous substances or materials generated or originating at the Facilities were transported, stored or disposed of.
1.1.62    Schedules. “Schedules” means the schedules to this Agreement.
1.1.63    Section. “Section” means a numbered section of this Agreement included within the Article that begins with the same number as that section.
1.1.64    § 323 Grants. “§ 323 Grants” means one or more grants of rights-of-way and easements under the Act of February 5, 1948 (62 Stat. 17, 18, 25 U.S.C. § 323-328), the Act of March 3, 1879 (20 Stat. 394, 5 U.S.C. § 485), as amended, and the Acts of July 9, 1832, and July 27, 1868 (4 Stat. 564, 15 Stat. 228. 25 U.S.C. § 2) and such regulations promulgated thereunder, as are applicable, including 25 C.F.R. § 1.2 and 25 C.F.R. Part 169 granted to the Facilities Owners pursuant to the Facilities Lease.
1.1.65    Seller. “Seller” has the meaning set forth in the introductory paragraph of this Agreement.
1.1.66    Seller’s Required Consents. “Seller’s Required Consents” means all consents specified in Schedule 1.1.65 and consents of any Person (other than a Governmental Authority) necessary for Seller’s consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.
1.1.67    Seller’s Required Regulatory Approvals. “Seller’s Required Regulatory Approvals” means all approvals specified in Schedule 1.1.66, which include the approval of any Governmental Authority with general regulatory authority over Seller or the business and assets represented by the Assets and whose approval is required for Seller’s consummation of the transaction contemplated by this Agreement and the Ancillary Agreements.
1.1.68    Tax. “Tax” means any federal, Tribal Authority, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, transactional, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not, including, without limitation, any item for which liability arises as a transferee or successor-in-interest.
1.1.69    Tax Return. “Tax Return” means any return, report, information return, declaration, claim for refund, or other document, together with all amendments and supplements thereto (including all related or supporting information), required to be supplied to any Governmental Authority responsible for the administration of Laws governing Taxes.
1.1.70    Third Party Claim. “Third Party Claim” means a claim by a Person that is not a member of the Seller Group or the Purchaser Group, including any claim for the costs of conducting Remediation or seeking an order or demanding that a Person undertake Remediation.
1.1.71    Transferable Permits. “Transferable Permits” means all those permits relating to the Facilities or the Facilities Switchyard (and all applications pertaining thereto) relating to the EPE Interest which are transferable under applicable law from Seller to Purchaser with or without a filing with, notice to, or consent or approval of any Governmental Authority.
1.1.72    Transfer Tax. “Transfer Tax” means any sales Tax, transaction privilege Tax, transaction Tax, conveyance fee, recording fee, use Tax, stamp Tax, stock transfer Tax or other similar Tax, including any related penalties, interest and additions thereto.
1.1.73    Tribal Authority. “Tribal Authority” means any sovereign nation recognized by the United States government, federally recognized Indian tribe, or any governmental subdivision, agency, department, or instrumentality thereof with the authority to administer and collect tribal Taxes, administer and enforce tribal laws and administer and enforce tribal agency processes. For the avoidance of doubt, “Tribal Authority” shall include the Navajo Nation.
1.2    Index of Other Defined Terms.

Defined Term	Section
AAA	11.10(c)
Agreement to Provide Financial Assurance	6.11(b)
Allocation	3.5
Amendment	Recital C
Applicable Tax Law	3.5

APS	Recital B
Arbitration Notice	11.10(c)(i)
Assets	2.1
Assumed Liabilities	2.3
BAT	3.6(c)
Calendar Year 2016 True-Up Payment	6.11(e)
Calendar Year 2017 True-Up Payment	6.11(e)
Calendar Year 2018 True-Up Payment	6.11(e)
Claimant	11.10(c)(i)
Closing	3.1
Closing Date	3.1
Damages	7.1(a)
Decommissioning	2.3(e)
EPE	Recital A
EPE Interest	Recital A
EPE Interest Purchase Agreement	Recital C
Excluded Assets	2.2
Excluded Claims	2.2(h)
Excluded Liabilities	2.4
Execution Date	Preamble
Facilities Contracts	2.1(h)
Facilities Documents	2.1(j)
Facilities Permits	2.1(i)
Final Allocation	3.5
Final Pre-Closing Allocation	3.5
Financial Assurance	6.11(a)
Fuel Inventory	2.1(e)
Indemnifiable Claim	7.8
Indemnitee	7.3
Indemnitor	7.3
Inventory	2.1(f)
Landfill Obligations	2.4(d)
Leased Property	2.1(b)
Navajo Consent	6.2(c)
New ROW	6.2(c)
Notice of Claim	7.3
Owned Real Property	2.1(a)
Pinnacle West	3.7(k)
PIT	3.6(c)
Post-Closing Adjustment	3.3
Post-Closing Environmental Liabilities	2.3(b)
Post-Closing Statement	3.3
Pre-Closing Environmental Liabilities	2.3(c)

Proposed Post-Closing Adjustment	3.3
Purchase Price	3.2
Purchaser Claims	7.1(a)
Purchaser Group	7.1(a)
Reclamation	2.3(f)
Respondent	11.10(c)(i)
ROW Consent	6.2(c)
Seller Claims	7.2(a)
Seller Group	7.2(a)
Seller Permits	4.5
SO2 Emission Allowances	2.2(k)
Side Letter	6.12
Target ROE	6.11(e)
Tax Settlement Agreement	3.6(c)
Transferred Transmission Facilities	2.1(p)
Tribal Payments	3.6(c)
True-Up Payment	6.11(e)
1.3    Interpretation. In this Agreement, unless a clear contrary intention appears:
(a)    the singular number includes the plural number and vice versa;
(b)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;
(c)    reference to any gender includes each other gender;
(d)    reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;
(e)    reference to any Article, Section, Schedule or Exhibit means such Article, Section, Schedule or Exhibit to this Agreement, and references in any Article, Section, Schedule, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Exhibit or definition;
(f)    “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;
(g)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(h)    relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;”

(i)    reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; and
(j)    any agreement, instrument, insurance policy, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance, policy, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein.
ARTICLE 2
PURCHASE AND SALE OF ASSETS
2.1    Transfer of Assets. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, Seller will sell, convey, assign, transfer and deliver to Purchaser, and Purchaser will purchase and acquire from Seller, all of Seller’s interest in the Facilities and the Facilities Switchyard, including Seller’s undivided interest therein as a tenant in common, which Seller owns or to which Seller has rights by reason of any of the Facilities Contracts, free and clear of all Encumbrances other than Permitted Encumbrances, including, without limitation, Seller’s interest in the following, but excluding all Excluded Assets (collectively, the “Assets”):
(a)    Real Property Rights. The parcels of real property (or interests therein), if any, owned by Seller, or by the Operating Agent on behalf of Seller, as one of the Facilities Owners, relating to the Facilities or the Facilities Switchyard, together with all buildings, facilities and other improvements thereon and all appurtenances thereto, including all construction work in process (the “Owned Real Property”);
(b)    Leased Real Property. The real property leasehold estates and the related lease or sublease agreements, if any, related to the Facilities or the Facilities Switchyard, together with all buildings, fixtures and real property improvements thereon and thereto, including all construction work in process (the “Leased Property”), including, without limitation, the items set forth on Schedule 2.1(b);
(c)    Rights-of-Way/Easements and Water Rights. All rights-of-way, easements, grants and privileges (including all water rights) appurtenant to the Owned Real Property or the Leased Property, including, without limitation, the items set forth on Schedule 2.1(c);
(d)    Equipment. All machinery, mobile or otherwise, equipment (including computer hardware and software and communications equipment), vehicles, tools, fixtures, furniture and furnishings, and other tangible personal property that (i) are not Inventory, (ii) are licensed, owned or leased by Seller, or the Operating Agent, on behalf of the Facilities Owners or on behalf of Seller, as one of the Facilities Owners, as of the Closing, and (iii) are related to, used, or useful in the operation of the Facilities or the Facilities Switchyard, or are typically located at the Facilities, the Facilities Switchyard, the Navajo Mine or other locations or facilities which are owned, operated, maintained or under the control of the Operating Agent. For the avoidance of doubt, the equipment described herein specifically includes Seller’s undivided interest in all of the foregoing as have been acquired in connection with the Facilities and the Facilities Switchyard since July 6, 2016;
(e)    Fuel Inventory. All coal under contract or in inventory relating to the operation of the Facilities located at or in transit to the Facilities (the “Fuel Inventory”);
(f)    Inventory. The following items intended to be consumed at the Facilities or the Facilities Switchyard in the ordinary course of business: inventories of spare parts; maintenance, shop and office supplies; and other similar items of tangible personal property in existence as of the Closing, wherever located, excluding Fuel Inventory (the “Inventory”);
(g)    Emission Allowances. All Emission Allowances, except for allowances which are to be retained by Seller pursuant to Section 2.2(k);
(h)    Facilities Contracts. The contracts, agreements, arrangements, licenses and leases of any nature, (i) to which Seller, in its capacity as a Facilities Owner, is a party, including, without limitation, the items set forth on Schedule 2.1(h), or (ii) to which the Operating Agent, on behalf of the Facilities Owners or on behalf of Seller, as one of the Facilities Owners, is a party, and by or to which Seller, the Facilities, or the Facilities Switchyard are bound or subject, in each case relating to the ownership, lease, maintenance or operation of the Facilities or the Facilities Switchyard (the “Facilities Contracts”); provided that Seller shall retain all rights under the Facilities Contracts with respect to any Excluded Assets or Excluded Liabilities;
(i)    Permits, Licenses, Etc. The Transferable Permits and any other permits, licenses, approvals, registrations, franchises, certificates, other authorizations and consents of Governmental Authorities relating to the ownership, lease, maintenance or operation of the Facilities or the Facilities Switchyard that, in each case, as of the Closing are in favor of the Facilities Owners, or the Operating Agent, as agent for the Facilities Owners, except for and to the extent that such licenses, permits, approvals, registrations, franchises, certificates, other authorizations and consents relate to Excluded Assets (the “Facilities Permits”);
(j)    Documents. The books, records, materials, documents, information, drawings, reports, operating data, operating safety and maintenance manuals, inspection reports, engineering design plans, blueprints, specifications, and procedures and similar items (i) located at and/or relating to the Facilities or the Facilities Switchyard, other than any Tax Returns or Tax records, or (ii) otherwise relating to the Facilities or the Facilities Switchyard and owned by the Facilities Owners in common or by the Operating Agent as agent for the Facilities Owners, (the “Facilities Documents”); provided that Seller may retain, at its own expense, and may use subject to any confidentiality obligations that may apply to the Facilities Owners, copies of any Facilities Documents related to any Excluded Assets or Excluded Liabilities;

(k)    Third Party Warranties. All unexpired, transferable warranties and guarantees from third parties with respect to the Facilities or the Facilities Switchyard or arising out of the Facilities Contracts or any contracts entered into thereunder, except to the extent they relate to Excluded Assets or Excluded Liabilities;
(l)    Intellectual Property. All intangible assets of an intellectual property nature, including all patents and patent rights, trademarks and trademark rights, inventions, trade names and copyrights relating to the Facilities or the Facilities Switchyard, including the name of the Facilities and the Facilities Switchyard and all pending applications therefor, together with any trade secrets relating to the Facilities or the Facilities Switchyard, in each case that are owned in common by the Facilities Owners or by the Operating Agent as agent for the Facilities Owners;
(m)    Claims, Rights and Causes of Action. All rights in, to and under (i) any claims, rights or causes of action against any third parties (including indemnification, contribution and insurance claims) relating to the Assets or the Assumed Liabilities, whether occurring prior to, on or after the Closing, if any, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like; whether received as payment or credit against future liabilities, and (ii) any actual or potential claim or cause of action as a Facilities Owner against the Operating Agent, whether known or unknown, contingent or accrued, arising prior to and in existence at the Closing, except in each case for Excluded Claims;
(n)    Prepayments. Advance payments, prepayments, prepaid expenses, deposits, credits, rights of setoff, recoupment and the like, other than any prepaid Taxes, which shall be governed by Section 3.6(b), (i) made by Seller or the Operating Agent on Seller’s behalf in the ordinary course of business prior to the Closing specifically with respect to the Facilities or the Facilities Switchyard, (ii) which exist as of the Closing, and (iii) with respect to which Purchaser will receive the benefit after the Closing;
(o)    Insurance Proceeds and Condemnation Proceeds. The right to any proceeds from insurance policies to the extent covering the Assets or the Assumed Liabilities, except for Excluded Claims, but including the amounts described in Section 6.4(b), and the right to any claims, settlement or proceeds thereof from a condemnation or eminent domain proceeding as provided in Section 6.4(a);
(p)    Transmission Facilities. Seller’s undivided ownership interests in the Facilities Switchyard and associated interconnection facilities at the site (the generator step-up transformers and other interconnection facilities connecting the generating facilities to the switchyard) (together, the “Transferred Transmission Facilities”); and
(q)    Miscellaneous. Any miscellaneous assets necessary, useful or used in or ancillary to operating the Facilities or the Facilities Switchyard and primarily utilized in connection therewith but not otherwise enumerated above, including, without limitation, the assets specified on Schedule 2.1(q), except for Excluded Assets, which in the ordinary course of business are typically located at the Facilities, the Facilities Switchyard, the Navajo Mine or other locations or facilities which are owned, operated, maintained or under the control of the Operating Agent or one of its Affiliates.

2.2    Excluded Assets. Nothing in this Agreement will constitute or be construed as conferring on Purchaser, and Purchaser is not acquiring, any right, title or interest of Seller in or to the following (the “Excluded Assets”), except to the extent Seller owns an interest in any such physical assets as a tenant in common with the other Facilities Owners, in which event such interest in such assets are Assets:
(a)    the assets listed or described on Schedule 2.2(a), which are associated with the Assets but are specifically excluded from the sale;
(b)    certificates of deposit, shares of stock, securities, bonds, debentures, evidences of indebtedness, and interests in joint ventures, partnerships, limited liability companies and other entities;
(c)    all cash, cash equivalents, bank deposits, accounts and notes receivable (trade or otherwise) in existence and/or due as of the Closing, except for such assets on deposit with, or under the control of, the Operating Agent;
(d)    any and all data and information pertaining to customers of Seller or its Affiliates, unrelated to the Assets or Assumed Liabilities;
(e)    rights in, to and under all agreements and arrangements of any nature, which are not assigned to Purchaser under the terms of this Agreement, including any agreements for the sale by Seller of energy, capacity or ancillary services from the Facilities prior to the Closing, and any trade accounts receivable and all collateral, security arrangements, notes, bonds, and other evidences of indebtedness of and rights to receive payments arising out of or related to such sales, including any rights with respect to any third party collection procedures or any other actions or proceedings which have been commenced in connection therewith;
(f)    rights of Seller arising under this Agreement, any instrument or document executed and delivered pursuant to the terms hereof, or the transactions contemplated hereby;
(g)    any and all books and records not described in Section 2.1(j);
(h)    any rights in, to and under (i) any claims, rights or causes of action against any third parties (including indemnification, contribution and insurance claims) relating to the Excluded Assets or the Excluded Liabilities, whether occurring prior to, on or after the Closing, if any, including any claims for refunds, prepayments, offsets, recoupment, insurance proceeds, condemnation awards, judgments and the like; whether received as payment or credit against future liabilities, (ii)  any actual or potential claim or cause of action as a Facilities Owner against the Operating Agent, whether known or unknown, contingent or accrued, arising prior to and in existence at the Closing relating to the Excluded Assets or the Excluded Liabilities, (iii) any claims for refunds, credits, prepayments, offsets, recoupments, judgments and the like relating to Taxes, and (iv) the Arbitration (claims described in clauses (i) – (iv), “Excluded Claims”);
(i)    all privileged or proprietary books, records, materials, documents, information, drawings, reports, operating data, operating safety and maintenance manuals,

inspection reports, engineering design plans, blueprints, specifications, and procedures and similar items not owned by the Facilities Owners in common or by the Operating Agent as agent for the Facilities Owners and any and all rights to use the same, including, without limitation, intangible assets of an intellectual property nature such as trademarks, service marks and trade names (whether or not registered), computer software that is proprietary to Seller, or the use of which under the pertinent license therefor is limited to operation by Seller or its Affiliates or on equipment owned by Seller or its Affiliates;
(j)    the right to receive mail and other communications relating to any of the Excluded Assets or Excluded Liabilities, all of which mail and other communications shall be promptly forwarded by Purchaser to Seller;
(k)    Emission Allowances for sulfur dioxide (SO2) (“SO2 Emission Allowances”) retained by EPE under the EPE Interest Purchase Agreement, together with (i) that portion of the SO2 Emission Allowances necessary for Seller to meet any compliance obligations during its ownership of the EPE Interest, and (ii) any SO2 Emission Allowances that, pursuant to the Consent Decree, may not be transferred;
(l)    properties, assets and rights of Seller that are not used in the ownership or operation of the Assets, or that relate to the Excluded Liabilities;
(m)    any and all transmission rights of Seller other than the Transferred Transmission Facilities; and
(n)    any rights specifically excluded from the definition of the Assets under Section 2.1.
At any time or from time to time, up to ninety (90) days following the Closing, any and all of the Excluded Assets may be removed from the Facilities and the Facilities Switchyard by Seller (at no expense to Purchaser, but without charge by Purchaser for temporary storage); provided that Seller shall do so in a manner that does not unduly or unnecessarily disrupt normal business activities at the Facilities and the Facilities Switchyard and Seller provides Purchaser with reasonable notice of its intent to remove such property, and provided further that Excluded Assets may be retained at the Facilities and the Facilities Switchyard to the extent permitted by easements, licenses, agreements or similar arrangements in favor of Seller that have not been assigned to Purchaser pursuant to this Agreement. Further, if at any time after the Closing Purchaser comes into possession of an Excluded Asset, Purchaser will promptly notify Seller and make arrangements to pay over or otherwise deliver to Seller such Excluded Asset at Seller’s sole cost and expense.
2.3    Assumption of Liabilities. From and after the Closing, Purchaser will assume only the following obligations and liabilities of Seller, to the extent such obligations and liabilities relate to the Assets, the Facilities, or, as applicable, the Navajo Mine (the “Assumed Liabilities”):
(a)    All liabilities and obligations under all agreements, contracts, undertakings, and licenses assigned to Purchaser under this Agreement, including the Facilities Contracts and the Transferable Permits in accordance with the terms thereof, except: (i) in each case to the extent such liabilities and obligations were incurred by Seller prior to the Effective Date and not otherwise assumed by Purchaser pursuant to Sections 2.3(c), (d), (e) and (f), (ii) the payment obligations pro-rated to Seller under Section 3.6, and (iii) as specifically contemplated under Section 2.4;
(b)    All liabilities or obligations, whether or not accrued, contingent, absolute, determined or determinable (including, without limitation, any fines, penalties or costs imposed by a Governmental Authority) arising under Environmental Laws (whether such laws are enacted before or after the Effective Date), and all liabilities and obligations relating to Environmental Conditions or Hazardous Substances, in each case to the extent attributable to actions or failures to act occurring, or conditions first arising, on or after the Effective Date, including any threatened Releases that do not exist prior to the Effective Date (the “Post-Closing Environmental Liabilities”);
(c)    All liabilities or obligations, whether or not accrued, contingent, absolute, determined or determinable (including, without limitation, any fines, penalties or costs imposed by a Governmental Authority) arising under Environmental Laws or relating to Environmental Conditions or Hazardous Substances in connection with EPE’s or Seller’s ownership of the Assets or Facilities or with respect to the Navajo Mine (in each case, solely in connection with the pre-Effective Date period) (collectively, “Pre-Closing Environmental Liabilities”) to the extent such Pre-Closing Environmental Liabilities arise out of (i) the enactment, coming into force or change in any Environmental Law (including any change in the interpretation, application or enforcement of any such Environmental Law) on or after the Effective Date or (ii) Post-Closing Actions;
(d)    That incremental portion, and only that incremental portion, if any, of the Landfill Obligations that are directly attributable to any Post-Closing Actions;
(e)    All liabilities and obligations of Seller with respect to decommissioning the Facilities and the Facilities Switchyard, including without limitation the dismantling and removal of the Facilities and the Facilities Switchyard and the restoration of their sites (collectively, “Decommissioning”);
(f)    All liabilities and obligations of Seller with respect to reclamation of the Navajo Mine, and the site comprising the same or on which the Navajo Mine exists or has existed (collectively, “Reclamation”);
(g)    All of Seller’s share of any liabilities or obligations of the Operating Agent or its Affiliates with respect to pensions or other post-employment benefits attributable to Operating Agent’s operation of the Facilities;
(h)    Any liabilities or obligations in respect of Purchaser’s share of the items prorated in Section 3.6(a);
(i)    Taxes attributable to the ownership, operation or use of the Assets on or after the Effective Date (except for Taxes for which Seller is liable pursuant to Section 3.6, including Seller’s Income Taxes) and any Taxes for which Purchaser is liable under Section 6.3; and

(j)    All other liabilities expressly allocated to Purchaser in this Agreement.
For the avoidance of doubt, Purchaser is not assuming hereunder any liabilities or obligations of any of the Facilities Owners other than Seller pursuant to this Agreement.
2.4    Excluded Liabilities. Purchaser shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of Seller other than the Assumed Liabilities. All obligations and liabilities of Seller other than the Assumed Liabilities are referred to herein as the “Excluded Liabilities”, all of which Excluded Liabilities shall remain the sole responsibility of Seller. The Excluded Liabilities include, without limitation, the following:
(a)    Any liabilities or obligations of Seller in respect of any Excluded Assets or other assets which are not Assets and Seller’s ownership, operation and conduct of any business in connection therewith or therefrom;
(b)    Except as otherwise specifically set forth in Section 2.4(a), all liabilities or obligations arising prior to the Effective Date under any of the agreements, contracts, undertakings and licenses assumed by Purchaser under this Agreement, including the Facilities Contracts and the Transferable Permits;
(c)    Any fines, penalties or costs (other than Taxes), including costs for environmental mitigation projects, imposed by a Governmental Authority with respect to the Assets resulting from (i) an investigation, proceeding, request for information or inspection before or by a Governmental Authority, but only relating to actions or omissions or conditions existing prior to the Effective Date (and only for the period prior to the Effective Date and not to the extent continuing past the Effective Date); or (ii) violations of applicable Law or illegal acts committed by Seller;
(d)    Seller’s share of the costs of removal of, or to conduct or perform Remediation of any Environmental Conditions or Hazardous Substances at the Landfill if the Facilities Owners are required to remove such Landfill or to conduct or perform Remediation of any Environmental Conditions or Hazardous Substances at the Landfill under Laws, the Facilities Lease or the § 323 Grants (collectively, the “Landfill Obligations”), except for the portion thereof, if any, described in Section 2.3(d);
(e)    All Pre-Closing Environmental Liabilities, excluding any Pre-Closing Environmental Liabilities assumed by Purchaser in Sections 2.3(c), 2.3(d), 2.3(e) and 2.3(f);
(f)    Any liability of Seller arising out of a breach by Seller of any of its obligations under this Agreement or the Ancillary Agreements;
(g)    Any obligation of Seller to indemnify any Person who is a member of the Purchaser Group pursuant to Article 7;
(h)    Any liabilities or obligations in respect of Seller’s share of the items prorated in Section 3.6(a);

(i)    Taxes attributable to the ownership, operation or use of the Assets before the Effective Date (except for Taxes for which Purchaser is liable pursuant to Section 3.6, including Purchaser’s Income Taxes) and any Taxes for which Seller is liable under Section 6.3; and
(j)    All other liabilities expressly allocated to Seller in this Agreement.
ARTICLE 3
CLOSING
3.1    Closing. The closing of the sale of the Assets to, and the assumption of the Assumed Liabilities by, Purchaser (the “Closing”) will take place at the offices of Seller, 400 North Fifth Street, Phoenix, Arizona 85004, on the fifth Business Day following the satisfaction or waiver of the conditions set forth in Article 8 and Article 9, or on such other date as agreed to by the Parties. The time and date of Closing is hereinafter called the “Closing Date.” Notwithstanding anything in this Agreement to the contrary, the Closing shall be deemed to be effective on the Effective Date, or at such other time as the Parties may mutually agree.
3.2    Purchase Price. The purchase price for the EPE Interest shall be the Net Book Value of the EPE Interest as of the Closing Date (the “Purchase Price”). The Parties agree that the Purchase Price shall be deemed to be $68,907,000, subject to adjustment as set forth in Section 3.3 and Section 3.6. For the avoidance of doubt, the Purchase Price shall not include any costs paid or payable by Purchaser to Seller as part of the Calendar Year 2016 True-Up Payment, the Calendar Year 2017 True-Up Payment, and/or the Calendar Year 2018 True-Up Payment. The obligation of Buyer to pay the Purchase Price to Seller shall be evidenced by the Credit Agreement and the Note, and secured by the Collateral Assignment.
3.3    Post-Closing Adjustments. Within sixty (60) days after the Effective Date, Seller shall prepare and deliver to Purchaser a statement (the “Post-Closing Statement”) that shall set forth the Purchase Price and all adjustments to the Purchase Price proposed by Seller to be required by the definition of Purchase Price in Section 3.2 (the “Proposed Post-Closing Adjustment”); provided that if any adjustments to be made cannot be made within sixty (60) days after the Effective Date, the Parties agree that additional Post-Closing Statements can be subsequently prepared to address such adjustments for a period of up to June 1 of the calendar year following the Effective Date. To the extent applicable, the Post-Closing Statement shall be prepared using the same accounting principles, policies and methods as the Operating Agent has historically used in connection with the calculation of the items reflected on such Post-Closing Statement. Within thirty (30) days after the delivery of the Post-Closing Statement by Seller to Purchaser, Purchaser may object in good faith to the Proposed Post-Closing Adjustment in writing, stating in reasonable detail its objections thereto. Seller and Purchaser agree to cooperate to exchange information used to prepare the Post-Closing Statement and information relating thereto. If Purchaser objects to the Proposed Post-Closing Adjustment, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within thirty (30) days after any objection by Purchaser, the Parties shall appoint the Independent Accounting Firm, which shall, at Seller’s and Purchaser’s joint expense, review the Proposed Post-Closing Adjustment and determine the appropriate adjustment to the Purchase Price, if any, within thirty (30) days after such appointment. The Parties agree to cooperate with the Independent Accounting Firm and provide it with such information as it reasonably requests to enable it to make such determination. For purposes of this Section 3.3 and wherever the Independent Accounting Firm is retained to resolve a dispute between the Parties, the Independent Accounting Firm may determine the issues in dispute following such procedures, consistent with the language of this Agreement, as it deems appropriate to the circumstances and with reference to the amounts in issue. No particular procedures are intended to be imposed upon the Independent Accounting Firm, it being the desire of the Parties that any such disagreement shall be resolved as expeditiously and inexpensively as reasonably practicable. The Independent Accounting Firm shall have no liability to the Parties in connection with such services except for acts of bad faith, willful misconduct or gross negligence, and the Parties shall provide such indemnities to the Independent Accounting Firm as it may reasonably request. The finding of such Independent Accounting Firm shall be binding on the Parties hereto. Upon determination of the appropriate adjustment (the “Post-Closing Adjustment”) by agreement of the Parties or by binding determination of the Independent Accounting Firm, the Party owing the difference shall deliver such amount to the other Party no later than three (3) Business Days after such determination, in immediately available funds or in any other manner as reasonably requested by the payee; provided that upon the written election of Purchaser, if Purchaser is the Party owing money, the amount owed shall instead be added to the face amount of the Note and be subject to the Credit Agreement and Collateral Assignment, and if Purchaser is owed any money, the amount owed shall be credited to reduce the principal amount of the Note.
3.4    Payment. Any cash payments required by this Agreement shall be paid in U.S. dollars in immediately available funds. The recipient of such funds will designate the account or accounts to which the funds will be wire transferred.
3.5    Allocation of Purchase Price. The allocation of the Purchase Price (including any portion of the Assumed Liabilities if applicable) will be negotiated by the Parties in accordance with Applicable Tax Law (as defined below). At least twenty (20) calendar days prior to the Closing Date, Seller shall propose and deliver, or shall have proposed and delivered, to Purchaser a preliminary allocation among the Assets of the Purchase Price and such other consideration to be paid by Seller pursuant to this Agreement (an “Allocation”). The Allocation shall be consistent with Code Section 1060 (“Applicable Tax Law”) and the regulations thereunder and in a manner which facilitates Property Tax reporting and shall separately allocate Assets in the Facilities Switchyard. Purchaser shall within ten (10) days thereafter propose any changes to the Allocation. Within five (5) days following delivery of such proposed changes, Seller shall provide Purchaser with a statement of any objections to such proposed changes, together with a reasonably detailed explanation of the reasons therefor. If Seller and Purchaser are unable to resolve any disputed objections within three (3) days thereafter, such objections shall be referred to the Independent Accounting Firm, which shall resolve the disputed item. The Independent Accounting Firm shall be instructed to deliver to Seller and Purchaser a written determination of the proper allocation of such disputed items within twenty (20) Business Days from the date of engagement. Such determination shall be final, conclusive and binding upon the Parties for all Tax purposes, and the Allocation shall be so adjusted (the allocation, including the adjustment, if any, to be referred to as the “Final Pre-Closing Allocation”). Within thirty (30) days of the determination of the Post-Closing Adjustment, the Parties shall agree to the adjustments to the Final Pre-Closing

Allocation (“Final Allocation”). The fees and disbursements of the Independent Accounting Firm attributable to any Allocation shall be shared equally by Seller and Purchaser. Seller and Purchaser agree to timely file Internal Revenue Service Form 8594, and all Tax Returns, in accordance with such Allocation or Final Allocation, as the case may be, and to report the transactions contemplated by this Agreement for federal Income Tax and all other Tax purposes in a manner consistent with the Allocation or Final Allocation, as the case may be. Each of Seller and Purchaser further agree to provide a copy of its Internal Revenue Service Form 8594 for inspection by the other Party not fewer than ten (10) Business Days prior to filing such form.
3.6    Prorations.
(a)    Purchaser and Seller agree that, except as otherwise specifically provided in this Agreement, all of the budgeted, ordinary, and recurring items normally charged to the Facilities Owners, including those listed below (but not including any Income Taxes and Transfer Taxes), relating to the business and operation of the Assets acquired by Seller pursuant to the EPE Interest Purchase Agreement, shall be prorated and charged as of the Effective Date, without any duplication of payment under the Facilities Contracts, with Seller liable to the extent such items relate to the EPE Interest and any time period prior to the Effective Date, and Purchaser liable to the extent such items relate to the EPE Interest and periods commencing with the Effective Date (measured in the same units used to compute the item in question, otherwise measured by calendar days):
(i)    Retrospective adjustments and policyholder distributions for the applicable period during which the Closing occurs with respect to Facilities Insurance Policies included in the Assets occurring within twelve (12) months of Closing or ninety (90) days after the year-end following the Closing, whichever occurs first; and
(ii)    Operating and maintenance expenses incurred in any period prior to the Effective Date (not including Capital Expenditures) in the nature of the expenses shown on Schedule 3.6(a)(ii), but only to the extent that the amount of such expenses are determined within twelve (12) months of Closing or ninety (90) days after the year end following the Closing, whichever occurs first.
(b)    Purchaser and Seller agree that Property Taxes payable in respect of the same calendar year as the Effective Date shall be prorated and charged as of the Effective Date, without any duplication of payment under the Facilities Contracts, with Seller liable to the extent such items relate to any time period prior to the Effective Date, and Purchaser liable to the extent such items relate to periods commencing with the Effective Date (measured by calendar days). To the extent that, prior to the Closing, there has been a prepayment of any such Taxes attributable to any time period from and after the Effective Date, Purchaser shall reimburse Seller for such prepaid Taxes.
(c)    Without limiting the generality of the foregoing, any and all liabilities for amounts payable (i) pursuant to the Tax Settlement and Closing Agreement, dated August 13, 2002, by and between EPE and the Office of the Navajo Nation Uniform Tax Administration Statute (as amended, from time to time, the “Tax Settlement Agreement”) or any successor agreement relating to the Assets, or (ii) otherwise in respect of any possessory interest Tax (“PIT”) or business activities Tax (“BAT”) purported by the Office of the Navajo Nation Uniform Tax Administration Statute to be due in respect of the ownership or use of the Assets (collectively, the “Tribal Payments”) shall (x) be payable by Seller to the extent attributable to a period (or a portion of a period) ending at the close of the Business Day immediately preceding the Effective Date, and (y) otherwise be payable by Purchaser. Tribal Payments that are attributable to a period that begins before the Effective Date but ends on or after the Effective Date shall be prorated to the portion of the period ending prior to the Effective Date (i) on a per diem basis in the case of payments in respect of a PIT and (ii) on a closing of the books basis in the case of payments in respect of a BAT. To the extent that prior to the Closing, Seller has made a prepayment of any amount for which Purchaser is liable under this Section 3.6(c), Purchaser shall reimburse Seller for the amount of such prepayment.
(d)    In connection with the prorations referred to in Sections 3.6(a), (b) and (c), in the event that actual figures are not available at the Closing Date, the proration shall be based upon the respective amounts accrued through the Closing Date or paid for the most recent year or other, appropriate period for which such amounts paid are available. All prorated amounts shall be recalculated and paid to the appropriate Party within sixty (60) days after the date that the previously unavailable actual figures become available, but in any event not later June 1 of the calendar year following the Effective Date. Seller and Purchaser shall furnish each other with such documents and other records as may be reasonably requested in order to confirm all proration calculations made pursuant to this Section 3.6. Any disagreements regarding the prorations referred to in Sections 3.6(a) and (b) shall be resolved in accordance with the provisions of Section 3.3. Upon determination of the appropriate prorations pursuant to this Section 3.6 by agreement of the Parties or by binding determination of the Independent Accounting Firm, the Party owing the difference shall deliver such amount to the other Party no later than three (3) Business Days after such determination, in immediately available funds or in any other manner as reasonably requested by the payee; provided that upon the written election of Purchaser, if Purchaser is the Party owing money, the amount owed shall instead be added to the principal amount of the Note and be subject to the Credit Agreement and Collateral Assignment, and if Purchaser is owed any money, the amount owed shall be credited to reduce the principal amount of the Note.
3.7    Deliveries by Seller. Subject to the terms and conditions hereof, at the Closing Seller shall deliver, or cause to be delivered, the following to Purchaser:
(a)    The Lease Assignment, duly executed by Seller and in recordable form, subject only to Permitted Encumbrances, together with any normal and customary affidavits or similar documents reasonably requested by Purchaser and required by the title insurer in connection with any leasehold title policy obtained by Purchaser;
(b)    The Bill of Sale, duly executed by Seller;
(c)    The Assignment and Assumption Agreement, duly executed by Seller;
(d)    Evidence, in form and substance reasonably satisfactory to Purchaser and its respective counsel, of Seller’s receipt of (i) Seller’s Required Regulatory Approvals, (ii) Seller’s

Required Consents, and (iii) documentation evidencing the release of all Encumbrances on the Assets, excluding any Permitted Encumbrances;
(e)    A Certificate of Good Standing with respect to Seller, as of a recent date, issued by the Delaware Secretary of State;
(f)    A certificate addressed to Purchaser dated the Closing Date executed by a duly authorized officer of Seller to the effect set forth in Section 8.5;
(g)    The FIRPTA Certificate to Purchaser, duly executed by Seller;
(h)    Copies, certified by the Secretary or Assistant Secretary of Seller, of limited liability company resolutions authorizing the execution and delivery of this Agreement, each Ancillary Agreement to which Seller is a party and the authorization or ratification of all of the other agreements and instruments, in each case, to be executed and delivered by Seller in connection herewith;
(i)    A certificate of the Secretary or Assistant Secretary of Seller identifying the name and title and bearing the signatures of the officers of Seller authorized to execute and deliver this Agreement, each Ancillary Agreement to which Seller, is a party and the other agreements and instruments contemplated hereby;
(j)    Counterparts of the Credit Agreement and Collateral Assignment, duly executed by Seller;
(k)    The Financial Assurance, duly executed by Pinnacle West Capital Corporation (“Pinnacle West”);
(l)    The Side Letter, duly executed by Pinnacle West; and
(m)    All such other agreements, documents, instruments and writings required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or as the Parties and their respective counsel shall deem reasonably necessary to sell, assign, convey, transfer and deliver all of Seller’s rights, title and interests in and to the Assets, to Purchaser, in accordance with this Agreement and, where necessary or desirable, in recordable form.
3.8    Deliveries by Purchaser. Subject to the terms and conditions hereof, at the Closing, Purchaser shall deliver, or cause to be delivered, the following to Seller:
(a)    The Credit Agreement, the Note, the Collateral Assignment and the Intercreditor Agreement, duly executed by Purchaser; together with UCC-1 financing statements evidencing the security interests of Seller and UCC-3 financing statement amendments evidencing the release of all liens of KeyBank National Association, as Administrative Agent and Collateral Agent and each of the other lenders of Purchaser on the collateral described in the Credit Agreement, the Note, the Collateral Assignment and the Intercreditor Agreement;

(b)    The Agreement to Provide Financial Assurance, together with the collateral documents related thereto;
(c)    The Assignment and Assumption Agreement, duly executed by Purchaser;
(d)    Evidence, in form and substance reasonably satisfactory to Seller and its respective counsel, of Purchaser’s receipt of (i) Purchaser’s Required Regulatory Approvals, and (ii) Purchaser’s Required Consents;
(e)    A Certificate of Good Standing or equivalent with respect to Purchaser, as of a recent date, issued by the Navajo Nation;
(f)    A certificate dated the Closing Date executed by a duly authorized officer of Purchaser to the effect set forth in Section 9.5;
(g)    Copies, certified by the Secretary of the Management Committee of Purchaser, of resolutions authorizing the execution and delivery of this Agreement, each Ancillary Agreement to which Purchaser is a party and the authorization or ratification of all of the agreements and instruments, in each case, to be executed and delivered by Purchaser in connection herewith;
(h)    A certificate of the Secretary of the Management Committee of Purchaser identifying the name and title and bearing the signatures of the officers of Purchaser authorized to execute and deliver this Agreement, each Ancillary Agreement to which Purchaser is a party and the other agreements contemplated hereby;
(i)    All documents necessary for Purchaser to become and assume the obligations of a Facilities Owner, including a counterpart to the Facilities Co-Tenancy Agreement, a counterpart to the Facilities Operating Agreement, and a counterpart to the other applicable Facilities Documents, each duly executed by Purchaser;
(j)    A counterpart to the Consent Decree;
(k)    The Side Letter, duly executed by Purchaser; and
(l)    All such other agreements, documents, instruments and writings required to be delivered by Purchaser at or prior to the Closing Date pursuant to this Agreement.
3.9    Facilities Contracts. The Parties agree that between the date hereof and the Effective Date, the ownership, lease, maintenance and operation of the Facilities and the Facilities Switchyard will be governed by the Facilities Contracts.
ARTICLE 4
REPRESENTATIONS, WARRANTIES AND DISCLAIMERS OF SELLER
Except as set forth in Seller’s Schedule of Exceptions corresponding to the Section of this Agreement to which such disclosure applies, Seller represents, warrants and, where specified, disclaims to Purchaser as follows:

4.1    Organization and Existence. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Seller has heretofore delivered to Purchaser complete and correct copies of its Certificate of Formation and operating agreement as currently in effect.
4.2    Execution, Delivery and Enforceability. Seller has full limited liability company power to enter into, and carry out its obligations under, this Agreement and the Ancillary Agreements which are executed by Seller and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements which are executed by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action required on the part of Seller and no other limited liability company proceedings on the part of Seller are necessary to authorize this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby and thereby. Assuming Purchaser’s due authorization, execution and delivery of this Agreement and the Ancillary Agreements when executed by Purchaser, this Agreement does and the Ancillary Agreements when executed by Seller will constitute the valid and legally binding obligations of Seller, enforceable against Seller in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and by general equitable principles.
4.3    No Violation. Subject to Seller obtaining Seller’s Required Regulatory Approvals and Seller’s Required Consents, neither the execution and delivery of this Agreement or any of the Ancillary Agreements executed by Seller, nor the compliance with any provision hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby will:
(a)    violate, or conflict with, or result in a breach of any provisions of the Certificate of Formation or Limited Liability Company Agreement of Seller;
(b)    result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, or agreement or other instrument or obligation to which Seller is a party or by which Seller or any of the Assets may be bound, except for such defaults (or rights of termination or acceleration) as to which requisite waivers or consents have been, or prior to the Closing Date will have been, obtained and delivered to Purchaser;
(c)    violate any law, rule, regulation, order, writ, injunction, or decree, applicable to Seller or any of its assets, except where such violations, individually or in the aggregate, will not affect the validity or enforceability of this Agreement or the Ancillary Agreements or the validity of the transactions contemplated hereby or thereby; or
(d)    require consent or approval of, filing with, or notice to any Person which, if not obtained would prevent Seller from performing its obligations hereunder.

4.4    Compliance with Laws. Seller has no Knowledge that it is in material violation of any applicable laws, orders, ordinances, rules, regulations or judgment of any Governmental Authority in existence as of the Execution Date with respect to the Assets, except for (a) violations or alleged violations the subject matter of which Purchaser has Knowledge or (b) violations or alleged violations by the Facilities Owners in common, or by the Operating Agent acting on their behalf.
4.5    Permits, Licenses, Etc. Seller holds all permits, registrations, franchises, certificates, licenses and other authorizations, consents and approvals of all Governmental Authorities that Seller requires in order to own any of the Assets (collectively, “Seller Permits”), except for such failures to hold such Seller Permits as to which Purchaser has Knowledge or are also failures of all of the other Facilities Owners (or all other than the Operating Agent).
4.6    Litigation. There is no claim, action, proceeding or investigation pending, or to Seller’s Knowledge, threatened against or relating to Seller or its Affiliates before any court, arbitrator or Governmental Authority, or any judgment, decree or order of any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to result, or has resulted, in (a) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or any of the Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby, (b) a claim against Purchaser or its Affiliates for damages as a result of Seller entering into this Agreement or any of the Ancillary Agreements, or the consummation by Seller of the transactions contemplated hereby or thereby, or (c) a material impairment of Seller’s ability to perform its obligations under this Agreement or any of the Ancillary Agreements, except for the Arbitration and except for claims, actions, proceedings or investigations pending against, or judgments, decrees or orders involving all of the other Facilities Owners or the Operating Agent as agent for the Facilities Owners, or as to which Purchaser has Knowledge.
4.7    Title. Except as set forth on Schedule 4.7, Seller has good and marketable title, or valid and effective leasehold rights in the case of leased property, and valid and effective licenses in the case of licensed rights, to the Owned Real Property, Leased Property and tangible personal property included in the Assets to be sold, conveyed, assigned, transferred and delivered to Purchaser by Seller, free and clear of all Encumbrances of any nature whatsoever, except for (a) those created pursuant to this Agreement by Purchaser, (b) those which will be discharged or released prior to or substantially simultaneously with, the Closing, (c) Permitted Encumbrances, and (d) those which do not apply only and exclusively to the interest of Seller but that also apply to interests of the other Facilities Owners in common and/or the Operating Agent, as agent for any of the Facilities Owners.
4.8    Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by Seller and in such a manner as not to give rise to any valid claim against Purchaser (by reason of Seller’s actions) for a brokerage commission, finder’s fee or other like payment to any Person.
4.9    Taxes.

(a)    All Tax Returns with respect to the Facilities required to be filed by Seller for any Pre-Closing Tax Period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.
(b)    Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law.
(c)    No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.
(d)    All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid.
(e)    Seller is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.
(f)    There are no Encumbrances for Taxes upon any of the Assets nor, to Seller’s Knowledge, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Assets (other than for current Taxes not yet due and payable).
(g)    Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2.
(h)    Seller is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).
(i)    None of the Assets is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.
(j)    None of the Assets is tax-exempt use property within the meaning of Section 168(h) of the Code. Compliance With Laws. To Seller’s Knowledge, Seller is in compliance in all material respects with Laws applicable to the ownership and use of the Assets.
4.10    Environmental Matters. Except as disclosed on Schedule 4.10, Seller has no Knowledge of any written notices being issued to Seller since July 6, 2016: (a) from any Governmental Authority, either (i) alleging a material violation of Environmental Laws with respect to the Facilities or the Assets or (ii) requesting information concerning compliance with Environmental Laws with respect to the Facilities or Assets; (b) from any Person threatening or initiating a lawsuit or other judicial proceedings based upon allegations of material violations of

Environmental Laws with respect to the Facilities or the Assets; and (c) from any Person or Governmental Authority alleging the occurrence of any Release of Hazardous Materials arising, occurring, or originating since July 6, 2016 within or emanating from the Facilities or the Assets, which would reasonably be expected to impose material liability upon any Facility Owner.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Except as set forth in Purchaser’s Schedule of Exceptions corresponding to the Section of this Agreement to which such disclosure applies Purchaser represents, warrants and, where specified, disclaims to Seller as follows:
5.1    Organization and Existence. Purchaser is a limited liability company, duly organized, validly existing and in good standing under the laws of the Navajo Nation and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. Purchaser has heretofore delivered to Seller complete and correct copies of its Certificate of Formation and operating agreement as currently in effect.
5.2    Execution, Delivery and Enforceability. Purchaser has full limited liability company power to enter into, and carry out its obligations under, this Agreement and the Ancillary Agreements which are executed by Purchaser and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements which are executed by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action required on the part of Purchaser and no other limited liability company proceedings on the part of Purchaser are necessary to authorize this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby and thereby. Assuming Seller’s due authorization, execution and delivery of this Agreement and the Ancillary Agreements when executed by Seller, this Agreement does and the Ancillary Agreements when executed by Purchaser, will constitute the valid and legally binding obligations of Purchaser, enforceable against Purchaser in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and by general equitable principles.
5.3    No Violation. Subject to Purchaser obtaining the Purchaser’s Required Regulatory Approvals and the Purchaser’s Required Consents, neither the execution and delivery of this Agreement or any of the Ancillary Agreements executed by Purchaser, nor the compliance with any provision hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby will:
(a)    violate, or conflict with, or result in a breach of any provisions of the operating agreement or other organizational documents of Purchaser;

(b)    result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, or agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser may be bound, except for such defaults (or rights of termination or acceleration) as to which requisite waivers or consents have been, or prior to the Closing Date will have been, obtained;
(c)    violate any law, rule, regulation, order, writ, injunction, or decree, applicable to Purchaser or any of its assets, except where such violations, individually or in the aggregate will not affect the validity or enforceability of this Agreement or the Ancillary Agreements or the validity of the transactions contemplated hereby or thereby; or
(d)    require consent or approval of, filing with, or notice to any Person which, if not obtained would prevent Purchaser from performing its obligations hereunder.
5.4    Compliance with Laws. Purchaser has no Knowledge that it is in material violation of any applicable laws, orders, ordinances, rules, regulations or judgment of any Governmental Authority in existence as of the Execution Date with respect to the Assets.
5.5    Litigation. There is no claim, action, proceeding or investigation pending, or to Purchaser’s Knowledge, threatened against or relating to Purchaser or its Affiliates before any court, arbitrator or Governmental Authority, or any judgment, decree or order of any court, arbitrator or Governmental Authority, which could, individually or in the aggregate, reasonably be expected to result, or has resulted, in (a) the institution of legal proceedings to prohibit or restrain the performance of this Agreement or any of the Ancillary Agreements, or the consummation of the transactions contemplated hereby or thereby, (b) a claim against Seller or its Affiliates for damages as a result of Purchaser entering into this Agreement or any of the Ancillary Agreements, or the consummation by Purchaser of the transactions contemplated hereby or thereby or (c) a material impairment of Purchaser’s ability to perform its obligations under this Agreement or any of the Ancillary Agreements.
5.6    Brokers. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried on by Purchaser and in such a manner as not to give rise to any valid claim against Seller (by reason of Purchaser’s actions) for a brokerage commission, finder’s fee or other like payment to any Person.
5.7    Investigation. Purchaser is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation and purchase of property and assets such as the Assets as contemplated hereunder. Purchaser has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement. Without limiting the generality of the foregoing, Purchaser has reviewed, understands, and at the Closing will be able to perform all of its obligations as a Facilities Owner under the Facilities Contracts, including the Four Corners Financial Assurance Policy.

5.8    “AS IS” SALE. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN AND IN THE ANCILLARY AGREEMENTS, PURCHASER UNDERSTANDS AND AGREES THAT THE ASSETS ARE BEING ACQUIRED “AS IS, WHERE IS” ON THE EFFECTIVE DATE, AND IN THEIR CONDITION ON THE EFFECTIVE DATE, AND THAT PURCHASER IS RELYING ON ITS OWN EXAMINATION OF THE ASSETS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE ANCILLARY AGREEMENTS, PURCHASER UNDERSTANDS AND AGREES THAT SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES AS TO LIABILITIES, OPERATIONS OF THE ASSETS, TITLE, CONDITION, VALUE OR QUALITY OF THE ASSETS OR THE PROSPECTS (FINANCIAL, ENVIRONMENTAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ASSETS AND ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT. PURCHASER FURTHER AGREES THAT NO INFORMATION OR MATERIAL PROVIDED BY OR COMMUNICATION MADE BY SELLER OR ANY REPRESENTATIVE OF SELLER WILL CAUSE OR CREATE ANY REPRESENTATION OR WARRANTY DISCLAIMED BY THE FOREGOING EXCEPT AS DISCLOSED IN THIS AGREEMENT, IN A SCHEDULE ATTACHED HERETO OR IN AN ANCILLARY AGREEMENT.
ARTICLE 6
COVENANTS OF EACH PARTY
6.1    Efforts to Close; Conduct Pending Closing.
(a)    Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, including the specific deadlines set forth in Section 6.2, each of the Parties hereto agrees to use its Commercially Reasonable Efforts to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including the satisfaction of all conditions thereto set forth herein. Such actions shall include, without limitation, exerting their Commercially Reasonable Efforts to (i) obtain the consents, authorizations and approvals of all private parties and any Governmental Authority whose consent is reasonably necessary to effectuate the transactions contemplated hereby, and (ii) effect all other necessary registrations and filings, including, without limitation, filings with any applicable Governmental Authority. Each Party will provide the other with copies of all written communications from Governmental Authorities relating to the approval or disapproval of the transactions contemplated by the Agreement and the Ancillary Agreements.
(b)    Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. Notwithstanding the foregoing:

(i)    Costs associated with preliminary title reports and title policies, extended coverage and any endorsements shall be borne by Purchaser; and
(ii)    Except as otherwise specifically set forth in Section 6.2, all fees, charges and costs of economists and other experts, if any, jointly retained by Purchaser and Seller in connection with submissions made to any Governmental Authority and advice in connection therewith respecting approval of the transactions will be borne one-half by Purchaser and one-half by Seller.
All such charges and expenses shall be promptly settled between the Parties at the Closing or upon termination or expiration of further proceedings under this Agreement, or with respect to such charges and expenses not determined as of such time, as soon thereafter as is reasonably practicable.
(c)    Environmental Investigations. Prior to Closing, Seller and/or Purchaser may, at their own cost and expense, conduct or cause to be conducted their own Phase 1 and Phase 2 environmental site assessments, and any follow up investigation, of the Facilities and the Facilities Switchyard as Seller and/or Purchaser deem necessary. The party conducting such assessments shall provide the other party with (1) a copy of any written reports resulting from such assessments, and (2) timely notice of any Environmental Condition(s) that require (x) public disclosure or reporting to a regulatory authority or (y) Remediation. Purchaser shall cooperate with and allow Seller to conduct such assessments and investigation. The results of such assessments and investigation shall not be binding on the Parties, and shall not be deemed to constitute an agreement by the Parties as to the existence or extent of current Environmental Conditions at the Facilities.
(d)    Conduct Pending Closing. Prior to consummation of the transactions contemplated hereby or the termination or expiration of this Agreement pursuant to its terms, and except to the extent approved by Purchaser, Seller shall:
(i)    Not: (A) sell, lease, transfer or dispose of, or make any contract for the sale, lease, transfer or disposition of, any assets or properties which would be included in the Assets, other than sales in the ordinary course of business which would not, individually or in the aggregate, have a material adverse effect upon the operations or value of the Facilities or the Facilities Switchyard; (B) incur, assume, guaranty, or otherwise become liable in respect of any indebtedness for money borrowed, in each case which would result in Purchaser assuming such liability hereunder after the Closing; (C) other than as set forth in Section 6.11, delay the payment and discharge of any liability which, upon Closing, would be an Assumed Liability, because of the transactions contemplated hereby; or (D) encumber or voluntarily subject to any lien any Asset, except for Permitted Encumbrances; and
(ii)    Not take any action which would cause any of Seller’s representations and warranties set forth in Article 4 to be materially false as of the Closing.
6.2    Consents and Approvals.

(a)    Subject to Section 6.1(a), Purchaser shall be responsible for obtaining all of Purchaser’s Required Consents and Purchaser’s Required Regulatory Approvals. As promptly as practicable after the date of this Agreement, Purchaser shall take all necessary actions to obtain the same, shall diligently prosecute all applications and shall afford Seller the opportunity to review all filings.
(b)    Subject to Section 6.1(a), Purchaser shall have the primary responsibility for securing the transfer, reissuance or procurement of the Facilities Permits, effective as of the Effective Date. Seller shall use Commercially Reasonable Efforts to cooperate with Purchaser’s efforts in this regard and assist in any transfer or reissuance of Facilities Permits included in the Assets or the procurement of any other Facilities Permits when so requested by Purchaser.
(c)    The assignment of the Leased Property is, pursuant to the terms of the Facilities Lease, “subject to the prior written consent of the [Navajo] Nation, which consent shall not be unreasonably withheld, nor conditioned upon any payments or changes to the terms or conditions of the respective leases, other than normal administration fees” (the “Navajo Consent”). Further, pursuant to Section 12 of the Grant of Federal Rights-of-Way Easements, dated August 4, 2015 (the “New ROW”), Seller’s interest in the New ROW may not be assigned without the consent of the Navajo Nation (the “ROW Consent”), which consent may not be unreasonably withheld. Seller acknowledges that Purchaser and EPE have been unable to date to obtain the Navajo Consent and the ROW Consent in connection with the EPE Interest Purchase Agreement. Purchaser and Seller shall use their Commercially Reasonable Efforts to obtain the Navajo Consent and the ROW Consent, both including the assignment to Seller from EPE, and the assignment to Purchaser from Seller, prior to the Closing Date, but if they are unable to do so, they each agree to waive any Closing conditions relating to the failure to obtain the Navajo Consent and/or the ROW Consent and shall continue to use Commercially Reasonable Efforts following the Closing to obtain the same. The commitment described in this Section 6.2(c) shall terminate on the later to occur of (i) the Closing under this Agreement, (ii) the date upon which the Navajo Consent (covering the assignment to Seller from EPE, and the assignment to Purchaser from Seller) is delivered to Purchaser and Seller, and (iii) the date upon which the ROW Consent (covering the assignment to Seller from EPE, and the assignment to Purchaser from Seller) is delivered to Purchaser and Seller.
6.3    Tax Matters.
(a)    All Transfer Taxes, if any and to the extent required by applicable Laws, incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Purchaser. Purchaser will file, to the extent required by applicable law, all necessary Tax Returns and other documentation with respect to any such Transfer Taxes, and Seller, if required by applicable law, will join in the execution of any such Tax Returns or other documentation; provided that Seller will be entitled to review in advance any Tax Returns the execution of which it joins pursuant to this Section 6.3(a).
(b)    With respect to Taxes to be prorated in accordance with Section 3.6 of this Agreement, Purchaser shall prepare and timely file all Tax Returns required to be filed after the Effective Date with respect to the Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. Purchaser’s preparation of those Tax Returns that are for a taxable period that begins before the Effective Date shall be subject to Seller’s approval, which approval shall not be unreasonably withheld or delayed. Purchaser shall make such Tax Returns available for Seller’s review and approval (which approval shall not be unreasonably withheld or delayed) no later than fifteen (15) Business Days prior to the due date for filing such Tax Returns, it being understood that Seller’s failure to approve any such Tax Returns shall not limit Purchaser’s obligation to timely file such Tax Returns and duly and timely pay all Taxes shown to be due thereon. Not less than five (5) Business Days prior to the due date of any such Tax Return, Seller shall, to the extent that such Tax has not been prepaid and has not been reflected in an adjustment to the Purchase Price, pay to Purchaser Seller’s prorated portion of the amount shown as due on such Tax Returns as determined in accordance with Section 3.6 of this Agreement and shall, to the extent required by law, join in the execution of any such Tax Returns. Purchaser and Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.
(c)    Purchaser and Seller shall provide the other Party with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting Party with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Purchaser and Seller shall retain all books and records with respect to Taxes assessed on the Assets for the full period of any applicable statute of limitations. Any information obtained pursuant to this Section 6.3 or pursuant to any other Section hereof providing for the sharing of information or review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the Parties hereto.
(d)    In the event that a dispute arises between Seller and Purchaser as to the amount of Taxes, the Parties shall attempt in good faith to resolve such dispute, and any amount so agreed upon shall be paid to the appropriate Party. If such dispute is not resolved within thirty (30) days thereafter, the Parties shall submit the dispute to the Independent Accounting Firm for resolution, which resolution shall be final, conclusive and binding on the Parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Independent Accounting Firm in resolving the dispute shall be borne equally by Seller and Purchaser. Any payment required to be made as a result of the resolution of the dispute by the Independent Accounting Firm shall be made within ten (10) days after such resolution, together with any interest determined by the Independent Accounting Firm to be appropriate.
(e)    If Purchaser receives or becomes entitled to any Tax refund or any amount credited against Tax that is attributable to the ownership, operation or use of the Assets prior to the Effective Date, Purchaser shall (i) in the case of a refund, pay Seller the amount of any such refund, reduced by any net Tax required under applicable Law to be paid by Purchaser with respect thereto, and (ii) in the case of a credit, pay to Seller at such time or times as such credit is actually utilized, the excess of (A) the amount of Taxes that would have been payable (or the amount of the Tax refund, offset or other reduction in Tax liability actually receivable) by Purchaser in the absence of such credit over (B) the amount of Taxes actually payable (or the amount of the Tax refund, offset or other reduction in Tax liability that would have been receivable) by Purchaser.
(f)    Nothing in this Section 6.3 or elsewhere in this Agreement shall make either Party liable for the Income Taxes of the other or for any Taxes (other than Transfer Taxes, if applicable) imposed on the other as a result of the transactions contemplated by this Agreement.
6.4    Risk of Loss.
(a)    If, before the Effective Date, all or any portion of the Facilities or the Facilities Switchyard becomes subject to or is threatened with any condemnation or eminent domain proceeding, Seller shall notify Purchaser promptly in writing of such fact. In the event of such taking, Seller, upon the Closing, shall assign to Purchaser any claim, settlement or proceeds thereof.
(b)    If, before the Effective Date all or any portion of the Facilities or the Facilities Switchyard are damaged or destroyed (whether by fire, theft, vandalism or other casualty) in whole or in part, Seller shall, upon the Closing, transfer the proceeds or the rights to the proceeds of applicable insurance to Purchaser.
6.5    Cooperation Relating to Insurance. Until the Closing, Seller will not take any action that will decrease the level of insurance coverage for the Facilities and the Facilities Switchyard as in effect on the date hereof, including, without limitation, property damage and liability insurance, unless agreed by the other Facilities Owners. In addition, Seller agrees to use Commercially Reasonable Efforts to assist Purchaser in making any claims against pre-Closing insurance policies of Seller that may provide coverage related to Assumed Liabilities. Purchaser agrees that it will indemnify Seller for its reasonable out-of-pocket expenses incurred in providing such assistance and cooperation. On and after the Closing, Seller shall authorize the Operating Agent to take any actions necessary to remove Seller from any Facilities Insurance Policies and, except with respect to insurance rights retained by Seller pursuant to Section 2.2(h), Seller agrees to waive its rights with respect to such insurance coverage from and after the Closing. If requested by Seller, Purchaser agrees to exercise Commercially Reasonable Efforts to assist Seller, at Seller’s cost, in obtaining so-called “tail” coverage in respect of claims brought after the Closing for events occurring prior to the Closing, including, if appropriate, listing Seller as an additional insured or named insured in policies of Purchaser and/or the Facilities Owners. Seller agrees that it will reimburse Purchaser for its reasonable out-of-pocket expenses incurred in providing such assistance to Seller in obtaining tail coverage.
6.6    Reasonable Cooperation. Each Party agrees to use Commercially Reasonable Efforts to cooperate with the other Party to effect the consummation of the transactions contemplated by this Agreement, and to provide the other Party with such access or information related to the Facilities as may reasonably be requested in connection with such transactions. Without limiting the generality of the forgoing, the Parties shall work with each other prior to the Closing Date to determine if any Facilities Contract which is not currently listed on Schedule 2.1(h) or Schedule 1.1.56, or approval of any Governmental Authority which is not currently listed on Schedule 1.1.57 or Schedule 1.1.66, should be listed on such Schedules.

6.7    Exclusivity. During the term of this Agreement, and except as necessary to fulfill its obligations under the Facilities Co-Tenancy Agreement, Seller will (a) deal exclusively with Purchaser and will not offer to sell, solicit offers to sell or negotiate with any third party for the sale of the Assets; and (b) promptly notify Purchaser of any unsolicited offer, interest or inquiry by a third party concerning a possible purchase of the Assets and will not provide any information with respect to a possible sale of the Assets to any third party.
6.8    Post Closing – Further Assurances. At any time or from time to time after the Closing, each Party will, upon the reasonable request of the other Party, execute and deliver any further instruments or documents, and exercise Commercially Reasonable Efforts to take such further actions as may reasonably be required to fulfill and implement the terms of this Agreement or realize the benefits intended to be afforded hereby. After the Closing, and upon prior reasonable request, each Party shall exercise Commercially Reasonable Efforts to cooperate with the other, at the requesting Party’s expense (but including only out-of-pocket expenses to third parties and not the costs incurred by any Party for the wages or other benefits paid to its officers, directors or employees), in furnishing non-privileged records, information, testimony and other assistance in connection with any inquiries, actions, audits, proceedings or disputes involving either of the Parties hereto (other than in connection with disputes between the Parties hereto) and based upon contracts, arrangements or acts of Seller, Purchaser, the other Facilities Owners or the Operating Agent on behalf of one or more of the Facilities Owners which were in effect or occurred on, prior to, or after Closing and which relate to the Assets, including, without limitation, arranging discussions with (and calling as a witness) officers, directors, employees, agents, and representatives of Purchaser or Seller. Without limiting the generality of the foregoing, Purchaser shall use Commercially Reasonable Efforts to (i) assist Seller, at Seller’s expense, by making available Purchaser’s representatives, as well as representatives of the companies providing the Decommissioning Report and the Reclamation Report, to provide testimony in proceedings on behalf of Seller and (ii) permit Seller to participate consistent with current practice in the financial audits for the Facilities with respect to pre-Closing periods.
6.9    Post Closing – Information and Records.
(a)    Following the Closing, Purchaser will not dispose of any books, records, documents or information reasonably relating to any Excluded Assets or Excluded Liabilities except in accordance with Purchaser’s existing record retention policies. During such period, Purchaser will permit Seller to examine and make copies, at Seller’s expense, of such books, records, documents and information for any reasonable purpose, including any litigation now pending or hereafter commenced by or against Seller, or the preparation of income or other Tax Returns. Seller will provide reasonable notice to Purchaser of its need to access such books, records, documents or other information.
(b)    Seller shall not be entitled to examine or copy privileged and/or attorney work product documents or information pursuant to Section 6.9(a). If privileged and/or attorney work product documents or information, including communications between Purchaser and its counsel, are disclosed to Seller in the books, records, documents or other information made available by Purchaser, Seller agrees (i) such disclosure is inadvertent, (ii) such disclosure will not constitute a waiver, in whole or in part, of any privilege or work product, (iii) such information will be kept confidential, and (iv) Seller will promptly return to Purchaser (or will destroy or make inaccessible such information to the extent reasonably possible and certify as such to Purchaser) all copies of such books, records, documents or other information in the possession of Seller.
6.10    Waiver of Sovereign Immunity.
(a)    Limited Waiver of Purchaser’s Sovereign Immunity. Purchaser limitedly waives its sovereign immunity from suit in accordance with and for the limited purposes described in this Section 6.10, namely for arbitration and any litigation proceedings necessary to compel arbitration, or to enforce an arbitral award pursuant to the terms and provisions of this Agreement, including Section 11.10 hereof, or for exigent or emergency equitable relief. Purchaser represents and agrees that Purchaser expressly, unequivocally, and irrevocably waives its immunity from suit and consents to the dispute resolution mechanisms stated in this Agreement in accordance with the clear and express terms of this Agreement, to permit enforcement of the terms and conditions of this Agreement.
(i)    To the extent arbitration must be compelled, challenged, or sought to be enforced by a Party, Purchaser consents to such judicial proceedings in a New Mexico state court of competent jurisdiction as necessary to compel a Party’s participation in arbitration, a Party’s challenge of award, or a Party’s enforcement of an award.
(ii)    Seller may seek and obtain specific performance, money damages, injunctive relief, and any other remedies or relief from Purchaser, pursuant to and in accordance with the terms of this Agreement, and Seller may seek recourse and enforcement against any and all of the assets of Purchaser.
(iii)    Purchaser waives any benefits, rights, immunities, privileges, or limitations in applicable Navajo Nation Law that would otherwise foreclose specific performance, injunctive relief, money damages, or any other remedies or relief from Purchaser pursuant to this Agreement.
(iv)    Purchaser waives any otherwise existing right or claim of right to require exhaustion of tribal administrative or judicial remedies prior to exercise of the dispute resolution provisions of the Agreement, including with respect to arbitration and any ancillary litigation proceedings, to compel arbitration or enforce any arbitration award in a New Mexico state court of competent jurisdiction. Purchaser’s consent to the jurisdiction of a New Mexico state court of competent jurisdiction as provided in this Agreement is irrevocable. Purchaser waives any rights to have any dispute heard in a Navajo Nation tribunal, in any Navajo Nation administrative or judicial body whatsoever.
(v)    Purchaser agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity, but only to Seller and its successors and assigns, and exclusively for the purposes of this Agreement, to have binding arbitration conducted in pursuant to and in accordance with the provisions of Section 11.10 of this Agreement.

(vi)    To the extent arbitration must be compelled, a Party challenges an arbitration award, or a Party seeks to enforce an arbitration award, pursuant to the terms of this Agreement, Purchaser clearly, expressly, unequivocally, and irrevocably consents to such judicial proceedings in a New Mexico state court of competent jurisdiction.
(vii)    Purchaser agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity and any right otherwise existing, but only to Seller, and exclusively for the purposes of this Agreement, to have a dispute between the Parties pursuant to this Agreement heard in any Navajo Nation adjudicatory tribunal, forum, or other bodies that may otherwise have exclusive or concurrent jurisdiction over any such dispute, whether or not the same now exist or are hereinafter created.
(viii)    Purchaser agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity, but only to Seller, and exclusively for the purposes of this Agreement, for recourse and enforcement against any and all of the assets of Purchaser only. Purchaser’s agreement and express, unequivocal, and irrevocable waiver of its sovereign immunity shall not be asserted, interpreted, or applied to permit or authorize the sale or transfer of any property held by the Navajo Nation apart from the Purchaser’s property, or any other property held by any other Navajo Nation instrumentality or entity other than Purchaser, whether such property is held in trust by the United States, or otherwise.
(ix)    Purchaser’s agreement and express, unequivocal, and irrevocable waiver of its sovereign immunity shall not apply, redound, or inure to any other third party (or non-Party) person or entity other than Seller and Seller’s successors and assigns, and authorizes only the remedies provided by this Agreement against Purchaser pursuant to only a claim, dispute, or cause of action brought by Seller against Purchaser to enforce Seller’s rights, and Purchaser’s obligations created and existing pursuant to this Agreement.
(x)    Purchaser clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity for Seller’s disputes with Purchaser, Seller’s claims against Purchaser, or Seller’s causes of action against Purchaser, and only for Seller to enforce the rights of Seller and the obligations of Purchaser created and existing pursuant to this Agreement.
(xi)    Purchaser clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity for Seller to seek to obtain, and where deemed appropriate by an arbitrator, an arbitration panel, or a judge of a New Mexico state court of competent jurisdiction, for Seller to obtain one or more of the following: (A) interpretation of this Agreement; (B) to make Purchaser perform a specific action Purchaser is obligated to perform pursuant to this Agreement, or to make Purchaser discontinue some specific action Purchaser is precluded from performing pursuant to this Agreement; or (C) to require Purchaser to comply with the duties and obligations clearly and expressly agreed to by Purchaser within this Agreement.
(xii)    Purchaser clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity solely with respect to actions by Seller in accordance with the terms of this Agreement, and Purchaser’s limited waiver shall survive the termination or expiration of this Agreement and remain effective until any applicable statute of limitations runs.
(xiii)    Purchaser represents and warrants that all of the persons creating and executing this Agreement, and any related agreements necessary to effectuate this Agreement, are actually, fully, properly, apparently, and impliedly authorized to vest all of the persons creating and executing this Agreement with all authorities necessary to bind and obligate Purchaser to the terms of this Agreement.
(xiv)    Purchaser clearly, expressly, unequivocally, and irrevocably agrees that, to the extent Purchaser changes its company, corporate, or organizational form, any resulting company, corporation, or organization will, by Navajo Nation Council resolution, or as otherwise required by the internal laws of the Navajo Nation, provide all of the same limited waivers of sovereign immunity to Seller as those set forth in this Section 6.10.
(xv)    Purchaser agrees that to the extent any provisions of this Agreement are rendered ineffective by any later changes in Navajo Nation Law, any such change shall constitute a breach of the agreement(s) and be actionable under the dispute resolution terms of this Agreement.
(xvi)    Purchaser agrees that the Navajo Nation’s independent covenant not to regulate any aspects of the Facilities, pursuant to the Facilities Lease, remains unchanged and unaffected.
(b)    No Waiver of Navajo Nation Sovereign Immunity. The Parties agree that nothing in this Agreement shall be asserted, interpreted, or otherwise understood to constitute any waiver of the Navajo Nation’s sovereign immunity, nor any waiver of any of the Navajo Nation’s rights, powers, or authorities as a sovereign governmental institution, whether express or implied.
(i)    The Parties agree that although Purchaser is a wholly-owned instrumentality of the Navajo Nation that otherwise possesses sovereign immunity, by virtue of its relationship to and with the Navajo Nation, Purchaser is a company with its own particular assets, liabilities, rights, and obligations.
(ii)    Purchaser’s limited waiver of sovereign immunity in this Agreement extends only to Seller, and only as described in this Agreement, and shall not be asserted, interpreted, implied or applied to permit or authorize the sale or transfer of any property held by the Navajo Nation apart from Purchaser’s property, whether such Navajo Nation property is held in trust for the Navajo Nation by the United States, or otherwise.
(iii)    Purchaser’s limited waiver of sovereign immunity shall not be asserted, interpreted, implied or applied to permit or authorize the sale or transfer of any property held by any Navajo Nation instrumentality, entity or enterprise other than Purchaser.
(iv)    Purchaser agrees that the Navajo Nation’s independent covenant not to regulate any aspects of the Facilities pursuant to the Facilities Lease remains unchanged and unaffected. Because the Navajo Nation is not a party to this Agreement, this Agreement has no impact upon any existing contractual obligations of the Navajo Nation whatsoever.
6.11    Financial Assurances/Return on Equity/True-up Payments.
(a)    Financial Assurance. Purchaser has requested that Seller's Affiliate, Pinnacle West, provide a financial assurance on Purchaser's behalf consistent with the Four Corners Financial Assurance Policy and in a form acceptable to the other Facilities Owners (the "Financial Assurance").   Purchaser acknowledges that the Financial Assurance will not absolve Purchaser of primary liability for all obligations Purchaser will have under the Facilities Contracts from and after the Closing.  Without limiting the generality of the foregoing, Purchaser agrees that nothing herein or in the Financial Assurance shall amend or alter (i) any of Purchaser's obligations as a Facilities Owner to timely meet and abide by all the obligations of the Facilities Owners under the Facilities Contracts and (ii) the application and enforcement, as to Purchaser,  of the provisions of Section 20 and any other provision of the Facilities Co-Tenancy Agreement relating to a default.   Any payment by Pinnacle West on account of the Financial Assurance shall be deemed a default by Purchaser under the Facilities Co-Tenancy Agreement, with all of the resulting consequences of a default, which default will be cured only if Pinnacle West is made whole on the amount so paid within three (3) Business Days following the default.
(b)    Security for Financial Assurance.  To induce Pinnacle West to provide the Financial Assurance, Purchaser has agreed to provide as security for Purchaser’s repayment obligations the same collateral as described in the Collateral Assignment. The foregoing commitment of Purchaser to repay Pinnacle West, and the security backing such commitment, shall be set forth in a separate agreement between Purchaser and Pinnacle West that is in a form acceptable to Pinnacle West and Purchaser (the “Agreement to Provide Financial Assurance”).  Anything to the contrary in the Agreement to Provide Financial Assurance notwithstanding, in the event of any payment by Pinnacle West made on behalf of Purchaser pursuant to the Financial Assurance, Purchaser shall at all times remain responsible to immediately reimburse and indemnify Pinnacle West for all such amounts paid by it on account of the Financial Assurance.
(c)    Release of Collateral. Following payment in full of the Note, and provided that Purchaser is not then in default under the Agreement to Provide Financial Assurance or any documents or instruments related thereto, Purchaser shall have the right to seek to independently satisfy the Four Corners Financial Assurance Policy. If Purchaser is able to independently satisfy the Four Corners Financial Assurance Policy and posts the requisite financial assurance, then Pinnacle West shall release the collateral described in Section 6.11(b).
(d)    Post-Closing Amendments to Facilities Co-Tenancy Agreement.  Purchaser agrees that as promptly as practicable, and in any event within sixty (60) days following the Effective Date, Purchaser shall enter into an amendment to the Facilities Co-Tenancy Agreement acknowledging for the benefit of all Facilities Owners the matters described in Section 6.11(a), including the consequences of Purchaser's defaults.
(e)    Return on Equity/True-up Payments. Simultaneous with the Closing, Seller shall cancel, forgive, and forever discharge any and all right to the return on equity component of the Calendar Year 2018 True-Up Payment (for the avoidance of doubt, Purchaser remains responsible for the Calendar Year 2018 True-Up Payment with the assumption that the Target ROE will be 0% rather than 15%). The Parties agree that the Calendar Year 2017 True-Up Payment will be calculated in accordance with the 2016 Coal Supply Agreement and not be discounted. The Parties further agree that, unless and until an objection is raised by Purchaser in accordance with the terms of the 2016 Coal Supply Agreement, the Calendar Year 2017 True-Up Payment and the Calendar Year 2018 True-Up Payment calculations will be deemed presumptively correct and payable when due by Purchaser; provided, however, Purchaser shall retain the right to audit and, if it deems necessary, dispute any True-Up Payment based solely on audit findings, which audits must be completed on or before the first anniversary after such payment becomes due. As used in this Section 6.11(e), (i) “Calendar Year 2016 True-Up Payment” means the True-Up Payment for the period beginning on July 7, 2016 and ending on December 31, 2016, which was paid by Purchaser on December 17, 2017; (ii) “Calendar Year 2017 True-Up Payment” means the True-Up Payment for the 2017 calendar year to be paid by Purchaser to Seller pursuant to the 2016 Coal Supply Agreement on December 31, 2018; (iii) “Calendar Year 2018 True-Up Payment” means the True-Up Payment for that portion of the 2018 calendar year between January 1, 2018 and the Effective Date to be paid by Purchaser to Seller pursuant to the 2016 Coal Supply Agreement on December 31, 2019; (iv) “Target ROE” has the meaning set forth in Section 6.9 of the 2016 Coal Supply Agreement; and (v) “True-Up Payment” has the meaning set forth in Section 3 of Exhibit 6.9(a) of the 2016 Coal Supply Agreement.
(f)    Post-Execution/Pre-Closing True-Up Payments. In the event that the Closing Date is after July 1, 2018, Purchaser shall be responsible payment of the True-Up Payments as set forth in Section 6.9 of the 2016 Coal Supply Agreement for the period of time between July 1, 2018 and the Closing Date or termination of this Agreement pursuant to Section 10.1 (“True-Up Payment Continuation Period”), provided, however, that during the True-Up Payment Continuation Period, if any, Seller shall forgive and waive any and all right to the return on equity component of the True-Up Payment attributable to the True-Up Payment Continuation Period (for the avoidance of doubt, Purchaser shall be responsible for payment of the True-Up Payment for the True-Up Payment Continuation Period pursuant to the procedure set forth in Section 6.9 of the 2016 Coal Supply Agreement, except that the Target ROE will be 0% rather than 15%, and notwithstanding the fact that the Parties shall have executed the Amended and Restated 2016 Coal Supply Agreement).
6.12    Pension and OPEB Liabilities. Seller shall cause Pinnacle West to enter into a letter agreement (the “Side Letter”) with Purchaser, in form reasonably satisfactory to Pinnacle West and Purchaser, to the effect that if, at the end of life of the Plant, Pinnacle West determines that the Pension and OPEB Liabilities allocable to the Facilities are underfunded, then Pinnacle West shall pay and indemnify Purchaser for its share thereof attributable to the EPE Interest.
ARTICLE 7
INDEMNIFICATION
7.1    Indemnification by Seller.

(a)    Purchaser Claims. From and after the Closing, Seller will indemnify, defend and hold harmless Purchaser and its Affiliates, and each of their officers, directors, employees, attorneys, agents and successors and assigns (collectively, the “Purchaser Group”), from and against any and all demands, suits, penalties, obligations, damages, claims, losses, liabilities, payments, costs and expenses (including reasonable legal, accounting and other expenses in connection therewith) (collectively, “Damages”), and including costs and expenses incurred in connection with investigations, and settlement proceedings arising out of, with respect to or by reason of, the following (collectively, “Purchaser Claims”):
(i)    any breach or violation of any covenant or agreement of Seller set forth in this Agreement;
(ii)    any breach or inaccuracy of the representations or warranties made by Seller contained in this Agreement in Article 4;
(iii)    the Excluded Liabilities; and
(iv)    any loss or damages resulting from or arising out of Seller’s ownership of the Assets prior to Closing, except for any loss or damage resulting from or arising out of (x) Assumed Liabilities or (y) any Taxes payable by Purchaser pursuant to this Agreement.
(b)    SELLER LIMITATIONS. IF THE CLOSING OCCURS, THE PURCHASER GROUP WILL NOT BE ENTITLED TO ANY PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF ANY PURCHASER CLAIMS, INCLUDING DAMAGES FOR LOST REVENUES, INCOME, PROFITS OR TAX BENEFITS, DIMINUTION IN VALUE OF THE FACILITIES, OR ANY OTHER DAMAGE OR LOSS RESULTING FROM THE DISRUPTION TO OR LOSS OF OPERATION OF THE ASSETS, EXCEPT TO THE EXTENT DUE ON ANY THIRD PARTY CLAIM.
7.2    Indemnification by Purchaser.
(a)    Seller Claims. From and after the Closing, Purchaser will indemnify, defend and hold harmless Seller and its Affiliates and each of their officers, directors, employees, attorneys, agents and successors and assigns (collectively, the “Seller Group”), from and against any and all Damages, and including costs and expenses incurred in connection with, investigations and settlement proceedings arising out of, with respect to or by reason of the following (collectively, “Seller Claims”):
(i)    any breach or violation of any covenant or agreement of Purchaser set forth in this Agreement;
(ii)    any breach or inaccuracy of any of the representations or warranties made by Purchaser contained in this Agreement in Article 5;
(iii)    the Assumed Liabilities; and

(iv)    any loss or damages resulting from or arising out of Purchaser’s ownership or operation of the Assets from and after the Closing, except for any loss or damage resulting from or arising out of (x) Excluded Liabilities or (y) any Taxes payable by Seller pursuant to this Agreement.
(b)    PURCHASER LIMITATIONS. IF THE CLOSING OCCURS, THE SELLER GROUP WILL NOT BE ENTITLED TO ANY PUNITIVE, INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF ANY SELLER CLAIM, INCLUDING DAMAGES FOR LOST REVENUES, INCOME, PROFITS OR TAX BENEFITS, DIMINUTION IN THE VALUE OF THE FACILITIES OR ANY OTHER DAMAGE OR LOSS RESULTING FROM THE DISRUPTION TO OR LOSS OF OPERATION OF THE ASSETS, EXCEPT TO THE EXTENT DUE ON ANY THIRD PARTY CLAIM.
7.3    Notice of Claim. Subject to the terms of this Agreement and upon a Party’s receipt of notice of the assertion of a claim or of the commencement of any suit, action or proceeding made or brought by any Person who is not a Party to this Agreement or an Affiliate, the Party seeking indemnification hereunder (the “Indemnitee”) will promptly notify the Party against whom indemnification is sought (the “Indemnitor”) in writing of any damage, claim, loss, liability or expense which the Indemnitee has determined has given or could give rise to a claim under Section 7.1 or Section 7.2. (The written notice is referred to as a “Notice of Claim.”) A Notice of Claim will specify, in reasonable detail, the facts known to the Indemnitee regarding the claim. Subject to the terms of this Agreement, the failure to provide (or timely provide) a Notice of Claim will not affect the Indemnitee’s rights to indemnification except to the extent such failure shall have materially and adversely prejudiced Indemnitor.
7.4    Defense of Third Party Claims. The Indemnitor will defend, in good faith and at its expense, any claim or demand set forth in a Notice of Claim relating to a Third Party Claim and the Indemnitee, at its expense, may participate in the defense and employ, at its expense, separate counsel of its choice for such purpose. The Indemnitee cannot settle or compromise any Third Party Claim so long as the Indemnitor is defending it in good faith. If the Indemnitor elects not to contest a Third Party Claim, the Indemnitee may undertake its defense, and the Indemnitor will be bound by the result obtained by the Indemnitee. The Indemnitor may at any time request the Indemnitee to agree to the abandonment of the contest of the Third Party Claim or to the payment or compromise by the Indemnitor of the asserted claim or demand. If the Indemnitee does not object in writing within fifteen (15) days of the Indemnitor’s request, the Indemnitor may proceed with the action stated in the request. If within that fifteen (15) day period the Indemnitee notifies the Indemnitor in writing that it has determined that the contest should be continued, the Indemnitor will be liable under this Article 7 only for an amount up to the amount which the third party to the contested Third Party Claim had agreed to accept in payment or compromise as of the time the Indemnitor made its request. This Section 7.4 is subject to the rights of any Indemnitee’s insurance carrier that is defending the Third Party Claim.
7.5    Control of Litigation.

(a)    The Parties acknowledge and agree that, from and after the Effective Date, as between Seller and Purchaser, Seller shall be entitled exclusively to control, defend and settle any suit, action, proceeding or investigation arising out of or related to any Excluded Assets, Excluded Liabilities or Taxes for Pre-Closing Tax Periods, in each case, not involving claims against the Operating Agent or the other Facilities Owners, and Purchaser agrees to cooperate reasonably in connection therewith, it being understood that Purchaser shall not be required to incur any cost in connection with any such settlement but may be required to provide a release to a third party claimant in respect of the specific matters involved in such suit, action, proceeding or investigation; provided, however, that Seller shall reimburse Purchaser for all reasonable costs and expenses incurred in providing such cooperation to Seller.
(b)    The Parties acknowledge and agree that, from and after the Effective Date, as between Seller and Purchaser, Purchaser shall be entitled exclusively to control, defend and settle any suit, action, proceeding or investigation arising out of or related to any Assets or Assumed Liabilities, in each case, not involving Excluded Assets, Excluded Liabilities or Taxes for Pre-Closing Tax Periods, and Seller agrees to cooperate reasonably in connection therewith, it being understood that Seller shall not be required to incur any cost in connection with any such settlement but may be required to provide a release to a third party claimant in respect of the specific matters involved in such suit, action, proceeding, or investigation; provided, however, that Purchaser shall reimburse Seller for all reasonable costs and expenses incurred in providing such cooperation to Purchaser and shall not unreasonably interfere with Seller’s operations. The foregoing provisions of this Section 7.5(b) shall not apply to the Arbitration.
(c)    For suits, actions, proceedings, or investigations arising out of or related to both Excluded Assets and/or Excluded Liabilities (other than Taxes), and Assets and/or Assumed Liabilities, the Parties agree to coordinate with each other with respect to the defense thereof. Without limiting the foregoing, for suits, actions, proceedings or investigations in which Seller and Purchaser are named parties, Seller and Purchaser shall discuss the feasibility of having one counsel represent Seller and Purchaser.
7.6    Direct Claim Procedures. In the event Indemnitee has a claim for indemnity under Section 7.1 or 7.2 against Indemnitor that does not involve a Third Party Claim, Indemnitee agrees to promptly deliver a Notice of Claim to Indemnitor. The Notice of Claim will specify, in reasonable detail, the facts known to the Indemnitee regarding the claim. Subject to the terms of this Agreement, the failure to provide (or timely provide) a Notice of Claim will not affect the Indemnitee’s rights to indemnification except to the extent such failure shall have materially and adversely prejudiced Indemnitor. If the Indemnitor does not notify the Indemnitee within thirty (30) days following the receipt of a Notice of Claim that the Indemnitor disputes its indemnity obligation to the Indemnitee with respect to such claim, such claim shall be conclusively deemed a liability of the Indemnitor and the Indemnitor shall promptly pay to the Indemnitee any and all damages arising out of such claim. If the Indemnitor has timely disputed its indemnity obligation with respect to such claim, the Parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved pursuant to Section 11.10.

7.7    Cooperation. The Party defending the Third Party Claim will (a) consult with the other Party throughout the pendency of the Third Party Claim regarding the investigation, defense, settlement, trial, appeal or other resolution of the Third Party Claim; and (b) afford the other Party the opportunity to be associated in the defense of the Third Party Claim. The Parties will cooperate in the defense of the Third Party Claim. The Indemnitee will make available to the Indemnitor or its representatives all records and other materials reasonably required by them for use in contesting any Third Party Claim (subject to obtaining an agreement to maintain the confidentiality of confidential or proprietary materials in a form reasonably acceptable to Indemnitor and Indemnitee). If requested by the Indemnitor, the Indemnitee will cooperate with the Indemnitor and its counsel in contesting any Third Party Claim that the Indemnitor elects to contest or, if appropriate, in making any counterclaim against the Person asserting the claim or demand, or any cross-complaint against any Person. The Indemnitor will reimburse the Indemnitee for any expenses incurred by Indemnitee in cooperating with or acting at the request of the Indemnitor.
7.8    Mitigation and Limitation on Claims. As used in this Agreement, the term “Indemnifiable Claim” means any Purchaser Claims or Seller Claims. Notwithstanding anything to the contrary contained herein:
(a)    Reasonable Steps to Mitigate. The Indemnitee will take all reasonable steps to mitigate all losses, damages and the like relating to an Indemnifiable Claim, including availing itself of any defenses, limitations, rights of contribution, claims against third Persons and other rights at law or equity, and will provide such evidence and documentation of the nature and extent of the Indemnifiable Claim as may be reasonably requested by the Indemnitor. The Indemnitee’s reasonable steps include the reasonable expenditure of money to mitigate or otherwise reduce or eliminate any loss or expense for which indemnification would otherwise be due under this Article 7, and the Indemnitor will reimburse the Indemnitee for the Indemnitee’s reasonable expenditures in undertaking the mitigation, together with, interest thereon from the date of payment to the date of repayment at the “prime rate” as published in The Wall Street Journal, Eastern Edition.
(b)    Actual Damages. Any Indemnifiable Claim is limited to the amount of actual damages sustained by the Indemnitee by reason of such breach or nonperformance.
(c)    Minimum Claim. No Party shall have any liability or obligation to indemnify under Section 7.1(a)(ii) or Section 7.2(a)(ii), as the case may be, unless the aggregate amount for which such Party would be liable thereunder, but for this provision, exceeds One Hundred Fifty Thousand Dollars ($150,000), and recovery shall be limited only to such amounts as exceed One Hundred Fifty Thousand Dollars ($150,000). For purposes of the foregoing, individual claims of Fifteen Thousand Dollars ($15,000) or less shall not be aggregated for purposes of calculating such deductible threshold amount or for calculating damages in excess of such amount. Nothing in this Section 7.8 is intended to modify or limit a Party’s liability or obligation hereunder for other Indemnifiable Claims or to constitute an assumption by Purchaser of any Excluded Liability or an assumption by Seller of any Assumed Liability.
7.9    Exclusivity. Except as specifically set forth in this Agreement, and except for intentional fraud, following the Closing, the rights and remedies of Seller Group, on the one hand, and Purchaser Group, on the other hand, for money damages under this Article 7 are, solely as between Seller Group on the one hand and Purchaser Group on the other hand, exclusive and in lieu of any and all other rights and remedies for money damages which each of Seller on the one hand, and Purchaser on the other hand, may have under this Agreement under applicable Law with respect to any Indemnifiable Claim, whether at common law or in equity.
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS
OF PURCHASER AT THE CLOSING
The obligations of Purchaser under this Agreement to complete the purchase of the Assets and assume the Assumed Liabilities are subject to the satisfaction or waiver, or deemed satisfaction or waiver, on or prior to the Closing, of each of the following conditions precedent:
8.1    Compliance with Provisions. Seller has performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.
8.2    Injunction. No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which prevents the consummation of the sale of the Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to cooperate in all efforts to have any such injunction, order or decree lifted) and no Law shall have been enacted by any state or federal government or Governmental Authority, which prohibits the consummation of the sale of the Assets.
8.3    Required Regulatory Approvals. Without limiting the generality of Sections 6.1 and 6.2, Purchaser shall have received all of Purchaser’s Required Regulatory Approvals and Seller shall have received all of Seller’s Required Regulatory Approvals.
8.4    Representations and Warranties. The representations and warranties of Seller set forth in this Agreement shall be true and correct as of the Closing Date, in each case as though made at and as of the Closing Date.
8.5    Officer’s Certificate. Purchaser shall have received a certificate from Seller, executed by an authorized officer, dated the Closing Date, to the effect that the conditions set forth in Sections 8.1, 8.3 (insofar as such relate to Seller’s Required Regulatory Approvals), 8.4 and 8.7 have been satisfied by Seller.
8.6    Liens. Any and all Encumbrances (other than Permitted Encumbrances) on the Assets shall have been released and any documents necessary to evidence such release shall have been delivered to Purchaser.
8.7    Seller’s Required Consents. Without limiting the generality of Sections 6.1(a) and 6.2, all of Seller’s Required Consents shall have been obtained.

8.8    FERC. All proper filings with FERC as to the addition of Purchaser as a party to the Facilities Contracts shall have been made, and any required waivers of applicable time periods for such filings shall have been obtained from FERC.
8.9    No Termination. Neither Party has exercised any termination right such Party is entitled to exercise pursuant to Section 10.1.
ARTICLE 9
CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AT THE CLOSING
The obligations of Seller under this Agreement to complete the sale of the Assets and transfer the Assets and Assumed Liabilities to Purchaser are subject to the satisfaction or waiver, or deemed satisfaction or waiver, on or prior to the Closing, of each of the following conditions precedent:
9.1    Compliance with Provisions. Purchaser has performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing.
9.2    Injunction. No preliminary or permanent injunction or other order or decree by any federal or state court or Governmental Authority which prevents the consummation of the sale of the Assets contemplated herein shall have been issued and remain in effect (each Party agreeing to use its best efforts to have any such injunction, order or decree lifted) and no Law shall have been enacted by any state or federal government or Governmental Authority in the United States which prohibits the consummation of the sale of the Assets.
9.3    Approvals. Without limiting the generality of Sections 6.1(a) and 6.2, Purchaser shall have received all of Purchaser’s Required Regulatory Approvals, and Seller shall have received all of Seller’s Required Regulatory Approvals.
9.4    Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the Closing Date, in each case as though made at and as of the Closing Date, it being understood and agreed to by the Parties that, with respect to Purchaser’s representation in Section 5.4 hereof, Purchaser’s Knowledge, for purposes of this Section 9.4, will mean Purchaser’s Knowledge as of the Closing Date, and Purchaser will be entitled to supplement its written disclosure to Seller through the Closing Date.
9.5    Officer’s Certificate. Seller shall have received a certificate from Purchaser, executed by an authorized officer, dated the Closing Date, to the effect that the conditions set forth in Sections 9.1, 9.3 (insofar as it relates to Purchaser’s Required Regulatory Approvals), 9.4 and 9.7 (insofar as it related to Purchaser’s Required Consents) have been satisfied by Purchaser.
9.6    No Termination. Neither Party has exercised any termination right such Party is entitled to exercise pursuant to Section 10.1.

9.7    Purchaser’s Required Consents. Without limiting the generality of Sections 6.1(a) and 6.2, all of Purchaser’s Required Consents shall have been obtained and the Closing shall not result in a material breach by Seller of a material Facilities Contract.
9.8    FERC. The December 22, 2015 order from FERC authorizing Seller to sell the EPE Interest to Purchaser shall continue to be in full force and effect without material modification, or a new or amended order shall be in effect on terms acceptable to Seller which authorizes the Closing. In addition, all proper filings with FERC as to the addition of Purchaser as a party to the Facilities Contracts shall have been made, and any required waivers of applicable time periods for such filings shall have been obtained from FERC.
9.9    Consent Decree. (a) The United States Department of Justice shall have consented to the addition of Purchaser as a party to the Consent Decree effective as of the Closing, and (b) the United States District Court for the District of New Mexico shall have issued an appropriate order modifying the Consent Decree to that effect.
9.10    Credit Assurances. Purchaser shall have entered into the Agreement to Provide Financial Assurance as provided in Section 6.11.
ARTICLE 10
TERMINATION
10.1    Rights To Terminate. This Agreement, or to the extent specifically permitted herein a portion thereof, may, by written notice given on or prior to the Closing Date, in the manner provided in Section 11.11, be terminated at any time prior to the Closing Date (or such other date as may be set forth below):
(a)    by Seller if there has been a material misrepresentation by Purchaser or a material default or breach by Purchaser with respect to the due and timely performance of any of Purchaser’s covenants and agreements contained in this Agreement, and such misrepresentation; default or breach is not cured by the earlier of the Closing Date or the date thirty (30) days after receipt by Purchaser, of written notice specifying particularly such misrepresentation, default or breach;
(b)    by Purchaser if there has been a material misrepresentation by Seller or a material default or breach by Seller with respect to the due and timely performance of any of Seller’s covenants and agreements contained in this Agreement, and such misrepresentation, default or breach is not cured by the earlier of the Closing Date, or the date thirty (30) days after receipt by Seller of written notice specifying particularly such misrepresentation, default or breach;
(c)    by Purchaser or Seller, if a permanent injunction or other order or decree by any federal or state court or Governmental Authority is issued which prevents the consummation of the transactions or if a Law shall have been enacted by any state or federal government or Governmental Authority in the United States which prohibits the consummation of the transactions;

(d)    by Purchaser or Seller if the Closing has not occurred by a date that is the later of (i) ninety (90) days after the Execution Date, or (ii) the receipt of a final and non-appealable FERC order resolving the application for authorization of the transaction contemplated by this Agreement, provided that such final order is received no later than June 30, 2019, or such other date as mutually agreed in writing by the Parties, which agreement shall not be unreasonably withheld; provided that no Party then in default shall have the right to terminate this Agreement under this Section 10.1(d); or
(e)    by mutual agreement of Seller and Purchaser.
10.2    Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 or Section 11.6, all further obligations and liabilities of the Parties hereunder (or any stockholder, director, officer, employee, agent, consultant or representative of such Parties) will terminate, except (a) as set forth in Article 7 or as otherwise contemplated by this Agreement and (b) for the obligations set forth in Sections 4.8, 5.6 and Article 11. Upon termination, the originals of any items, documents or written materials provided by one Party to the other Party will be returned by the receiving Party to the providing Party.
10.3    Specific Performance; Limitation of Damages. Seller acknowledges that the transactions contemplated by this Agreement are unique and that Purchaser will be irreparably injured should such transactions not be consummated in a timely fashion. Consequently, Purchaser will not have an adequate remedy at law if Seller shall fail to transfer, assign and convey the Assets when required to do so hereunder. In such event, prior to any termination of this Agreement pursuant to Section 10.1, Purchaser shall have the right, in addition to any other remedy available in equity or law, to seek specific performance of such obligation by Seller and to seek an injunction or injunctions to prevent breaches by Seller hereunder, subject to Purchaser’s performance of its obligations hereunder. Purchaser acknowledges that the transactions contemplated by this Agreement are unique and that Seller will be irreparably injured should such transactions not be consummated in a timely fashion. Consequently, Seller will not have an adequate remedy at law if Purchaser shall fail to purchase the Assets when required to do so hereunder. In such event, prior to any termination of this Agreement pursuant to Section 10.1, Seller shall have the right, in addition to any other remedy available in equity or law, to seek specific performance of such obligation by Purchaser and to seek an injunction or injunctions to prevent breaches by Purchaser hereunder, subject to Seller’s performance of its obligations hereunder. Except as otherwise provided in Article 7, neither Party will be entitled to any punitive, incidental, indirect, special or consequential damages, including damages for lost revenues, income or profits, resulting from or arising out of a breach of this Agreement, whether or not the Closing occurs. This Section 10.3 is specifically authorized by the waivers of sovereign immunity set forth in Section 6.10.
ARTICLE 11
MISCELLANEOUS AGREEMENTS AND ACKNOWLEDGMENTS
11.1    Expenses. Except as otherwise provided herein, each Party is responsible for its own costs and expenses (including attorneys’ and consultants’ fees, costs and expenses) incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement.
11.2    Entire Document. This Agreement (including the Exhibits and Schedules to this Agreement and the Ancillary Agreements) contains the entire agreement between the Parties with respect to the transactions contemplated hereby and supersede all negotiations, representations, warranties, commitments, offers, contracts and writings between the parties with respect to the subject matter of this Agreement prior to the execution date of this Agreement, written or oral.
11.3    Amendment and Waiver. No waiver and no modification or amendment of any provision of this Agreement is effective unless made in writing and duly signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective, referring specifically to this Agreement, and then only to the specific purpose, extent and interest so provided. Except as otherwise provided in this Agreement, no failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude or estop any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 7.9, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
11.4    Schedules. The Parties agree and acknowledge that the Schedules in this Agreement may be incomplete or subject to revision prior to the Closing. The Parties will cooperate and work in good faith to complete and update such Schedules in a manner consistent with the requirements of this Agreement. The Schedules delivered pursuant to the terms of this Agreement are an integral part of this Agreement to the same extent as if they were set forth verbatim herein.
11.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.
11.6    Severability. If any provision hereof is held invalid or unenforceable by any arbitrator or as a result of future legislative action, this holding or action will be strictly construed and will not affect the validity or effect of any other provision hereof, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. To the extent permitted by law, the Parties waive, to the maximum extent permissible, any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
11.7    Assignability. This Agreement is not assignable by either Party without the prior written consent of the other Party, which may be provided or denied in the sole discretion of the non-assigning party, and no assignment shall relieve the assigning Party of any of its obligations hereunder. This Agreement is binding upon and inures to the benefit of the successors and permitted assigns of the Parties.

11.8    Captions. The captions of the various Articles, Sections, Exhibits and Schedules of this Agreement have been inserted only for convenience of reference and do not modify, explain, enlarge or restrict any of the provisions of this Agreement.
11.9    Governing Law. The validity, interpretation and effect of this Agreement are governed by and will be construed in accordance with the laws of the state of New Mexico applicable to contracts made and performed in such state and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law.
11.10    Dispute Resolution. This Section 11.10 is specifically authorized by the waivers of sovereign immunity set forth in Section 6.10.
(a)    General. Subject to Article 7 with respect to an Indemnifiable Claim, Section 3.2 with respect to Purchase Price Adjustments, Section 3.3 with respect to Post-Closing Adjustments, Section 3.5 with respect to the Purchase Price allocation, and Section 6.3(d) with respect to disputes regarding Taxes, the sole process available to either Party for resolution of any dispute or claim arising out of or relating to this Agreement or any Ancillary Agreement shall be the dispute resolution procedure set forth in this Section 11.10. The Parties agree to try to resolve any disputes through negotiations. If the matter is not resolved through such negotiations, the matter shall be submitted to binding arbitration, as set forth below.
(b)    Equitable Relief. Unresolved disputes that require exigent or emergency equitable relief (specific performance and injunctive relief) may be brought only in the First Judicial District Court of the State of New Mexico or, if the First Judicial District Court lacks proper jurisdiction pursuant to a change in law, or the First Judicial District Court is otherwise unavailable to the Parties, then the Delaware Courts of Chancery, without the need (condition precedent) for the aggrieved Party to first submit to binding arbitration, but only pursuant to an emergency, and only for equitable relief (specific performance and injunctive relief).
(c)    Binding Arbitration. In the event negotiations between the Parties do not result in resolution of the Parties’ dispute(s), the Parties shall submit to binding arbitration conducted pursuant to the American Arbitration Association’s (“AAA”) Commercial Arbitration Rules and the Delaware Uniform Arbitration Act, with substantive resolution of disputes governed by the contract and commercial laws of the State of Delaware, subject to and conditioned by the following:
(i)    Arbitration Notice. The demanding Party (the “Claimant”) shall provide a notice of arbitration (the “Arbitration Notice”) to the other Party to the dispute (the “Respondent”), which shall include: (A) the designation of such Party’s arbitrator; and (B) a reasonably detailed statement of the facts and theories supporting that Party’s claims. Within this same period, the Claimant shall provide a copy of the Arbitration Notice to the Respondent in accordance with the notice provisions of Section 11.11 of this Agreement.

(ii)    Response to Arbitration Notice. Within thirty (30) calendar days of receipt of the Arbitration Notice (unless otherwise agreed to in writing by the Parties), the Respondent shall provide the Claimant a response to the Arbitration Notice, which shall include: (A) the designation of such Party’s arbitrator; and (B) a reasonably detailed statement of the facts and theories supporting the Respondent’s defenses and counter-claims (the “Response”).
(iii)    Third Neutral Arbitrator. The two (2) Party arbitrators shall choose the third neutral arbitrator for the arbitration panel. In the event the two (2) Party arbitrators cannot agree on a third arbitrator, the AAA shall select a third arbitrator from its National Roster, who shall be free of any association of any kind with either Party and whose participation as an arbitrator shall not otherwise constitute a conflict of interest or give rise to an appearance of impropriety. The arbitrators shall be bound by, and strictly adhere to the AAA’s Code of Ethics for Arbitration in Commercial Disputes, with particular attention to Canon IX.
(iv)    Expenses of Arbitration. Each Party shall pay the costs, fees and expenses of its appointed arbitrator, and the Parties shall each pay one-half of the third arbitrator’s costs, fees, and expenses, to conduct the arbitral hearing or proceeding.
(v)    Arbitration Panel and Arbitrator Authority to Issue Interim Exigent Equitable Relief. Unless agreed to otherwise, the Parties shall request that the arbitrators commence the final arbitration hearing concerning all claims asserted in the Arbitration Notice, any amendments thereto and any counterclaims asserted in the Response thereto, within one hundred eighty (180) days of the date of the service of the Arbitration Notice, unless the arbitration panel determines that additional time is appropriate to ensure a fair hearing. The arbitration panel shall have authority to issue interim/equitable relief prior to the final hearing, including the authority to direct discovery (and, in that regard, the Parties agree that written discovery and depositions of fact and expert witnesses shall be permitted), specific performance and injunctive relief during the pendency of the dispute resolution proceedings provided by this Agreement.
(vi)    Location. The arbitration shall be conducted at a mutually-agreed-upon location, which shall be any of the following cities: Shiprock, Navajo Nation; Farmington, New Mexico; Albuquerque, New Mexico; or Phoenix, Arizona. In the event the Parties cannot agree to the location of the arbitration hearing or proceeding, a majority of the arbitral panel shall decide on the location of the arbitration hearing or proceeding; which shall be any of the following cities: Shiprock, Navajo Nation; Farmington, New Mexico; Albuquerque, New Mexico; or Phoenix, Arizona.
(vii)    Award and Enforcement. The decision or award of the arbitration panel shall be made by a majority of the panel, and given in writing to the Parties within thirty (30) days after the conclusion of the final arbitration hearing, the submittal of any post-hearing briefs or other filings that may be requested by the arbitration panel. The arbitration panel is authorized to award monetary damages and equitable relief (specific performance and injunctive (preliminary and permanent) and declaratory relief), if such relief, in their opinion, is appropriate. In any arbitration, each Party shall bear its own costs, expenses, and attorneys’ fees, unless the arbitration panel orders otherwise.

(d)    Actions to Compel Arbitration, for Equitable Relief, and for Enforcement of Arbitration Provisions or an Arbitral Award
(i)    Forum. The Judicial District Court of the State of New Mexico, or if the First Judicial District Court lacks proper jurisdiction pursuant to a change in law or the First Judicial District Court is otherwise unavailable to the Parties, then the Delaware Courts of Chancery, shall have exclusive jurisdiction to compel the Parties’ participation in binding arbitration pursuant to this Agreement, enforce an arbitral award, and grant any exigent equitable relief necessary to maintain the status quo, during the pendency of the arbitration.
(ii)    Limitations on Judicial Review. The Parties’ enforcement of an arbitral award shall be limited to the remedy/award issued by the arbitration panel, and shall only be enforceable by the First Judicial District Court of the State of New Mexico, or where the First Judicial District Court lacks proper jurisdiction as a result of a change in law, or the First Judicial District Court is otherwise unavailable to the Parties, then the Delaware Courts of Chancery. Neither Party shall petition, move, or otherwise request the First Judicial District Court of the State of New Mexico or the Delaware Courts of Chancery to conduct a de novo review of the matter in dispute, issues in dispute, evidence presented by the Parties or considered by the arbitration panel, or the remedy/award issued by the arbitration panel. Neither the First Judicial District Court of the State of New Mexico nor the Delaware Courts of Chancery may conduct a de novo review of any matter in dispute, any issues, any evidence, or any remedy/award issued by the arbitration panel. Rather, any judicial review of an arbitral award shall be strictly limited in the manner prescribed by the Delaware Uniform Arbitration Act. The Parties understand and acknowledge that the First Judicial District Court of New Mexico, or if the First Judicial District Court lacks proper jurisdiction pursuant to a change in law, or the First Judicial District Court is otherwise unavailable to the Parties, then the Delaware Courts of Chancery also have the authority to compel arbitration, hear and decide challenges of arbitral awards, and enforce arbitral awards.
(iii)    Choice of Law. Without regard to any choice of law or conflicts of laws principles or provisions prohibiting application of the law of the State of Delaware whether in the context of an arbitral proceeding provided by this Agreement, or as a result of any judicial action to compel arbitration, challenge an arbitral award, or to enforce an arbitral award, the Delaware Uniform Arbitration Act, the laws of the State of Delaware, and the AAA’s Commercial Arbitration Rules shall govern the resolution of any dispute(s) between the Parties arising out of, pursuant to, or in connection with this Agreement.
11.11    Notices. All notices, requests, demands and other communications under this Agreement must be in writing and must be delivered in person or sent by certified mail, postage prepaid, or by overnight delivery, and properly addressed as follows:
If to Purchaser:

Navajo Transitional Energy Company, LLC
4801 N. Butler Avenue, Bldg. 2000
Farmington, New Mexico 87401
Attention:    Clark Moseley, Chief Executive Officer
With a copy to:
Navajo Transitional Energy Company, LLC
P.O. Box 11
Farmington, New Mexico 87499-011
Attention:    Clark Moseley, Chief Executive Officer
With a copy to:
Parsons Behle and Latimer
201 South Main St., Suite 201
Salt Lake City, Utah 84111
Attention: Nora R. Pincus
If to Seller:
4C Acquisition, LLC
400 North Fifth Street, Station 9036
Phoenix, Arizona 85004
Attn: James R. Hatfield, Treasurer and Secretary
With a copy to:
Pinnacle West Capital Corporation
400 North Fifth Street, Station 8695
Phoenix, Arizona 85004
Attn: Shirley Baum, Associate General Counsel
Any Party may from time to time change its address for the purpose of notices to that Party by a similar notice specifying a new address, but no such change is effective until it is actually received by the Party sought to be charged with its contents.
All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 11.11 are effective upon delivery, if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice or communication shall be deemed not to have been received until the next succeeding Business Day.
11.12    Time is of the Essence. Time is of the essence of each term of this Agreement Without limiting the generality of the foregoing, all times provided for in this Agreement for the performance of any act will be strictly construed.

11.13    No Third Party Beneficiaries. Except as may be specifically set forth in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.
11.14    No Joint Venture. Nothing contained in this Agreement creates or is intended to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation, or liability on or with regard to any Party.
11.15    Construction of Agreement. Ambiguities or uncertainties in the wording of this Agreement will not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties’ intent as of the date they executed this Agreement.
11.16    Conflicts. In the event of any inconsistencies between the terms of and statements in the body of this Agreement and those in the Ancillary Agreements or the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the terms of and statements in the body of this Agreement will control.
11.17    Survival.
(a)    The representations and warranties given or made by any Party in Article 4 or Article 5 hereof or in any certificate or other writing furnished in connection herewith shall survive the Closing until the first anniversary of the Effective Date, provided that the representations and warranties contained in Sections 4.8, 5.6, 5.7 and 5.8 shall survive indefinitely or until the latest date permitted by law.
(b)    The covenants and agreements of the Parties contained in this Agreement, including those set forth in Sections 6.9, 6.10 and 6.11 and Article 7, shall survive the Closing indefinitely or until the latest date permitted by law, unless otherwise specified herein.
Notwithstanding the foregoing, any breach of covenant, agreement, representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to this Section 11.17, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NAVAJO TRANSITIONAL ENERGY COMPANY, LLC, a Navajo Nation limited liability company

By: /s/ Clark Moseley
Name: Clark Moseley
Title: Chief Executive Officer

4C ACQUISITION, LLC, a Delaware limited liability company

By: /s/ James R. Hatfield
Name: James R. Hatfield
Title: Treasurer and Secretary

[Signature Page to Purchase and Sale Agreement]

Schedules to Purchase and Sale Agreement
1.1.39(a)    “Seller’s Officers, Employees, and Knowledgeable Persons”
1.1.39(b)    “Purchaser’s Officers, Employees and Authorized Agents”
1.1.48    “Retirement and Post-Retirement Plans”
1.1.56    “Purchaser’s Required Consents”
1.1.57    “Purchaser’s Required Regulatory Approvals”
1.1.65    “Seller’s Required Consents”
1.1.66    “Seller’s Required Regulatory Approvals”
2.1(b)    “Leased Property”
2.1(c)    “Rights-of-Way/Easements and Water Rights”
2.1(h)    “Facilities Contracts”
2.1(q)    “Miscellaneous Assets”
2.2(a)    “Excluded Assets”
3.6(a)(ii)    “Operating and Maintenance Expense Pro-Rations”
4.7    “Title”
4.10    “Environmental Matters”

Schedule 1.1.39(a)
Seller’s Officers, Employees, and Knowledgeable Persons
-    James R. Hatfield – Treasurer and Secretary

Schedule 1.1.39(b)
Purchaser’s Officers, Employees and Authorized Agents
-    Clark Moseley – Chief Executive Officer

Schedule 1.1.48
Retirement and Post-Retirement Plans

Pinnacle West Capital Corporation Plans

•	Pinnacle West Capital Corporation Retirement Plan

•	Pinnacle West Capital Corporation Group Life and Medical Plan

Schedule 1.1.56
Purchaser’s Required Consents

-	NTEC Management Committee

Schedule 1.1.57
Purchaser’s Required Regulatory Approvals

•	Federal Energy Regulatory Commission

•	United States Department of Justice and United States District Court for the District of New Mexico under the Consent Decree

Schedule 1.1.65
Seller’s Required Consents

-	Board of Directors of Pinnacle West Capital Corporation (approving Seller financing and related guaranty)

-	Participants under the Facilities Co-Tenancy Agreement (indirectly through revisions to Facilities Contracts to join Purchaser)

-	Seller Board

Schedule 1.1.66
Seller’s Required Regulatory Approvals

•	Federal Energy Regulatory Commission

•	United States Department of Justice and United States District Court for the District of New Mexico under the Consent Decree

Schedule 2.1(b)
Leased Property

-	Facilities Lease

-	The real property interests described in Exhibits 2 – 9 of the Facilities Lease

-	See Schedule 2.1(c) which is incorporated herein by reference

Schedule 2.1(c)
Rights-of-Way/Easements and Water Rights

Multiparty Section 323 Grant for Plant Site.
Grant Date: 7/6/2016
Expiration Date: 7/6/2041

See Item 16 on Schedule 2.1(h) related to water rights.

Schedule 2.1(h)
Facilities Contracts
In each case, only to the extent Seller, in its capacity as a Facilities Owner, will be a party at the Closing or would otherwise have rights or obligations thereunder which would survive the Closing, but for the assignment of those rights and obligations at the Closing pursuant to the Agreement:

1.	§ 323 Grants (see Schedule 2.1(c)).

2.	Facilities Lease.

3.	Facilities Co-Tenancy Agreement.

4.	Facilities Operating Agreement.

5.	Four Corners 2016 Coal Supply Agreement, effective July 7, 2016 between Navajo Mine Coal Company, LLC and the Participants.

6.	Four Corners Project Emission Abatement System Operating Power Agreement, dated October 15, 1982 among the Participants.

7.
Four Corners Power Plant Acid Rain Program Designated Representation Agreement dated June 22, 2012 among the Participants and Amendment No. 1 dated January 13, 2014, as amended from time to time when Plant Manager changes.

8.
Four Corners Power Plant Greenhouse Gas Reporting Program Designated Representative Agreement dated June 22, 2012 among the Participants and Amendment No. 1 dated January 13, 2014, as amended from time to time when Plant Manager changes.

9.	Principals of Interconnected Operation Four Corners Project dated May 12, 1969, among the Participants, as amended.

10.
Voluntary Compliance Agreement Air Quality, dated May 18, 2005, as amended, by and among the Navajo Nation, Salt River Project Agricultural Improvement and Power District, as operating agent for the Navajo Generating Station (“NGS”) and with the express written consent of each participant of NGS and APS, as operating agent for the Four Corners Power Plant and with the express written consent of each Participant.

11.	Settlement and Closing Agreement, dated August 8, 2016, by and between the Seller and the Office of the Navajo Nation Uniform Tax Administration Statute.

12.	Shiprock-Four Corners Project 345-kV Switchyard Interconnection Agreement, dated October 2, 2002, by and among the Facilities Owners and Public Service Company of Colorado, Tri-State

Generation and Transmission Association, Inc., and Western Area Power Administration as the same may be amended.

13.
Agreement for the Transfer of Interests in New Mexico Office of the State Engineer Permits 2838 and SJ-2197, by and among BHP Navajo Coal Company, BHP Billiton New Mexico Coal Inc., the Participants, and individually with Public Service Company of New Mexico and Tucson Electric Power, dated December 20, 2013.

14.
Agreement for Divisions of Interests in New Mexico Office of the State Engineer Permit 2838, by and among BHP Billiton New Mexico Coal Inc., the Participants, and individually with Public Service Company of New Mexico and Tucson Electric Power, dated December 30, 2013.

15.	New Mexico Office of the State Engineer Permit 2838, dated May 29, 2015.

16.	Water Rights Deed to New Mexico Office of the State Engineer Permit 2838, by and among BHP Billiton New Mexico Coal Inc. and the Participants. [Copy of Deed to follow]

Schedule 2.1(q)
Miscellaneous Assets

-	None

Schedule 2.2(a)
Excluded Assets

-	None

Schedule 3.6(a)(ii)
Operating and Maintenance Expense Pro-Rations
The following costs and expenses incurred for the applicable period during which the Closing occurs shall be pro-rated between the Parties:

1.
Seller is responsible for the operation and maintenance expenses as defined in the Facilities Operating Agreement, Section 17, Operating and Maintenance Expenses, incurred prior to the Closing Date, including but not limited to the following:

a.	Outside services and materials and supplies, including all administrative and general loads, for operating and maintaining the plant; and

b.	Payroll including related administrative and general, payroll taxes and benefits expenses.

2.	Employee Incentive Plan payroll including related administrative and general, payroll taxes and benefits expenses.

3.	Fuel expenses (Coal and Gas).

4.	Insurance premiums.

5.	Navajo Land Lease.

6.	Environmental Operating Permit.

7.	Ash Hauling Agreement costs.

8.	All related royalties and taxes for Operating and Maintenance expenses and Fuel expenses.

Schedule 4.7

Title

The consent of the Navajo Tribe of Indians was not obtained in connection with the assignment of the Facilities Lease to Seller when Seller acquired the EPE Interest.

Schedule 4.10

Environmental Matters

•	None

Exhibits to Purchase and Sale Agreement

Exhibit A	Assignment and Assumption Agreement

Exhibit B	Bill of Sale

Exhibit C	Landfill

Exhibit D	Lease Assignment

Exhibit E	Credit Agreement

Exhibit F	Secured Promissory Note

Exhibit G	Collateral Assignment and Security Agreement

Exhibit A
ASSIGNMENT AND ASSUMPTION AGREEMENT
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of June 29, 2018, by and between 4C ACQUISITION, LLC, a Delaware limited liability company (“Seller”), and NAVAJO TRANSITIONAL ENERGY COMPANY, LLC, a Navajo Nation limited liability company (“Purchaser”). Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement (as defined below).
BACKGROUND
WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of June 29, 2018 (the “Purchase Agreement”), by and between Seller and Purchaser, Seller has, by Bill of Sale of even date herewith, sold, assigned, transferred, conveyed and delivered unto Purchaser to have and to hold forever, all of its right, title and interest in and to the Assets. This Agreement effects such assignment of the Assets by Seller to Purchaser and the assumption by Purchaser of the Assumed Liabilities.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:
1.    Assignment and Assumption. As of the Effective Date, subject to the terms and conditions of the Purchase Agreement, including without limitation the representations and warranties contained therein, (i) Seller hereby assigns, sells, transfers, conveys and delivers to Purchaser all of Seller’s right, title, and interest in and to the Assets, to the extent the same are assignable, and all of Seller’s obligations and liabilities in connection with each of the Assumed Liabilities, (ii) Purchaser hereby accepts such assignment and assumes and agrees to perform, pay and discharge when due all of the Assumed Liabilities, and (iii) Purchaser assumes no Excluded Liabilities, and the Parties agree that all such Excluded Liabilities shall remain the sole responsibility of Seller.
2.    Further Acts and Agreements. Each of Purchaser and Seller agrees to, upon the reasonable request of the other Party, execute and deliver any further instruments or documents and exercise Commercially Reasonable Efforts to take such further actions as may reasonably be required to fulfill and implement the terms of the Purchase Agreement or realize the benefits intended to be afforded thereby.
3.    Terms of the Purchase and Sale Agreement. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. Notwithstanding anything to the contrary, nothing herein is intended to, nor shall it, extend, amplify or otherwise alter the representations, warranties, covenants and obligations of the Parties contained in the Purchase Agreement or the survival thereof.

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4.    Miscellaneous.
4.1    Binding Effect. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective permitted successors and assigns.
4.2    Governing Law. The validity, interpretation and effect of this Agreement are governed by and will be construed in accordance with the laws of the state in which the Assets and the Facilities are located applicable to contracts made and performed in such state and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of the respective Parties.
4.3    Amendment. None of the provisions of this Agreement may be waived, superseded, changed or altered except by a written instrument signed by Purchaser and Seller, provided that the terms and conditions hereof may be waived by a writing signed only by the Party waiving compliance.
Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.
[Signature page follows]

2

IN WITNESS WHEREOF, the Parties have caused this Assignment and Assumption Agreement to be executed in their respective names by their respective undersigned duly authorized signatories as of the day and year first above written.

SELLER: 4C ACQUISITION, LLC
By:
Name: James R. Hatfield
Title: Treasurer and Secretary
PURCHASER: NAVAJO TRANSITIONAL ENERGY COMPANY, LLC
By:
Name: Clark Moseley
Title: Chief Executive Officer

[Signature Page to Assignment and Assumption Agreement]

Exhibit B
BILL OF SALE
This BILL OF SALE (“Bill of Sale”), is made as of June 29, 2018, by and between 4C ACQUISITION, LLC, a Delaware limited liability company (“Seller”), and NAVAJO TRANSITIONAL ENERGY COMPANY, LLC, a Navajo Nation limited liability company (“Purchaser”). Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement (as defined below).
BACKGROUND
WHEREAS, Seller and Purchaser have entered into a Purchase and Sale Agreement, dated as of June 29, 2018 (the “Purchase Agreement”), pursuant to which Seller has agreed to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser has agreed to purchase and acquire from Seller, all interest of Seller in the Assets.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller agrees as follows:
1.    As of the Effective Date, upon the terms and subject to the conditions of the Purchase Agreement, including without limitation the representations and warranties contained therein, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all of Seller’s interest in the Assets, free and clear of all Encumbrances other than Permitted Encumbrances, to have and to hold unto Purchaser, its successors and assigns, forever.
2.    At any time and from time to time after the Effective Date, Seller agrees to, upon reasonable request by Purchaser, execute and deliver any further instruments or documents, and exercise Commercially Reasonable Efforts to take such further actions as may reasonably be required to fulfill and implement the terms of the Purchase Agreement and to carry out the intent and purpose of this Bill of Sale.
3.    Notwithstanding anything to the contrary contained herein, Seller is not selling, assigning, transferring or conveying to Purchaser, and Purchaser is not purchasing or acquiring from Seller, any right, title, or interest in any of the Excluded Assets.
4.    This Bill of Sale is binding upon and shall inure to the benefit of the Parties and their respective permitted successors and assigns.
5.    The validity, interpretation and effect of this Bill of Sale are governed by and will be construed in accordance with the laws of the state in which the Assets and the Facilities are located applicable to contracts made and performed in such state and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of the respective Parties.

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6.    None of the provisions of this Bill of Sale may be waived, superseded, changed or altered, except by a written instrument signed by Purchaser and Seller, provided that the terms and conditions hereof may be waived by a writing signed only by the Party waiving compliance.
7.    Without limiting Section 2 hereof, as of the Effective Date, Seller hereby constitutes and appoints Purchaser the true and lawful agent and attorney in fact of Seller, with full power of substitution and resubstitution, in whole or in part, in the name and stead of Seller, but on behalf of and for the benefit of Purchaser and its respective successors and assigns, from time to time:

(a)	to demand, receive and collect any and all of the Assets and to give receipts and releases for and with respect to the same, or any part thereof;

(b)
to institute and prosecute, in the name of Seller, any and all proceedings at law, in equity or otherwise, that Purchaser or its respective successors and assigns may deem proper in order to collect or reduce to possession any of the Assets and in order to collect or enforce any claim or right of any kind hereby assigned or transferred, or intended so to be; and

(c)	to do all things legally permissible, required or reasonably deemed by Purchaser to be required to recover and collect the Assets.
Seller hereby declares that the foregoing powers are coupled with an interest and are and shall be irrevocable by Seller.
8.    In the event of a conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. Notwithstanding anything to the contrary, nothing herein is intended to, nor shall it, extend, amplify or otherwise alter the representations, warranties, covenants and obligations of the Parties contained in the Purchase Agreement or the survival thereof.
9.    This Bill of Sale may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.
[Signature page follows]

2

IN WITNESS WHEREOF, Seller has caused, and Purchaser has acknowledged, this Bill of Sale to be executed as of the date first written above.

SELLER:

4C ACQUISITION, LLC

By:
Name: James R. Hatfield
Title: Treasurer and Secretary

Agreed and Accepted:

PURCHASER:

NAVAJO TRANSITIONAL ENERGY COMPANY, LLC

By:
Name: Clark Moseley
Title: Chief Executive Officer

Exhibit C-1

LANDFILL
2.62 ACRES
2 ACRES
LANDFILL
LANDFILL
6.49 ACRES
LANDFILL
4.48 ACRES

Exhibit C-1

Exhibit C-2

Landfill

Four Corners Power Plant
Aerial Photo taken on 12/18/1979

Exhibit C-2

Exhibit D
ASSIGNMENT AND ASSUMPTION AGREEMENT
Lease and Right of Way
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made as of June 29, 2018, by and between 4C ACQUISITION, LLC, a Delaware limited liability company (“Seller”), and NAVAJO TRANSITIONAL ENERGY COMPANY, LLC, a Navajo Nation limited liability company (“Purchaser”). Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement (as defined below).
BACKGROUND
WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of June 29, 2018 (the “Purchase Agreement”), by and between Seller and Purchaser, Seller has, by Bill of Sale of even date herewith, sold, assigned, transferred, conveyed and delivered unto Purchaser to have and to hold forever, all of its right, title and interest in and to the Assets. This Agreement effects the assignment by Seller to Purchaser of that certain Supplemental and Additional Indenture of Lease dated July 6, 1966, as amended (the “Lease”), and that certain Grant of Federal Rights-of-Way Easements, dated August 4, 2015 (the “ROW”), and the assumption by Purchaser of the Assumed Liabilities relating to the Lease and ROW.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:
1.    Assignment and Assumption. Effective upon the Effective Date (as defined below), and subject to the terms and conditions of the Purchase Agreement, including without limitation the representations and warranties contained therein, (i) Seller hereby assigns, sells, transfers, conveys and delivers to Purchaser all of Seller’s right, title, and interest in and to the Lease and ROW, and all of Seller’s obligations and liabilities in connection with the Assumed Liabilities related to the Lease and ROW, (ii) Purchaser hereby accepts such assignment and assumes and agrees to perform, pay and discharge when due all of the Assumed Liabilities related to the Lease and ROW.
2.    Further Acts and Agreements. Each of Purchaser and Seller agrees to, upon the reasonable request of the other Party, execute and deliver any further instruments or documents and exercise Commercially Reasonable Efforts to take such further actions as may reasonably be required to fulfill and implement the terms of the Purchase Agreement or realize the benefits intended to be afforded thereby.
3.    Terms of the Purchase and Sale Agreement. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. Notwithstanding anything to the contrary, nothing herein is intended to, nor shall it,

1

extend, amplify or otherwise alter the representations, warranties, covenants and obligations of the parties contained in the Purchase Agreement or the survival thereof.
4.    Effective Date. This Agreement shall be effective upon the Effective Date of the Purchase Agreement
5.    Miscellaneous.
5.1    Binding Effect. This Agreement shall be binding upon and inure to the benefit of Purchaser and Seller and their respective permitted successors and assigns.
5.2    Governing Law. The validity, interpretation and effect of this Agreement are governed by and will be construed in accordance with the laws of the state in which the Assets and the Facilities are located applicable to contracts made and performed in such state and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal law or are governed by the law of the jurisdiction of organization of the respective Parties.
5.3    Amendment. None of the provisions of this Agreement may be waived, superseded, changed or altered except by a written instrument signed by Purchaser and Seller, provided that the terms and conditions hereof may be waived by a writing signed only by the party waiving compliance.
5.4    Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.
[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed in their respective names by their respective undersigned duly authorized signatories as of the day and year first above written.
SELLER:

PURCHASER: 4C ACQUISITION, LLC
By:
Name: James R. Hatfield
Title: Treasurer and Secretary

STATE OF ARIZONA    )
) ss.
COUNTY OF MARICOPA    )

This instrument was acknowledged before me on the _____ day of ______________, 2018, by ____________________, the _______________________ of 4C ACQUISITION, LLC, a Delaware limited liability company, on behalf of the company.

___________________________________
Notary Public, State of ________________
My Commission Expires: ______________

[Signature Page to Assignment and Assumption Agreement]

PURCHASER:

PURCHASER: NAVAJO TRANSITIONAL ENERGY COMPANY, LLC
By:
Name: Clark Moseley
Title: Chief Executive Officer

STATE OF ____________    )
) ss.
COUNTY OF __________    )

This instrument was acknowledged before me on the _____ day of ______________, 2018, by ____________________, the _______________________ of Navajo Transitional Energy Company, LLC, a Navajo Nation limited liability company, on behalf of the company.

___________________________________
Notary Public, State of ________________
My Commission Expires: ______________

[Signature Page to Assignment and Assumption Agreement]

Consent to Assignment and Assumption:

The Navajo Nation Resources and Development Committee represents that it has the requisite legal authority to provide this consent on behalf of the Navajo Nation, and hereby consents to the assignment and assumption of the Lease and ROW as set forth above.

The Navajo Nation Resources and Development Committee

By:
Name:
Title:

Exhibit E
CREDIT AGREEMENT
This Credit Agreement (the “Agreement”) is dated as of June 29, 2018, but made effective as of July 3, 2018, by and between Navajo Transitional Energy Company, LLC, a Navajo Nation limited liability company (“Borrower”), and 4C Acquisition, LLC, a Delaware limited liability company (“Lender”).
Recitals:
A.    Borrower and Lender are parties to that certain Purchase and Sale Agreement, dated as of June 29, 2018 (the “PSA”), pursuant to which, among other things, Borrower is acquiring from Lender certain Assets.
B.    Lender agreed in the PSA to finance the Purchase Price payable by Borrower for the Assets. This Agreement is the Credit Agreement referred to in the PSA.
Agreements:
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, Borrower and Lender, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
As used in this Agreement, the following terms have the meanings specified in this Article I. All definitions of singular terms are deemed to include the definition of the plural of that same term. Capitalized terms not otherwise defined herein shall have the respective meanings given in the PSA.
1.1    “Agreement” means this Credit Agreement, as it may be amended from time to time.
1.2    “Agreement to Provide Financial Assurance” means that certain Agreement to Provide Financial Assurance between Borrower, Lender and Pinnacle West Capital Corporation as described in the PSA, together with all documents and instruments executed by Borrower and/or Pinnacle West Capital Corporation thereunder.
1.3     “Applicable Deferment Date” has the meaning given that term in Section 2.2(c).
1.4    “APS” means Arizona Public Service Company.
1.5    “Assets” has the meaning given that term in the PSA.
1.6    “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).
1.7    “Base Rate” has the meaning given that term in Section 2.3(a).

1.8    “Borrower” has the meaning given that term in the introductory paragraph of this Agreement.
1.9    “Business” means the business of Borrower, and shall be deemed to include any of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, properties, anticipated revenues and income, prospects, liabilities, personnel and management.
1.10    “Business Day” means a day other than Saturday, Sunday or a day on which banks are legally closed for business in the State of Arizona.
1.11    “Coal Purchase Test” has the meaning given that term in Section 2.2(d).
1.12     “Closing Date” means the date of this Agreement.
1.13    “Collateral” means an aggregate of twenty-five percent (25%) of all present and future coal accounts receivable and any proceeds thereof due to Borrower from APS under the CSA, provided that once any amounts have been paid to Borrower by APS such paid amounts shall no longer be included as Collateral.
1.14    “Collateral Assignment” has the meaning given that term in Section 5.3.
1.15    “CSA” means the Amended and Restated Four Corners 2016 Coal Supply Agreement, dated as of June 29, 2018, but effective as of July 1, 2018 by and among Borrower, APS, Public Service Company of New Mexico, Salt River Project Agricultural and Improvement District, and Tucson Electric Power Company.
1.16    “Default” means any event or circumstance which would constitute, with the giving of notice, the lapse of time, or both, if not cured, waived, or otherwise remedied during such time, an Event of Default.
1.17    “Default Rate” has the meaning given that term in Section 2.3(b).
1.18    “Deferred Monthly Installments” has the meaning given that term in Section 2.2(b).
1.19    “Event of Default” has the meaning given that term in Section 6.1.
1.20    “GAAP” means United States generally accepted accounting principles.
1.21    “Governmental Authority” means any federal, state, local or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; any court or governmental tribunal; and any Tribal Authority; but does not include Lender, Borrower, any Affiliate thereof, or any of their respective successors in interest or any owner or operator of the Assets (if otherwise a Governmental Authority).

1.22    Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, between Borrower, Senior Lender, 4C Acquisition, LLC, and APS.
1.23    “Law” means all federal, state, local and tribal civil and criminal laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders.
1.24    “Lender” has the meaning given that term in the introductory paragraph of this Agreement.
1.25    “Lien” means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.
1.26    “Loan Amount” has the meaning given that term in Section 2.1.
1.27    “Loan” means the extension of credit under the Loan Documents.
1.28    “Loan Documents” means collectively this Agreement, the Note, the Collateral Assignment, UCC financing statements and all other agreements and instruments contemplated by this Agreement in connection with the Loan.
1.29    “Monthly Installments” has the meaning given that term in Section 2.2(a).
1.30    “Note” has the meaning given that term in Section 2.2(a).
1.31    “Obligations” means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by Borrower to Lender, arising under or pursuant to the Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, loan, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, and including all principal, interest, charges, expenses, fees, attorneys’ fees, and any other sums chargeable to Borrower hereunder or under the other Loan Documents.
1.32    “Party” means either Lender or Borrower, as the context requires; “Parties” means, collectively, Lender and Borrower.
1.33    “Person” means an individual, partnership, joint venture, corporation, limited liability company, trust, association or unincorporated organization, or any Governmental Authority.
1.34    “PSA” has the meaning given that term in Recital A.
1.35    “Purchase Price” has the meaning given that term in the PSA.
1.36    “Senior Lender” means KeyBank National Association, as Administrative Agent and Collateral Agent and each of the other lenders under the Senior Loan.

1.37    “Senior Loan” means the Credit Agreement dated as of July 25, 2016, by and between Navajo Transitional Energy Company, LLC, as the borrower, and Senior Lender.
1.38    “Shortfall Payment” means a payment described in Section 4.5 of the CSA.
1.39    “Stated Maturity Date” means July 3, 2022, unless extended by the written consent of the Borrower and Lender.
1.40    “Termination Date” means the earliest to occur of (a) the Stated Maturity Date and (b) the date this Agreement is otherwise terminated for any reason whatsoever pursuant to the terms of this Agreement.
ARTICLE II
LOAN
2.1    Loan Amount. Lender hereby agrees to finance the Purchase Price by extending to Borrower a loan in the amount of the Purchase Price (the “Loan Amount”). The Loan Amount may be increased or decreased following the Closing Date as provided in Sections 3.3 and 3.6 of the PSA.
2.2    Note.
(a)    To document Borrower’s obligation to repay to Lender the Loan Amount, together with interest accrued thereon, Borrower shall, concurrently with the execution of this Agreement, execute and issue to Lender a secured promissory note in the form attached hereto as Exhibit A (the “Note”). The Note shall be paid in equal monthly installments of principal and interest (the “Monthly Installments”), beginning July 15, 2018 and continuing on the same day of each month thereafter until the Loan Amount is paid in full.
(b)    Notwithstanding the foregoing provisions of Section 2.2(a), during the period beginning on the date of the Note and continuing through June 30, 2020, a Monthly Installment shall be deferred to, and be due and payable on, the Applicable Deferment Date if the Coal Purchase Test is not satisfied for such applicable month. Any Monthly Installment so deferred is referred to herein as a “Deferred Monthly Installment.” All Deferred Monthly Installments shall continue to bear interest at the Base Rate until paid in full. For the avoidance of doubt, there shall be no deferrals of Monthly Installments from and after July 1, 2020.
(c)    As used herein, (i) the “Applicable Deferment Date” for a Deferred Monthly Installment in the period from July 15, 2018 until June 30, 2019 shall be three (3) Business Days after Borrower is due to be paid the Shortfall Payment, if applicable, under the CSA for 2019 (which Shortfall Payment, if applicable, is due to be paid by July 20, 2019), and (ii) the “Applicable Deferment Date” for Deferred Monthly Installments in the period from July 1, 2019 until June 30, 2020 shall be three (3) Business Days after Borrower is due to be paid the Shortfall Payment, if applicable, under the CSA for 2020 (which Shortfall Payment, if applicable, is due to be paid by July 20, 2020).

(d)    The “Coal Purchase Test” will be satisfied if the aggregate coal purchases made by all parties under the CSA for the three full calendar months immediately prior to the month for which the Monthly Installment is due cumulatively equal or exceed 900,000 tons.
(e)    By way of example, with respect to the Monthly Installment due February 15, 2019, if the aggregate coal purchases made by all parties under the CSA from November 1, 2018 through January 31, 2019 are less than 900,000 tons, then that Monthly Installment is deferred until, and shall be paid (together with interest at the Base Rate from February 15, 2019), July 24, 2019.
2.3    Interest.
(a)    The Note shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at the rate of 3.9% per annum, compounded monthly (the “Base Rate”). All interest charges shall be computed on the basis of a year of three hundred sixty (360) days.
(b)    If any Default or Event of Default occurs and is continuing, then, while any such Default or Event of Default is continuing, the entire unpaid principal balance and accrued interest under the Note shall bear interest to the extent permitted by law at the Base Rate plus 8% per annum (the “Default Rate”). Interest at the Default Rate shall be payable monthly on the first day of each month until all amounts due under the Note have been paid in full.
2.4    Maturity Date; Prepayments. Borrower shall repay all remaining outstanding Obligations on the Stated Maturity Date. Borrower may prepay any amounts due to Lender hereunder at any time or from time to time without premium or penalty upon five (5) days’ advance notice to Lender.
2.5    Payments by Borrower.
(a)    All payments to be made by Borrower shall be made without set-off, recoupment or counterclaim of any kind. Except as otherwise expressly provided in this Agreement, all payments by Borrower shall be made to Lender at the account designated by Lender and shall be made in United States dollars and in immediately available funds, no later than 12:00 noon (Phoenix, Arizona time) on the date specified herein. Any payment received by Lender later than 12:00 noon (Phoenix, Arizona time) shall be deemed to have been received on the following Business Day and any applicable interest shall continue to accrue.
(b)    Whenever any payment is due on a day other than a Business Day, such payment may be made on the next ensuing Business Day with effect as though payment were made on the due date, and, if such payment is made, no additional interest shall accrue from and after such due date.
2.6    Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by Lender, and Borrower shall be liable to pay to Lender, and hereby does indemnify Lender and hold Lender harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 2.6 shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to Lender’s rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 2.6 shall survive the termination of this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BORROWER
Borrower makes the following representations and warranties to Lender:
3.1    Organization; Qualification. Borrower is a limited liability company, duly organized, validly existing and in good standing under the laws of the Navajo Nation and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as is now being conducted.
3.2    Authorization; Enforceability. Borrower has full limited liability company power to enter into, and carry out its obligations under, this Agreement and the other Loan Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action required on the part of Borrower and no other limited liability company proceedings on the part of Borrower are necessary to authorize this Agreement and the other Loan Documents or to consummate the transactions contemplated hereby and thereby. Assuming Lender’s due authorization, execution and delivery of this Agreement and the other Loan Documents when executed by Lender, this Agreement does and the other Loan Documents when executed by Borrower, will constitute the valid and legally binding obligations of Borrower, enforceable against Borrower in accordance with its and their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights and by general equitable principles.
3.3    No Violation of Laws or Agreements; Consents. Neither the execution and delivery of this Agreement or any of the other Loan Documents, nor the compliance with any provision hereof or thereof, nor the consummation of the transactions contemplated hereby or thereby will:
(a)    violate, or conflict with, or result in a breach of any provisions of the Operating Agreement or the other organizational documents of Borrower;

(b)    result in a default (or give rise to any right of termination, cancellation or acceleration) under or conflict with any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, or agreement or other instrument or obligation to which Borrower is a party or by which Borrower may be bound, except for such defaults (or rights of termination or acceleration) as to which requisite waivers or consents have been, or prior to the Closing Date will have been, obtained;
(c)    violate any law, rule, regulation, order, writ, injunction, or decree, applicable to Borrower or any of its assets, except where such violations, individually or in the aggregate will not affect the validity or enforceability of this Agreement or the other Loan Documents or the validity of the transactions contemplated hereby or thereby; or
(d)    require consent or approval of, filing with, or notice to any Person which, if not obtained would prevent Borrower from performing its obligations hereunder.
ARTICLE IV
COVENANTS
Borrower covenants and agrees that, so long as the Loan remains outstanding and until the Note has been paid in full and all of Borrower’s Obligations under the Loan Documents have been fully discharged, unless Lender shall otherwise consent in writing:
4.1    Existence and Good Standing. Borrower shall maintain its limited liability company existence and its qualifications and good standing in all jurisdictions wherein the character of the properties owned or leased by it or the nature of the activities conducted by it makes such qualifications and good standing necessary.
4.2    Compliance with Law and Agreements; Maintenance of Licenses. Borrower shall comply in all respects with all requirements of Law of any Governmental Authority having jurisdiction over it or its Business. Borrower shall obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its Business as conducted on the Closing Date or as proposed to be conducted.
4.3    Maintenance of Property; Insurance. Borrower shall maintain all of its property necessary and useful in the conduct of its Business, in good operating condition and repair, ordinary wear and tear excepted, and shall continue in full force and effect all existing insurance policies.
4.4    Books and Records. Borrower shall maintain, in a safe place, proper and accurate books, ledgers, correspondence and other records relating to its operations and Business. Lender shall have the right, from time to time, and upon reasonable notice during normal business hours, to examine and audit and to make abstracts from and photocopies of Borrower’s books, ledgers, correspondence and other records.
4.5    Taxes and Other Obligations. Borrower shall pay all of its current obligations before they become delinquent, including all tribal, federal, state and local taxes, assessments, levies and governmental charges and all other payments required under any Law; provided, however, that Borrower need not pay any tax, assessment, governmental charge or other obligation that (a) it is contesting in good faith by appropriate proceedings diligently pursued, and (b) it has established proper reserves for such non-payment as provided in GAAP.
4.6    Mergers, Consolidations or Sales. Borrower shall not enter into any merger, consolidation or other reorganization, with the exception of conversion to a corporation pursuant to the Act of June 18, 1934 (48 Stat. 984), as amended, 25 U.S.C. § 5124, or cease or suspend its Business, or take any steps in contemplation of dissolution, or sell, lease, transfer, assign or dispose of all or substantially all of its assets, or enter into any transaction except in the ordinary course of Borrower’s Business.
4.7    Limitations on Liens. Borrower will not create or incur, or suffer to be incurred or to exist, any Lien on the Collateral except: (a) Liens for property taxes, assessments or other governmental charges or levies, and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 4.5; or (b) Liens created pursuant to this Agreement.
4.8    Business Conducted. Borrower shall not engage directly or indirectly in any line of business other than related to the production, generation, storage and transmission of energy resources and the exploration, production, and extraction of energy fuels and hydrocarbon byproducts as permitted by Borrower’s organizational documents.
4.9    Further Assurances. Borrower shall execute and deliver to Lender such documents and agreements, and shall take or cause to be taken such actions, as Lender may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents.
4.10    Waiver of Sovereign Immunity.
(a)    General. The Parties agree that this Agreement is fully enforceable between them. Borrower agrees to waive and hereby waives its sovereign immunity, to the extent necessary to make this Agreement and the Loan Documents enforceable as to Lender. Therefore, Borrower clearly, expressly, unequivocally, and irrevocably, waives its sovereign immunity for purposes of this Agreement, and in accordance with and as limited by, the terms of this Agreement.
(b)    Limited Waiver of Borrower’s Sovereign Immunity. Borrower limitedly waives its sovereign immunity from suit in accordance with and for the limited purposes described in this Section 4.10, namely for litigation or to enforce an order or judgment in litigation pursuant to the terms and provisions of this Agreement, including Section 8.9 hereof, or for exigent or emergency equitable relief. Borrower represents and agrees that Borrower expressly, unequivocally, and irrevocably waives its immunity from suit and consents to the dispute resolution mechanisms stated in this Agreement in accordance with the clear and express terms of this Agreement, to permit enforcement of the terms and conditions of this Agreement.
(i)    To the extent litigation must be compelled, challenged, or sought to be enforced by a Party, Borrower consents to such judicial proceedings in a New Mexico state court of competent jurisdiction as necessary to compel a Party’s participation in litigation, a Party’s challenge of an order or judgment, or a Party’s enforcement of a judgment.
(ii)    Lender may seek and obtain specific performance, money damages, injunctive relief, and any other remedies or relief from Borrower, pursuant to and in accordance with the terms of this Agreement, and Lender may seek recourse and enforcement against any and all of the assets of Borrower.
(iii)    Borrower waives any benefits, rights, immunities, privileges, or limitations in applicable Navajo Nation Law that would otherwise foreclose specific performance, injunctive relief, money damages, or any other remedies or relief from Borrower pursuant to this Agreement.
(iv)    Borrower waives any otherwise existing right or claim of right to require exhaustion of tribal administrative or judicial remedies prior to exercise of the dispute resolution provisions of the Agreement, including with respect to litigation proceedings or to enforce any order or judgment award in a New Mexico state court of competent jurisdiction. Borrower’s consent to the jurisdiction of a New Mexico state court of competent jurisdiction as provided in this Agreement is irrevocable. Borrower waives any rights to have any dispute heard in a Navajo Nation tribunal, in any Navajo Nation administrative or judicial body whatsoever.
(v)    Borrower agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity, but only to Lender and its successors and assigns, and exclusively for the purposes of this Agreement, to have litigation conducted pursuant to and in accordance with the provisions of Section 8.9 of this Agreement.
(vi)    To the extent litigation must be compelled, a Party challenges a litigation order or judgment, or a Party seeks to enforce a litigation order or judgment, pursuant to the terms of this Agreement, Borrower clearly, expressly, unequivocally, and irrevocably consents to such judicial proceedings in a New Mexico state court of competent jurisdiction.
(vii)    Borrower agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity and any right otherwise existing, but only to Lender, and exclusively for the purposes of this Agreement, to have a dispute between the Parties pursuant to this Agreement heard in any Navajo Nation adjudicatory tribunal, forum, or other bodies that may otherwise have exclusive or concurrent jurisdiction over any such dispute, whether or not the same now exist or are hereinafter created.
(viii)    Borrower agrees and expressly, unequivocally, and irrevocably waives its sovereign immunity, but only to Lender, and exclusively for the purposes of this Agreement, for recourse and enforcement against any and all of the assets of Borrower only. Borrower’s agreement and express, unequivocal, and irrevocable waiver of its sovereign immunity shall not be asserted, interpreted, or applied to permit or authorize the sale or transfer of any property held by the Navajo Nation apart from the Borrower’s property, or any other property held by any other Navajo Nation instrumentality or entity other than Borrower, whether such property is held in trust by the United States, or otherwise.

(ix)    Borrower’s agreement and express, unequivocal, and irrevocable waiver of its sovereign immunity shall not apply, redound, or inure to any other third-party (or non-Party) person or entity other than Lender and Lender’s successors and assigns, and authorizes only the remedies provided by this Agreement against Borrower pursuant to only a claim, dispute, or cause of action brought by Lender against Borrower to enforce Lender’s rights, and Borrower’s obligations created and existing pursuant to this Agreement.
(x)    Borrower clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity for Lender’s disputes with Borrower, Lender’s claims against Borrower, or Lender’s causes of action against Borrower, and only for Lender to enforce the rights of Lender and the obligations of Borrower created and existing pursuant to this Agreement.
(xi)    Borrower clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity for Lender to seek to obtain, and where deemed appropriate by a judge of a New Mexico state court of competent jurisdiction, for Lender to obtain one or more of the following: (A) interpretation of this Agreement; (B) to make Borrower perform a specific action Borrower is obligated to perform pursuant to this Agreement, or to make Borrower discontinue some specific action Borrower is precluded from performing pursuant to this Agreement; or (C) to require Borrower to comply with the duties and obligations clearly and expressly agreed to by Borrower within this Agreement.
(xii)    Borrower clearly, expressly, unequivocally, and irrevocably waives its sovereign immunity solely with respect to actions by Lender in accordance with the terms of this Agreement, and Borrower’s limited waiver shall survive the termination or expiration of this Agreement and remain effective until any applicable statute of limitations runs.
(xiii)    Borrower represents and warrants that all of the persons creating and executing this Agreement, and any related agreements necessary to effectuate this Agreement, are actually, fully, properly, apparently, and impliedly authorized to vest all of the persons creating and executing this Agreement with all authorities necessary to bind and obligate Borrower to the terms of this Agreement.
(xiv)    Borrower clearly, expressly, unequivocally, and irrevocably agrees that, to the extent Borrower changes its company, corporate, or organizational form, any resulting company, corporation, or organization will, by Navajo Nation Council resolution, provide all of the same limited waivers of sovereign immunity to Lender as those set forth in this Section 4.10.
(xv)    Borrower agrees that to the extent any provisions of this Agreement are rendered ineffective by any later changes in Navajo Nation Law, any such change shall constitute a breach of the agreement(s) and be actionable under the dispute resolution terms of this Agreement.
(c)    No Waiver of Navajo Nation Sovereign Immunity. The Parties agree that nothing in this Agreement shall be asserted, interpreted, or otherwise understood to constitute any waiver of the Navajo Nation’s sovereign immunity, nor any waiver of any of the Navajo Nation’s rights, powers, or authorities as a sovereign governmental institution, whether express or implied.

(i)    The Parties agree that although Borrower is a wholly-owned instrumentality of the Navajo Nation that otherwise possesses sovereign immunity, by virtue of its relationship to and with the Navajo Nation, Borrower is a company with its own particular assets, liabilities, rights, and obligations.
(ii)    Borrower’s limited waiver of sovereign immunity in this Agreement extends only to Lender, and only as described in this Agreement, and shall not be asserted, interpreted, implied or applied to permit or authorize the sale or transfer of any property held by the Navajo Nation apart from Borrower’s property, whether such Navajo Nation property is held in trust for the Navajo Nation by the United States, or otherwise.
(iii)    Borrower’s limited waiver of sovereign immunity shall not be asserted, interpreted, implied or applied to permit or authorize the sale or transfer of any property held by any Navajo Nation instrumentality, entity or enterprise other than Borrower.
(iv)    Borrower agrees that the Navajo Nation’s independent covenant not to regulate any aspects of the Facilities pursuant to the Facilities Lease remains unchanged and unaffected. Because the Navajo Nation is not a party to this Agreement, this Agreement has no impact upon any existing contractual obligations of the Navajo Nation whatsoever.
ARTICLE V
CREATION OF SECURITY INTEREST
5.1    Grant of Security Interest. Borrower hereby grants to Lender a continuing security interest in all presently existing and hereafter arising Collateral to secure prompt repayment of the Obligations and to secure prompt performance by Borrower of each and all of its covenants and obligations under this Agreement and the other Loan Documents; provided that the Collateral shall also secure Borrower’s obligations to Pinnacle West Capital Corporation under the Agreement to Provide Financial Assurance. The security interest granted herein shall at all times be and remain a first priority Lien. Lender’s security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower.
5.2    No Other Liens. Borrower’s obligations to Pinnacle West Capital Corporation pursuant to the Agreement to Provide Financial Assurance shall not be subordinated, but shall be pari passu with Borrower’s obligations hereunder. As of the Effective Date, the Senior Lender shall have released all liens on the Collateral granted in connection with the Senior Loan Agreement for the benefit of the Senior Lender and the other lenders party thereto. For the avoidance of doubt, with respect to the Collateral, Borrower shall not assign, pledge or otherwise encumber the Collateral except as provided in Section 5.3 hereof. Contemporaneous with execution of this Agreement, Borrower and the other parties thereto will enter into the Intercreditor Agreement.
5.3    Delivery of Agreements. Concurrently with Borrower’s execution of this Agreement, and at any time or times hereafter at the request of Lender, Borrower shall (a) execute and deliver to Lender security agreements, assignments, affidavits, reports, notices, letters of authority and all other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and maintain perfected Lender’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under this Agreement, including the Collateral Assignment and Security Agreement in the form attached hereto as Exhibit B (the “Collateral Assignment”) and related UCC financing statements, and (b) join with Lender in notifying APS of Lender’s security interest in the Collateral obtaining an acknowledgment from APS that it is holding the Collateral for the benefit of Lender. By authenticating or becoming bound by this Agreement, Borrower authorizes the filing of initial financing statement(s), and any amendment(s) covering the Collateral to perfect and maintain perfected Lender’s security interest in the Collateral. Upon the occurrence of an Event of Default, Borrower hereby irrevocably makes, constitutes and appoints Lender (and any of Lender’s officers, employees or agents designated by Lender) as Borrower’s true and lawful attorney-in-fact with power to sign the name of Borrower on any security agreement, mortgage, assignment, certificate of title, affidavit, letter of authority, notice of other similar documents which must be executed and/or filed in order to perfect or continue perfected Lender’s security interest in the Collateral.
5.4    Discharge of Liens. To protect or perfect the security interest which Lender is granted hereunder, Lender may, in its sole discretion, discharge any lien or encumbrance or bond the same, pay any insurance, or obtain any records, and all costs for the same shall be added to the Obligations and shall be payable to Lender on demand.
ARTICLE VI
DEFAULT; REMEDIES
6.1    Events of Default. It shall constitute an event of default (“Event of Default”) if any one or more of the following shall occur:
(a)    Any failure by Borrower to pay the principal of or interest on any of the Obligations or any other amount owing hereunder when due and such payment is not cured within five (5) days of Borrower’s receipt of written notice thereof from Lender;
(b)    Any representation or warranty made by Borrower in this Agreement or the other Loan Documents, or made or furnished to Lender by or on behalf of Borrower in connection herewith, shall prove to be untrue in any material respect and such default is not cured within fifteen (15) days of Borrower’s receipt of written notice thereof from Lender;
(c)    If any default shall occur in the observance or performance of any of the covenants and agreements contained in the Senior Loan, the Agreement to Provide Financial Assurance, this Agreement or the other Loan Documents, and such default is not cured within thirty (30) days of Borrower’s receipt of written notice thereof from Lender;
(d)    Final judgment or judgments is/are granted against Borrower for the payment of money aggregating in excess of $2,000,000 (net of any insurance proceeds) which remain unpaid for thirty (30) days;
(e)    Borrower shall (i) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency Law now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for it or for all or any part of its property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due;
(f)    An involuntary petition or proposal shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement, consolidation or readjustment of the debts of Borrower or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency Law, now or hereafter existing and any of the following events occur: (i) Borrower consents to the institution of such action or proceeding; (ii) the petition commencing such action or proceeding is not timely controverted; (iii) the petition commencing such action or proceeding is not dismissed within ninety (90) days of the date of the filing thereof; or (iv) an order for relief shall have been issued or entered;
(g)    A receiver, assignee, liquidator, sequestrator, custodian, monitor, trustee or similar officer for Borrower or for all or any part of its property shall be appointed or a warrant of attachment, execution or similar process shall be issued against any part of the property of Borrower and the same shall not have been dissolved or extinguished within ninety (90) days of such issuance; or
(h)    Borrower shall file a certificate or articles of dissolution under applicable Law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding up or liquidation, or shall take any action in furtherance thereof.
6.2    Remedies. If an Event of Default has occurred and is continuing, Lender may, at its option, declare the whole of the Obligations immediately due and payable, without notice or demand, and Lender may, additionally or alternatively, avail itself of any other relief to which Lender may be legally or equitably entitled, under the Collateral Assignment or otherwise, and may exercise the rights of enforcement contained in the Uniform Commercial Code.
ARTICLE VII
TERM AND TERMINATION
7.1    Term and Termination. The term of this Agreement shall end on the Termination Date. Lender may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest due under the Notes) shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, Borrower shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder, and Lender shall retain all its rights and remedies hereunder and under the other Loan Documents. A termination of this Agreement shall not terminate the Collateral Assignment or any other documents or instruments securing Borrower’s obligations to Pinnacle West Capital Corporation under the Agreement to Provide Financial Assurance.

ARTICLE VIII
MISCELLANEOUS
8.1    Construction. In this Agreement, unless a clear contrary intention appears:
(d)    the singular number includes the plural number and vice versa;
(e)    reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;
(f)    reference to any gender includes each other gender;
(g)    reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;
(h)    reference to any Article, Section, Schedule or Exhibit means such Article, Section, Schedule or Exhibit to this Agreement, and references in any Article, Section, Schedule, Exhibit or definition to any clause means such clause of such Article, Section, Schedule, Exhibit or definition;
(i)    “hereunder,” “hereof,” “hereto” and words of similar import are references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;
(j)    “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;
(k)    relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including;”
(l)    reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder; and
(m)    any agreement, instrument, insurance policy, statute, regulation, rule or order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance, policy, statute, regulation, rule or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein.
8.2    Costs and Expenses. Borrower and Lender shall each pay its expenses and fees in connection with the establishment of the Loan.

8.3    Entire Document. This Agreement (including the Exhibits to this Agreement and the other Loan Documents) contains the entire agreement between the Borrower and Lender with respect to the transactions contemplated hereby, and supersedes all negotiations, representations, warranties, commitments, offers, contracts and writings between the parties with respect to the subject matter of this Agreement prior to the Closing Date.
8.4    Amendment and Waiver. No waiver and no modification or amendment of any provision of this Agreement is effective unless made in writing and duly signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective, referring specifically to this Agreement, and then only to the specific purpose, extent and interest so provided. No failure or delay by Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude or estop any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided to Lender shall be cumulative and not exclusive of any rights or remedies provided by Law. Unless otherwise expressly provided herein, Borrower waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations.
8.5    Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Party hereto.
8.6    Severability. If any provision hereof is held invalid or unenforceable by any court or as a result of future legislative action, this holding or action will be strictly construed and will not affect the validity or effect of any other provision hereof, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. To the extent permitted by law, the parties waive, to the maximum extent permissible, any provision of law that renders any provision hereof prohibited or unenforceable in any respect.
8.7    Assignability. This Agreement is not assignable by either Party without the prior written consent of the other Party, which may be provided or denied in the sole discretion of the non-assigning Party, and no assignment shall relieve the assigning Party of any of its obligations hereunder. This Agreement is binding upon and inures to the benefit of the successors and permitted assigns of the Parties.
8.8    Captions. The captions of the various Articles, Sections and Exhibits of this Agreement have been inserted only for convenience of reference and do not modify, explain, enlarge or restrict any of the provisions of this Agreement.
8.9    Governing Law. The validity, interpretation and effect of this Agreement are governed by and will be construed in accordance with the laws of the State of New Mexico applicable to contracts made and performed in such state and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal law. By execution and delivery of this Agreement, the parties knowingly, voluntarily and irrevocably: (a) consent, for themselves and in respect of their property, to the exclusive jurisdiction of the federal and state courts of the State of New Mexico; (b) waive any immunity or objection, including any objection to personal jurisdiction or the laying of venue or based on the grounds of forum non conveniens, which they may have from or to the bringing of the dispute in such jurisdiction; (c) waive any personal service of any summons, complaint or other process that may be made by any other means permitted by the State of New Mexico; (d) waive any right to trial by jury; (e) agree that any such dispute shall be decided by court trial without a jury; and (f) agree that a Party may file an original counterpart or a copy of this Section 8.9 with any court as written evidence of the consents, waivers and agreements of the parties set forth in this Section 8.9.
8.10    Notices. All notices, requests, demands and other communications under this Agreement must be in writing and must be delivered in person or sent by certified mail, postage prepaid, or by overnight delivery, and properly addressed as follows:
If to Borrower:
Navajo Transitional Energy Company, LLC
4801 N. Butler Avenue, Bldg. 2000
Farmington, New Mexico 87401
Attention:    Clark Moseley, Chief Executive Officer

With a copy to:

Navajo Transitional Energy Company, LLC
P.O. Box 11
Farmington, New Mexico 87499-011
Attention:    Clark Moseley, Chief Executive Officer

With a copy to:

Parsons Behle and Latimer
201 South Main St., Suite 201
Salt Lake City, Utah 84111
Attention: Nora R. Pincus
If to Lender:

4C Acquisition, LLC
400 North Fifth Street, Station 9036
Phoenix, Arizona 85004
Attn: James R. Hatfield, Treasurer and Secretary

With a copy to:

Pinnacle West Capital Corporation
400 North Fifth Street, Station 8695
Phoenix, Arizona 85004
Attn: Shirley Baum, Associate General Counsel

Any Party may from time to time change its address for the purpose of notices to that Party by a similar notice specifying a new address, but no such change is effective until it is actually received by the Party sought to be charged with its contents.
All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 8.10 are effective upon delivery, if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice or communication shall be deemed not to have been received until the next succeeding Business Day.
8.11    Time is of the Essence. Time is of the essence of each term of this Agreement Without limiting the generality of the foregoing, all times provided for in this Agreement for the performance of any act will be strictly construed.
8.12    No Third Party Beneficiaries. Except as may be specifically set forth in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party.
8.13    Construction of Agreement. Ambiguities or uncertainties in the wording of this Agreement will not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties’ intent as of the date they executed this Agreement.
8.14    Attorneys’ Fees. In the event suit is brought or an attorney is required by either Party to enforce the terms of this Agreement or to collect for the breach hereof or for the interpretation of any provision herein in dispute, or in connection with any bankruptcy proceedings, the prevailing Party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, court costs, costs of investigation and other related expenses incurred in connection therewith.
[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.
BORROWER:

Navajo Transitional Energy, LLC,
a Navajo Nation limited liability company

By:
Name: Clark Moseley
Title: Chief Executive Officer

LENDER:

4C Acquisition, LLC,
a Delaware limited liability company

By:
Name: James R. Hatfield
Title: Treasurer and Secretary

[Signature Page to Credit Agreement]

Exhibit F

SENIOR SECURED PROMISSORY NOTE

$68,907,000.00    July 3, 2018

FOR VALUE RECEIVED, Navajo Transitional Energy Company, LLC, a Navajo Nation limited liability company (“Borrower”), promises to pay to the order of 4C Acquisition, LLC, a Delaware limited liability company (“Lender”), the principal sum of $68,907,000.00, subject to any principal adjustments described below and together with interest at the rate of 3.9% per annum, compounded monthly (the “Base Rate”), on the outstanding principal as provided in this Senior Secured Promissory Note (the “Note”). Capitalized terms used in this Note that are not otherwise defined shall have the meanings set forth in the Credit Agreement between Borrower and Lender, dated concurrently herewith (the “Credit Agreement”).

1.Principal. The principal amount of this Note may be adjusted from time to time as provided in Section 2.1 of the Credit Agreement. Any amounts so added as principal or subtracted from principal shall be noted by Lender on Exhibit A hereto, and such notations shall be conclusive as between Lender and Borrower absent manifest error.

2.    Payment.

(a)    All principal, interest and all other sums payable hereunder shall be paid in lawful money of the United States of America by wire transfer of immediately available funds to the account described on Exhibit B hereto or to such other account as Lender may designate in writing.
(b)    All interest charges shall be computed on the basis of a year of 360 days. Principal and interest at the Base Rate shall be due and payable in equal Monthly Installments beginning on July 15, 2018 and continuing on the same day of each month thereafter until this Note is paid in full. Notwithstanding the foregoing, Monthly Installments are subject to deferral as provided in Section 2.2 of the Credit Agreement.
(c)    Notwithstanding any other term, condition or provision hereof to the contrary, the entire unpaid principal balance, all accrued but unpaid interest and all other sums payable hereunder shall be repaid in full on the Stated Maturity Date.
3.    Event of Default. If a Default or an Event of Default has occurred and is continuing within the meaning of and under the Credit Agreement, after notice of such Default and failure to cure within the applicable period stated therein, if any, then the entire principal of this Note, together with accrued interest, shall, at the election of Lender, and without notice of such election, become immediately due and payable, and while any such Default or Event of Default is continuing, the entire unpaid principal balance and accrued interest shall bear interest to the extent permitted by

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law at the Default Rate. Interest at the Default Rate shall be payable monthly on the first day of each month until all amounts due under the Note have been paid in full.

4.    Prepayment. Borrower shall have the option to prepay this Note, in full or in part, at any time without premium or penalty upon five (5) days’ advance notice to Lender.

5.    Application of Payments. All payments by Borrower shall be applied first to the payment of late charges and other costs of collection due hereunder, if any, second to the payment of accrued but unpaid interest, and third to the reduction of the then outstanding principal balance.

6.    Security. This Note is secured by a first priority lien on the Collateral pursuant to and as provided in the Credit Agreement and the Collateral Assignment and Security Agreement executed and delivered pursuant thereto.

7.    Representations of Borrower. Borrower represents and warrants that the indebtedness evidenced by this Note is required for business or commercial purposes, and that the funds obtained from Lender are not intended to be used, and will not be used, for family, household, agricultural or personal purposes. Borrower further represents that Borrower has full power, authority and legal right to execute and deliver this Note and that the indebtedness evidenced hereby constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms.

8.    Rights and Remedies of Lender. The rights or remedies of Lender, as provided in this Note, shall be cumulative and concurrent and may, at the sole discretion of Lender, be pursued singly, successively, or together against Borrower. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such right or remedy or of the right to exercise such right or remedy at any later time.

9.    Waiver by Borrower. Borrower and all endorsers, guarantors, sureties, accommodation parties hereof, and all other persons who are or may become liable for repayment of the indebtedness evidenced by this Note, jointly and severally (a) waive all applicable exemption rights, whether under the state constitution, homestead laws or otherwise, (b) waive diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity, (c) waive recourse to suretyship defenses generally, (d) consent to any and all renewals, extensions or modifications of the terms hereof (including time of payment), and (e) agree that any renewal, extension or modification of the terms hereof, or any other indulgences, shall not affect the liability of any of such parties for repayment of the indebtedness evidenced by this Note. Any renewals, extensions or modifications of the terms hereof may be made without notice to any of the parties referred to above.

10.    Amendment; No Waiver by Lender. This Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of such amendment, modification, change or waiver is sought; provided, however, that this Section 10 shall in no way be a limitation on the consents and waivers set forth in Section 9. Failure of Lender to exercise any right hereunder or under the Credit Agreement or Collateral Assignment shall not constitute a waiver of the right to

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exercise the same in the event of any subsequent default, or in the event of continuance of any existing default after demand for strict performance hereof.

11.    Payment of Collection Costs. Borrower and all endorsers, guarantors, sureties, accommodation parties hereof, and all other persons who are or may become liable for repayment of the indebtedness evidenced by this Note, agree, jointly and severally, to pay all costs of collection, including reasonable attorneys’ fees and all costs of suit, in the event the unpaid principal amount of this Note, or any payment of interest or principal and interest thereon, is not paid when due. Such parties shall pay all such costs whether suit is brought or not, and whether any such suits or proceedings are maintained in courts of original jurisdiction or courts of appellate jurisdiction, or in a bankruptcy court or through other legal proceedings. In any suit, the amount of reasonable attorneys’ fees shall be determined by the judge of the court and not the jury.

12.    Compliance with Usury Laws. Borrower hereby agrees to pay an effective rate of interest that is the sum of the interest rate provided for herein, together with any additional rate of interest resulting from any other charges of interest or in the nature of interest paid or to be paid in connection with the credit evidenced by this Note. Notwithstanding anything to the contrary contained in this Note or the Credit Agreement, the total liability for payments in the nature of interest shall not exceed the limits imposed by the usury laws of the State of New Mexico. If Lender receives as interest an amount which would exceed such limits, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance and not to the payment of interest; and if a surplus remains after full payment of principal and lawful interest, such surplus shall be remitted to Borrower by Lender, and Borrower hereby agrees to accept such remittance. If this Section 12 becomes operative, the entire principal balance and accrued interest outstanding hereunder shall at the option of Lender become immediately due and payable and shall bear interest at the maximum rate then permitted by the usury laws of the State of New Mexico until all the then outstanding obligations of this Note, as modified by this Section 12, are paid and performed in full. The acceleration provided in this Section 12 may be avoided by Borrower and all parties liable to Lender by then waiving any and all usury claims and defenses they then have.

13.    Assignment. Borrower shall not assign this Note without Lender’s prior written consent which may be granted or withheld in Lender’s sole and absolute discretion.

14.    Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New Mexico, without regard to the application of conflicts of law principles.

15.    Credit Agreement. This Note evidences indebtedness incurred under the Credit Agreement, the terms and conditions of which, including all waivers of sovereign immunity, are incorporated herein by reference.

[Signature appears on the following page.]

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IN WITNESS WHEREOF, Borrower has executed this Note as of the date first written above.

Navajo Transitional Energy Company, LLC, a Navajo Nation limited liability company

By:                     _____
Name: Clark Moseley
Title: Chief Executive Officer

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Exhibit A
Principal Amount of Promissory Note

Date	Matter	Principal Adjustment (which may be positive or negative)	Aggregate Principal	Monthy Installment of Principal and Interest
July 3, 2018	Purchase Price at Closing	N/A	$68,907,000.00	$1,552,773.33

Exhibit B
Lender Wire Transfer Instructions

JP Morgan Chase
ABA 021000021
Pinnacle West General Fund
Acct xxxxxx

Exhibit G
COLLATERAL ASSIGNMENT AND SECURITY AGREEMENT
This Collateral Assignment and Security Agreement (this “Assignment”) is dated as of June 29, 2018, but made effective as of July 3, 2018 by and between Navajo Transitional Energy Company, LLC, a Navajo Nation limited liability company (“Assignor”), 4C Acquisition, LLC, a Delaware limited liability company (“Lender”), and Pinnacle West Capital Corporation, an Arizona corporation (“PNW” and, together with Lender, the “Assignees”).
Recitals:

A.Assignor and Lender are parties to that certain Purchase and Sale Agreement, dated as of June 29, 2018 (the “PSA”), pursuant to which, among other things, Assignor is acquiring from Lender certain Assets.
B.Lender agreed in the PSA to finance the Purchase Price payable by Assignor for the Assets. Concurrently with the execution of this Assignment, Assignor and Lender are entering into a Credit Agreement and Note. This Assignment is the Collateral Assignment referred to in the PSA given to secure payment of the Note.
C.In the PSA, it is a condition to Closing that Assignor be in compliance as of the Closing Date with the Four Corners Financial Assurance Policy. PNW has agreed to provide the financial assurances on behalf of Assignor required under the Four Corners Financial Assurance Policy pursuant to that certain Agreement to Provide Financial Assurances, dated as of June 29, 2018, but made effective July 3, 2018 (the “Financial Assurances Agreement”), between PNW, Lender and Assignor. This Assignment is the Collateral Assignment referred to in the Financial Assurances Agreement given to secure the repayment obligations of Assignor thereunder.
D.In order to induce Lender to enter into the PSA and the Credit Agreement, and in order to induce PNW to enter into the Financial Assurances Agreement, Assignor has agreed to secure its obligations to Lender and PNW as provided in this Assignment.
Agreements:
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Assignment, Assignor and Assignees, intending to be legally bound, hereby agree as follows:
1.Definitions. Capitalized terms used in this Assignment have the meanings set forth in Section 24.
2.Security Interest. As security for the full and prompt payment and performance by Assignor of (a) all present and future Obligations to Lender under the Credit Agreement to, among other things, pay the principal amount of and interest under the Note, and (b) all present and future obligations of Assignor under the Financial Assurances Agreement to repay PNW for, among other things, amounts paid or advanced by PNW in order for Assignor to satisfy its obligations under the

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Four Corners Financial Assurance Policy (the obligations described in clauses (a) and (b) collectively, the “Secured Obligations”), Assignor hereby absolutely, unconditionally and irrevocably assigns, transfers, grants a security interest in and sets over to Assignees an aggregate of twenty-five percent (25%) of all present and future coal accounts receivable and any proceeds thereof due to Assignor from APS under the CSA, provided that once any amounts have been paid to Assignor by APS such paid amounts shall no longer be included as collateral of the Assignees (the collateral of the Assignees being hereafter referred to as the “25% Coal Accounts Receivable Interest”) until such time as all Secured Obligations are satisfied in full. The Lien granted by this Assignment is a first priority Lien on the 25% Coal Accounts Receivable Interest.
3.Remedies upon Default. If Assignor is in Default of any of the Secured Obligations in accordance with the terms thereof, Lender or PNW, as the case may be, shall have the right to direct APS in writing to pay the 25% Coal Accounts Receivable Interest directly to Lender or PNW, as the case may be, until such time as the Default has been cured or until the Secured Obligations are satisfied in full. If there is a Default with respect to Secured Obligations owed to both Lender and PNW, then they shall issue a joint written direction to APS, and the 25% Coal Accounts Receivable Interest shall be paid by APS to Assignees in the proportion set forth in the joint written direction. APS shall be entitled to rely on any direction issued by Lender pursuant to this Section 3 without liability to Assignor, and Assignor hereby irrevocably authorizes APS to rely upon and comply with any written direction or demand by Lender or PNW for payment of the 25% Coal Accounts Receivable Interest to either or both of them. Assignees shall not be required to prove or otherwise establish for the benefit of APS the existence of a Default giving rise to rights under this Assignment, and APS is hereby authorized to rely upon the written statement of Lender and/or PNW with respect to the existence of such a Default. Without in any way limiting the effectiveness of the aforesaid authorization, if, during the existence of a Default giving rise to rights under this Assignment, Assignor shall receive all or any portion of the 25% Coal Accounts Receivable Interest that is receivable by Lender and/or PNW under this Assignment, Assignor will hold the same in trust and will remit the same immediately to Lender and/or PNW, as applicable. So long as any such Default is continuing, Assignees shall have, in addition, all of the rights of a secured creditor after Default respecting the 25% Coal Accounts Receivable Interest.
4.No Obligation. Assignees shall have no responsibility to enforce collection of the 25% Coal Accounts Receivable Interest and shall have no other responsibility in connection therewith, except the responsibility to account for funds actually received. Except as provided by Law, neither this Assignment nor any action or inaction on the part of Assignees shall constitute an assumption on the part of either Lender or PNW of any duty or obligation with respect to APS or the 25% Coal Accounts Receivable Interest, nor shall Assignees have any duty or obligation to make any payment to be made by Assignor, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts or the performance of any obligations that have been assigned to Assignees or to which Assignees may be entitled hereunder at any time or times. No action or inaction on the part of Lender or PNW shall adversely affect or limit in any way the rights of either Lender or PNW hereunder, except for Lender’s or PNW’s gross negligence or willful misconduct. For the avoidance of doubt, the rights of Lender hereunder shall not be impacted in any way by any gross negligence or willful misconduct on the part of PNW, and the

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rights of PNW hereunder shall not be impacted in any way by any gross negligence or willful misconduct on the part of Lender.
5.Indemnification. Assignor shall indemnify and hold Lender, PNW and APS harmless from and against any and all harm, liabilities, losses, damages, costs, and expenses that either Lender, PNW or APS may incur by reason of this Assignment, except to the extent such harm, liability, loss, damage, cost or expense is the result of the gross negligence or willful misconduct of Lender, PNW or APS, respectively. The amount thereof, including reasonable attorneys’ fees, together with interest on such amount from the date such amount or amounts were incurred by such Lender, PNW or APS to the date of payment thereof to Lender, PNW or APS by Assignor, shall be secured hereby, and Assignor shall reimburse Lender, PNW and APS therefor immediately upon demand.
6.Representations and Warranties of Assignor. Assignor represents and warrants to Assignees that (a) it has full right, power and authority to assign the 25% Coal Accounts Receivable Interest pursuant to the CSA, (b) the 25% Coal Accounts Receivable Interest is free and clear of all Liens, and has not been assigned, pledged or encumbered by Assignor, except pursuant to this Assignment, (c) Assignor is not in default under the CSA, and this Assignment complies with and does not cause Assignor to be so in default, (d) Assignor will receive value as a result of the Credit Agreement, Note, Financial Assurances Agreement and CSA sufficient to provide legal consideration to support the validity of this Assignment; and (e) this Assignment is the valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms. Without limiting the generality of the foregoing, Assignor represents that the Senior Lender has been provided with this Assignment, has consented hereto and has agreed that the Lien described herein shall be a first Lien on the 25% Coal Accounts Receivable Interest, free and clear of any Liens of the Senior Lender. The foregoing representations and warranties shall survive the execution and delivery of this Assignment.
7.Further Assurances. Assignor, at its expense, shall execute and deliver all such instruments and take all such action as Lender and/or PNW from time to time may reasonably request in order to obtain the full benefits of this Assignment and of the rights and powers herein created.
8.Termination. The Assignment shall terminate only upon payment in full of each of the Secured Obligations in accordance with the terms and conditions thereof. Assignees, at Assignor’s sole cost and expense, will execute and deliver such instruments as Assignor may reasonably request to evidence such termination.
9.Binding Nature. The provisions of this Assignment shall be binding upon Assignor, its successors and assigns, and all Persons claiming under or through Assignor or any such Person, and shall inure to the benefit of and be enforceable by Lender, PNW, APS and their respective successors and assigns.
10.Perfection of Security Interest. This Assignment shall constitute a security agreement for all purposes under the Uniform Commercial Code and shall be construed in accordance with and governed by the Laws of the State of Arizona. Concurrently with execution and delivery of this Assignment, Assignor shall file a UCC financing statement with the Arizona Corporation

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Commission, the New Mexico Secretary of State and the Navajo Nation Commerce Department within the Division of Economic Development evidencing the first priority Lien granted herein. Assignor will from time to time execute and file or record, at its own cost and expense, all additional financing statements, amendments or supplements thereto, continuation statements with respect thereto and all other instruments that may be necessary or that Lender or PNW may from time to time reasonably request, in order to perfect, protect and maintain the security interest hereby granted and its priority. Assignor will promptly deliver to Lender and PNW a copy of each such instrument and evidence of its filing or recording in the manner required. Assignor further agrees that a carbon, photographic, photostatic or other reproduction of this Assignment or of a financing statement is sufficient as a financing statement. Assignor hereby irrevocably appoints each of Lender and PNW as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf, if necessary, any financing statements or other statements signed only by Lender or PNW, as secured party, in connection with the security interest hereby granted.
11.Amendment and Waiver. No waiver and no modification or amendment of any provision of this Assignment is effective unless made in writing and duly signed, in the case of an amendment, by each Party to this Assignment, or in the case of a waiver, by the Party against whom the waiver is to be effective, referring specifically to this Assignment, and then only to the specific purpose, extent and interest so provided. No failure or delay by Lender or PNW in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude or estop any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided to Lender and PNW shall be cumulative and not exclusive of any rights or remedies provided by Law.
12.Counterparts. This Assignment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. This Assignment shall become effective when each Party hereto shall have received a counterpart hereof signed by the other Parties hereto.
13.Severability. If any provision hereof is held invalid or unenforceable by any court or as a result of future legislative action, this holding or action will be strictly construed and will not affect the validity or effect of any other provision hereof, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. To the extent permitted by Law, the Parties waive, to the maximum extent permissible, any provision of Law that renders any provision hereof prohibited or unenforceable in any respect.
14.Assignability. This Assignment is not assignable by Assignor without the prior written consent of Assignees, which may be provided or denied in the sole discretion of Lender and PNW, and no assignment shall relieve Assignor of any of its obligations hereunder. This Assignment is binding upon and inures to the benefit of the successors and permitted assigns of the Parties.

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15.Captions. The captions of the various Sections of this Assignment have been inserted only for convenience of reference and do not modify, explain, enlarge or restrict any of the provisions of this Assignment.
16.Governing Law. The validity, interpretation and effect of this Assignment are governed by and will be construed in accordance with the Laws of the State of New Mexico applicable to contracts made and performed in such state and without regard to conflicts of law doctrines except to the extent that certain matters are preempted by federal Law. By execution and delivery of this Assignment, the Parties knowingly, voluntarily and irrevocably: (a) consent, for themselves and in respect of their property, to the exclusive jurisdiction of the federal and state courts of the State of New Mexico; (b) waive any immunity or objection, including any objection to personal jurisdiction or the laying of venue or based on the grounds of forum non conveniens, which they may have from or to the bringing of the dispute in such jurisdiction; (c) waive any personal service of any summons, complaint or other process that may be made by any other means permitted by the State of New Mexico; (d) waive any right to trial by jury; (e) agree that any such dispute shall be decided by court trial without a jury; and (f) agree that a Party may file an original counterpart or a copy of this Section 16 with any court as written evidence of the consents, waivers and agreements of the Parties set forth in this Section 16.
17.Notices. All notices, requests, demands and other communications under this Assignment must be in writing and must be delivered in person or sent by certified mail, postage prepaid, or by overnight delivery, and properly addressed as follows:
If to Assignor:
Navajo Transitional Energy Company, LLC
4801 N. Butler Avenue, Bldg. 2000
Farmington, New Mexico 87401
Attention:    Clark Moseley, Chief Executive Officer

With a copy to:

Navajo Transitional Energy Company, LLC
P.O. Box 11
Farmington, New Mexico 87499-011
Attention:    Clark Moseley, Chief Executive Officer

With a copy to:

Parsons Behle and Latimer
201 South Main St., Suite 201
Salt Lake City, Utah 84111
Attention: Nora R. Pincus
If to Lender:

4C Acquisition, LLC

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400 North Fifth Street, Station 9036
Phoenix, Arizona 85004
Attn: James R. Hatfield, Treasurer and Secretary

With a copy to:

Pinnacle West Capital Corporation
400 North Fifth Street, Station 8695
Phoenix, Arizona 85004
Attn: Shirley Baum, Associate General Counsel

If to PNW:

Pinnacle West Capital Corporation
400 North Fifth Street, Station 9036
Phoenix, Arizona 85004
Attn: James R. Hatfield, Chief Financial Officer

With a copy to:

Pinnacle West Capital Corporation
400 North Fifth Street, Station 8695
Phoenix, Arizona 85004
Attn: Shirley Baum, Associate General Counsel

Any Party may from time to time change its address for the purpose of notices to that Party by a similar notice specifying a new address, but no such change is effective until it is actually received by the Party sought to be charged with its contents.
All notices and other communications required or permitted under this Assignment which are addressed as provided in this Section 17 are effective upon delivery, if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice or communication shall be deemed not to have been received until the next succeeding Business Day.
18.Time is of the Essence. Time is of the essence of each term of this Assignment. Without limiting the generality of the foregoing, all times provided for in this Assignment for the performance of any act will be strictly construed.
19.No Third Party Beneficiaries. Except as may be specifically set forth in this Assignment, nothing in this Assignment, whether express or implied, is intended to confer any rights or remedies under or by reason of this Assignment on any Persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Assignment intended to relieve or discharge the obligation or liability of any third Persons to any Party, nor give any third Persons any right of subrogation or action against any Party. Notwithstanding the foregoing, APS is an express third party beneficiary of this Assignment, including Sections 3 and 5 hereof.

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20.Construction of Agreement. Ambiguities or uncertainties in the wording of this Assignment will not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties’ intent as of the date they executed this Assignment.
21.Attorneys’ Fees. In the event suit is brought or an attorney is required by any Party to enforce the terms of this Assignment or to collect for the breach hereof or for the interpretation of any provision herein in dispute, or in connection with any bankruptcy proceedings, the prevailing Party shall be entitled to recover, in addition to any other remedy, reimbursement for reasonable attorneys’ fees, court costs, costs of investigation and other related expenses incurred in connection therewith.
22.No Further Encumbrance. Assignor covenants and agrees that the 25% Coal Accounts Receivable Interest shall not be further encumbered and/or conveyed, in any manner whatsoever, without the express prior written consent of each of Lender and PNW.
23.No Waiver or Discharge. Assignor shall not be discharged, and the security herein shall not be waived, or anyway affected or impaired, and the priority of Assignees’ Liens hereunder shall in no way be affected or implied, by any extension of time, the making of additional advances or notes, any renewal or extension of the Secured Obligations, any modification to the terms of the Secured Obligations, any decrease or increase in the interest rate of any of the Secured Obligations, the taking of further security, releases of a part or all of the security, extinguishment or release of this Assignment as to all or any part of the 25% Coal Accounts Receivable Interest, or any other act except a release or discharge of this Assignment upon the full satisfaction of all Secured Obligations.
24.Definitions. As used in this Assignment, the following terms have the meanings specified in this Section 24. All definitions of singular terms are deemed to include the definition of the plural of that same term.
“25% Coal Accounts Receivable Interest” has the meaning given that term in Section 2.
“Assets” has the meaning given that term in the PSA.
“Assignment” means this Collateral Assignment, as it may be amended from time to time.
“APS” means Arizona Public Service Company, an Arizona corporation.
“Assignees” has the meaning given that term in the introductory paragraph of this Assignment.
“Assignor” has the meaning given that term in the introductory paragraph of this Assignment.
“Business Day” means a day other than Saturday, Sunday or a day on which banks are legally closed for business in the State of Arizona.
    “Closing” has the meaning given that term in the PSA.

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“Closing Date” has the meaning given that term in the PSA, and is the date of this Assignment.
“Credit Agreement” means that certain Credit Agreement, of even date herewith, between Assignor and Lender pursuant to which, among other things, Lender has agreed to finance the Purchase Price under the PSA.
“CSA” means the Amended and Restated Four Corners 2016 Coal Supply Agreement, dated as of June 29, 2018, but effective as of July 1, 2018, by and among Assignor, APS, Public Service Company of New Mexico, Salt River Project Agricultural and Improvement District, and Tucson Electric Power Company.
“Default” means (a) an Event of Default as defined in the Credit Agreement, including any event or circumstance which would constitute, with the giving of notice, the lapse of time, or both, if not cured, waived, or otherwise remedied during such time, a default or an event of default, and (b) an Event of Default as defined in the Financial Assurance Agreement, including any event or circumstance which would constitute, with the giving of notice, the lapse of time, or both, if not cured, waived, or otherwise remedied during such time, a default or an event of default.
“Financial Assurance Agreement” has the meaning given that term in Recital C.
“Four Corners Financial Assurance Policy” means the policy set forth as Exhibit 1 to Amendment No. 16 to the Four Corners Project Operating Agreement entered into as of May 15, 1969, by and among the owners who are also parties to the CSA as set forth in Recital D, as amended and in effect on the Closing Date.
“Governmental Authority” means any federal, state, local or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; any court or governmental tribunal; and any Tribal Authority; but does not include Assignor, Lender, APS, any affiliate thereof, or any of their respective successors in interest or any owner or operator of the Assets (if otherwise a Governmental Authority).
“Law” means all federal, state, local and tribal civil and criminal laws, statutes, regulations, rules, ordinances, codes, decrees, judgments, directives, or judicial or administrative orders.
“Lender” has the meaning given that term in the introductory paragraph of this Assignment.
“Lien” means any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.
“Note” means the Senior Secured Promissory Note of even date herewith, made by Assignor and described in the PSA and the Credit Agreement.
“Obligations” has the meaning given that term in the Credit Agreement.
“Party” means either Assignor, Lender or PNW, as the context requires; “Parties” means, collectively, Assignor, Lender and PNW.

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“Person” means an individual, partnership, joint venture, corporation, limited liability company, trust, association or unincorporated organization, or any Governmental Authority.
“PNW” has the meaning given that term in the introductory paragraph of this Assignment.
    “PSA” has the meaning given that term in Recital A.
“Purchase Price” has the meaning given that term in the PSA.
“Secured Obligations” has the meaning given that term in Section 2.
“Senior Lender” means KeyBank National Association, as Administrative Agent and Collateral Agent and each of the other lenders under the Senior Loan.
“Senior Loan” means the Credit Agreement dated as of July 25, 2016, by and between Navajo Transitional Energy Company, LLC, as the borrower and Senior Lender.
25.Credit Agreement and Financial Assurance Agreement. This Assignment is entered into pursuant to the Credit Agreement and the Financial Assurance Agreement, the terms and conditions of which, including waivers of sovereign immunity, are incorporated herein by reference.

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IN WITNESS WHEREOF, the Parties hereto have executed this Assignment as of the day and year first above written.
ASSIGNOR:

Navajo Transitional Energy, LLC,
a Navajo Nation limited liability company

By:
Name: Clark Moseley
Title: Chief Executive Officer

LENDER:

4C Acquisition, LLC,
a Delaware limited liability company

By:
Name: James R. Hatfield
Title: Treasurer and Secretary

PNW:

Pinnacle West Capital Corporation,
an Arizona corporation

By:
Name: James R. Hatfield
Title: Chief Financial Officer

[Collateral Assignment Signature Page]